As filed with the Securities and Exchange Commission on  January 15, 2008

Registration No. 333-147878

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAYLOR DEVICES, INC.
(Exact name of Registrant as specified in its charter)

NEW YORK	3569	16-0797789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

90 Taylor Dr.
P.O. Box 746
North Tonawanda, NY 14126
(716) 694-0800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sandra S. O'Loughlin, Esq.
Hiscock & Barclay, LLP
1100 M&T Center
3 Fountain Plaza
Buffalo, NY 14203-1414
Telephone  (716) 566-1563
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.025 per share	759,611	$6.515	$4,948,866	$151.94

(1)	This registration statement relates to common stock, $0.025 par value of Taylor Devices, Inc. ("Taylor") issuable to holders of common stock, $0.05 par value of Tayco Developments, Inc., a New York corporation ("Tayco"), in the proposed merger of Tayco with and into Taylor. The amount of Taylor common stock to be registered has been determined by multiplying (A) the exchange ratio of one share of Taylor common stock for each share of Tayco common stock) issued and outstanding, minus 228,317, the number of Tayco shares owned by Taylor prior to the merger.

(2)

Estimated solely for purposes of calculation of the registration fee in accordance with Rules 457(c) and (f) of the Securities Act of 1933, based upon the product of: (A) 759,611, the number of shares of Tayco common stock outstanding but not owned by Taylor prior to the merger, multiplied by (B) $6.515, the average of the high and low sale prices for shares of Taylor common stock as reported on the Nasdaq Small Cap Market on November 30, 2007.

(3)	Reflects the product of (a) 759,611 multiplied by (b) the proposed maximum aggregate offering price for shares of Taylor common stock.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                                [Taylor Logo]                                                                                   [Tayco Logo]

Joint Proxy Statement/Prospectus
759,611 shares offered in the merger

To the shareholders of Taylor Devices, Inc. and the shareholders of Tayco Developments, Inc.:

         After careful consideration, the boards of directors of Taylor and Tayco have each approved and adopted the terms of an agreement and plan of merger, and have determined that the proposals to be voted on, as described in the attached joint proxy statement / prospectus, are advisable and in your best interests.  The merger agreement provides for the merger of Tayco into Taylor, with Taylor as the surviving corporation.  The merger will allow the complementary operations of both companies - Tayco's patents and other intellectual property and the development  and manufacture of Taylor's products - to be fully integrated.  We expect the merger to result in significant synergies and reduced administrative expenses, especially expenses associated with maintaining each as a separate company which should benefit the shareholders of both companies.  We ask for your support in voting for the merger agreement at the respective meetings of our shareholders.

         In the merger, each outstanding share of Tayco common stock (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) will be converted into the right to receive one share of Taylor common stock.  Taylor common stock is traded on the Nasdaq Small Cap Market under the trading symbol "TAYD," and on January 8, 2008, the last trading day before the date of this joint proxy statement/prospectus, the closing price of Taylor common stock was $6.29 per share.  Tayco common stock is traded over the counter on Pink Sheets under the trading symbol "TYCO.PK," and on January 8, 2008,  the last trading day before the date of this joint proxy statement/prospectus, the closing price of Tayco common stock was  $5.11 per share.

         The boards of directors of Taylor and Tayco have approved and adopted the merger agreement and they each recommend that their shareholders vote FOR the merger agreement, as described in the attached materials. The attached joint proxy statement/prospectus provides detailed information concerning Taylor, Tayco and the merger.  Please give your careful attention to all of the information contained in the attached joint proxy statement/prospectus, including the merger agreement, which is included as APPENDIX A.  In particular, you should carefully consider the discussion in the section entitled "RISK FACTORS" on page 15.

         The boards of directors of Taylor and Tayco are convening special meetings of their shareholders in order to vote on the merger agreement and the merger.  As shareholders of Taylor and Tayco, you are cordially invited to attend your respective meetings to vote on the merger:

                           For Taylor shareholders:                                                                    For Tayco shareholders:
                               February 22, 2008                                                                                February 22, 2008
                                      10:00 A.M.                                                                                             11:00 A.M.

         Only shareholders who hold shares of Taylor and Tayco at the close of business on January 11, 2008  will be entitled to vote at their respective shareholder meeting.

         Your vote is very important, regardless of the number of shares you own.  Please vote as soon as possible to make sure that your shares are represented at the meeting.  To vote your shares, please complete and return the enclosed proxy card or follow the enclosed voting instructions.  If you are a holder of record, you may also cast your vote in person at the meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct the brokerage firm or bank how to vote your shares.

i

        We strongly support this merger of our companies and join our boards of directors in enthusiastically recommending that you vote FOR the merger agreement.

                                Douglas P. Taylor                                                                                Douglas P. Taylor
              Chairman of the Board, President and                                           Chairman of the Board, President and
                           Chief Executive Officer                                                                       Chief Executive Officer
                              Taylor Devices, Inc.                                                                       Tayco Developments, Inc.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of shares of Taylor common stock in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

         This joint proxy statement/prospectus is dated January 9, 2008 and is expected to be first mailed to holders of Taylor common stock and Tayco common stock on or about January 17, 2008.

TAYLOR DEVICES, INC.
90 Taylor Drive
P.O. Box 748
North Tonawanda, New York 14120-0748
(716) 694‑0800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

 NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of TAYLOR DEVICES, INC. ("Taylor") will be held at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York on February 22, 2008 at 10:00 A.M. for the following purposes:

 1.             To consider and vote to approve the Agreement and Plan of Merger dated as of November 30, 2007 between Taylor and Tayco     Developments, Inc. ("Tayco") (the "merger agreement"), pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor; and

 2.             To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

 All shareholders are invited to attend the Special Meeting.  Shareholders of record at the close of business on January 11, 2008,  the record date fixed by the board of directors, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

 Approval of the merger agreement requires the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of common stock of both Taylor and Tayco.  A failure to vote or a vote to abstain will have the same effect as a vote against the merger agreement.  In the event there are not sufficient votes to approve the proposal for the adoption of the merger agreement at the time of the meeting, the meeting may be adjourned in order to permit further solicitation.

 Taylor's board of directors has approved and adopted the merger agreement and recommends that Taylor shareholders vote FOR approval of the merger agreement.

 Your vote is important.  Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  A prompt response will greatly facilitate arrangements for the Special Meeting and your cooperation will be appreciated.  You may revoke your proxy in the manner described in this document before it has been voted at the Special Meeting.  Shareholders of record who attend the Special Meeting may vote their shares personally even if they have previously sent their proxies.

                                                                                                                                         BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                                        /s/Reginald B. Newman II                                                                                                                                                                           Reginald B. Newman II
                                                                                                                                        Secretary

DATED:         January 9, 2008
                        North Tonawanda, New York

TAYCO DEVELOPMENTS, INC.
100 Taylor Drive
P.O. Box 748
North Tonawanda, New York 14120-0748
(716) 694‑0877

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.

 NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. ("Tayco") will be held at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York on February 22, 2008 at 11:00 A.M. for the following purposes:

 1.             To consider and vote to approve the Agreement and Plan of Merger dated as of November 30, 2007 between Tayco and Taylor Devices, Inc. ("Taylor") (the "merger agreement") pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor; and

 2.             To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

 All shareholders are invited to attend the Special Meeting.  Shareholders of record at the close of business on January 11, 2008, the record date fixed by the board of directors, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

 Shareholders of Tayco who comply with the requirements of Section 623 of the New York Business Corporation Law will be entitled, if the merger is consummated, to seek an appraisal of their shares of common stock.    Approval of the merger agreement requires the affirmative vote of the holders of two-thirds (66 ⅔%) of the outstanding shares of common stock of both Taylor and Tayco.  A failure to vote or a vote to abstain will have the same effect as a vote against the merger agreement.  In the event there are not sufficient votes to approve the proposal for the adoption of the merger agreement at the time of the meeting, the meeting may be adjourned in order to permit further solicitation.

 Tayco's board of directors has approved and adopted the merger agreement and recommends that Tayco shareholders vote FOR approval of the merger agreement.

 Your vote is important.  Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  A prompt response will greatly facilitate arrangements for the Special Meeting and your cooperation will be appreciated.  You may revoke your proxy in the manner described in this document before it has been voted at the Special Meeting.  Shareholders of record who attend the Special Meeting may vote their shares personally even if they have previously sent their proxies.

                                                                                                                         BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                         /s/ Janice M. Nicely
                                                                                                                        Janice M. Nicely
                                                                                                                        Secretary

 DATED:         January 9, 2008
                        North Tonawanda, New York

QUESTIONS AND ANSWERS ABOUT THE MERGER

 Q:   Why are Taylor and Tayco proposing the merger?

A:

Taylor and Tayco are affiliated companies with complementary operations.  With the merger, Tayco's patents and other intellectual property will be fully integrated into the development and manufacture of Taylor's products.  The merger should result in significant synergies and reduced administrative expenses, especially expenses associated with maintaining each as a separate company which should benefit the shareholders of both companies.  To review the reasons for the merger in greater detail, see "THE MERGER-Reasons for the Merger."

Q:	What is the proposed merger?
A:

In the proposed merger, Tayco will merge with and into Taylor. Taylor will survive the merger, and Tayco will cease to exist as a separate company.  The merger agreement is attached to this joint proxy statement/prospectus as Appendix A. You are encouraged to read it carefully. See "THE MERGER-Structure of the Merger."

Q:	What will Tayco shareholders receive in the merger?
A:

Tayco shareholders will receive one share of Taylor common stock, referred to in this joint proxy statement/prospectus as the exchange ratio, in exchange for each Tayco share that they own. For example, if a shareholder owns 100 shares of Tayco common stock at the time of the merger, he or she will receive 100 shares of Taylor common stock after the merger.  See "THE MERGER-What You Will Receive in the Merger."

Q:	When do you expect to complete the merger?
A:

If approved, Taylor and Tayco will work to complete the merger as quickly as practicable. Taylor and Tayco expect to complete the merger in the first calendar quarter of 2008.  Because the merger is subject to various conditions, however, Taylor and Tayco cannot predict its exact date of completion.

Q:	Are there any risks involved in undertaking the merger?
A:	Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of this joint proxy statement/ prospectus entitled "RISK FACTORS" beginning on page 15.
Q:	Are there conditions to completion of the merger?
A:

Yes. Taylor's and Tayco's respective obligations to complete the merger are subject to the satisfaction or waiver of certain specified closing conditions.  If either Taylor or Tayco waives any condition, each company will consider the facts and circumstances at that time and make a determination regarding whether a resolicitation of proxies from its respective shareholders is appropriate.  See "TERMS OF THE MERGER AGREEMENT-Conditions to the Merger."

Q:	Will Taylor shareholders receive any shares as a result of the merger?
A:

No. Taylor shareholders will continue to hold the Taylor shares they currently own.  However, the issuance of Taylor common stock to Tayco shareholders will have a dilutive effect on the percentage ownership of each Taylor shareholder in the combined company.

Q:	Are Taylor or Tayco shareholders entitled to appraisal rights?
A:

Only Tayco shareholders are entitled to appraisal rights.  Shareholders of Tayco who comply with the requirements of Section 623 of the New York Business Corporation Law will be entitled, if the merger is completed, to seek an appraisal of their shares of common stock.  See "THE MERGER-Appraisal Rights," "RIGHTS OF DISSENTING SHAREHOLDERS" and APPENDIX D-Dissenters Rights Statute."

Q:	What are the tax consequences to me of the merger?
A:

The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to in this joint proxy statement/prospectus as the "Internal Revenue Code."  Assuming the merger qualifies as a reorganization for U.S. federal income tax purposes, Tayco shareholders generally will not recognize any gain or loss in the merger, except to the extent of any cash received instead of fractional shares of Taylor common stock.  The tax consequences of the merger to you will depend on your own situation.  You should consult your tax advisor for a full understanding of the U.S. federal and any state, local and foreign tax consequences of the merger to you.  See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

Q:	Should Taylor shareholders send in their stock certificates?
A:	No. Taylor shareholders will continue to own their shares of Taylor common stock after the merger and should not send in their stock certificates.
Q:	Should Tayco shareholders send in their stock certificates?
A:	No. Once the merger is consummated, instructions will be sent to you regarding the exchange of your Tayco stock certificates for the consideration payable to you in the merger.
Q:	What am I being asked to vote on?
A:	Both Taylor and Tayco shareholders are being asked to vote FOR the merger agreement.
Q:	What vote of Taylor and Tayco shareholders is required to approve the merger agreement?
A:

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote of both Taylor and Tayco.  A failure to vote or a vote to abstain will have the same effect as a vote against the merger agreement. See "THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS-Vote and Quorum Required" and "THE SPECIAL MEETING OF TAYCO SHAREHOLDERS-Vote and Quorum Required."

Q:	Do the boards of directors of Taylor and Tayco recommend the adoption of the merger agreement and approval of the merger?
A:

Yes.  Taylor's board of directors recommends that Taylor shareholders vote FOR the merger agreement; and Tayco's board of directors recommends that Tayco shareholders vote FOR the merger agreement.  See "THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS-Recommendation of Taylor's Board of Directors" and "THE SPECIAL MEETING OF TAYCO SHAREHOLDERS-Recommendation of Tayco's Board of Directors."

Q:	How do I vote?
A:

If you hold Taylor common stock or Tayco common stock directly in your own name, you may vote by mailing a proxy card.  The proxy cards contain instructions concerning voting options.  Vote or mail your signed proxy card in the enclosed return envelope as soon as possible after carefully reading this joint proxy statement / prospectus, so that your shares may be represented at the Special Meeting of Shareholders.  You also may attend the Special Meeting in person instead of submitting a proxy.  If your shares are held in "street name" by your broker, see the next question below.  Your vote is important regardless of the number of shares that you own.  See "THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS-Voting of Proxies at the Special Meeting and Revocation of Proxies" and "THE SPECIAL MEETING OF TAYCO SHAREHOLDERS-Voting of Proxies at the Special Meeting and Revocation of Proxies."

Q:   My broker holds my shares in "street name"-will my broker vote my shares?

A:

No, not unless you follow the voting directions that your broker provides to you.  If you fail to provide your broker with instructions, it will have the same effect as a vote against approval of the merger agreement and against the merger.  See "THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS-Abstentions and Broker Non-Votes" and "THE SPECIAL MEETING OF TAYCO SHAREHOLDERS-Abstentions and Broker Non-Votes."

Q:	Can I change my vote after mailing my proxy?
A:

Yes.  You can change your vote by delivering a signed notice of revocation, or a later-dated, signed proxy card to the Shareholder Relations Manager of Taylor, or to the corporate Secretary of Tayco, as the case may be, before the shareholder meeting, or by attending the Special Meeting and voting in person if you hold your shares in your own name.  See "THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS-Voting of Proxies at the Special Meeting and Revocation of Proxies" and "THE SPECIAL MEETING OF TAYCO SHAREHOLDERS-Voting of Proxies at the Special Meeting and Revocation of Proxies."

Q:	What if I don't vote?
A:	If you do not vote, or if you abstain from voting, it will have the same effect as a vote against the merger and merger agreement.
Q:	Whom can I call with questions?
A:	If you have any questions about the merger, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

            Taylor shareholders:

Taylor Devices, Inc. 90 Taylor Drive, P.O. Box 748 North Tonawanda, NY 14120-0748 (716) 694-0800	Kathleen A. Nicosia, Shareholder Relations Manager

            Tayco shareholders:

Tayco Developments, Inc. 100 Taylor Drive, P.O. Box 748 North Tonawanda, NY 14120-0748 (716) 694-0877	Janice M. Nicely, Secretary

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or if they prove incorrect, could cause the results of Taylor and Tayco to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about future financial and operating results (including projections of earnings, revenues, synergies, accretion, margins or other financial items); products and operations; benefits of the transaction to customers, shareholders and employees; potential cost savings resulting from the transaction; the ability of the combined companies to drive growth and expand customer and partner relationships; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings, approvals and closings relating to the merger; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "will," "may," "should," "would," "projects," "predicts," "continues," and similar expressions or the negative of these terms help to identify these forward looking statements.

        The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the merger and the challenges of achieving anticipated synergies and cost savings; the possibility that the merger may not close; the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; and other risks more particularly described in "RISK FACTORS," and in the documents that are incorporated by reference into this joint proxy statement/prospectus.

        If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, results of the Taylor and Tayco merger could differ materially from the expectations in these statements. Taylor and Tayco are not under any obligation, and do not intend, to update their respective forward-looking statements.

SUMMARY

        This joint proxy statement/prospectus pertains to the merger of Taylor and Tayco, and it is being sent to the holders of common stock of Taylor and to the holders of common stock of Tayco.  This summary highlights selected information from this document.  It does not contain all of the information that is important to you. Taylor and Tayco urge you to carefully read this joint proxy statement/prospectus, as well as the attached and referenced documents, to fully understand the merger.  In particular, you should read the merger agreement, which is attached as APPENDIX A and which, together with the other appendices, is incorporated by reference into this joint proxy statement/prospectus.  To learn where you can obtain more information on Taylor and Tayco, see "WHERE YOU CAN FIND MORE INFORMATION."  References to "Taylor" and "Tayco" mean Taylor Devices, Inc. and Tayco Developments, Inc., respectively, including in each instance their mutually owned subsidiary, Tayco Realty, Inc. ("Tayco Realty").

The Parties to the Merger

Taylor Devices, Inc

        Taylor was incorporated in the State of New York on July 22, 1955 and is engaged in the design, development, manufacture and marketing of shock absorption, rate control, and energy storage devices for use in various types of machinery, equipment and structures.  Taylor and Tayco are affiliates which share related management and operations.  Most of Taylor's products are manufactured utilizing patents developed by Tayco pursuant a License Agreement between Taylor and Tayco dated December 16, 1955 and revised November 1, 1959 (the "License Agreement").  In addition to manufacturing and selling existing product lines, Taylor continues to develop new and advanced products, often using Tayco intellectual property.

        At November 30, 2007, Taylor had consolidated assets of $16 million, liabilities of $5 million and shareholders' equity of $11 million.   Taylor's audited consolidated financial statements for the year ended May 31, 2007 are attached to this proxy statement as APPENDIX E.

        The executive office of Taylor is located at 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748. Its telephone number at that address is (716) 694‑0800.

Tayco Developments, Inc

        Tayco was incorporated in the State of New York on July 22, 1955 and is a patent holding company affiliated with Taylor. Tayco engages in research, development and licensing to manufacture shock and vibration isolators, energy storage and shock absorption components for use on various types of vehicles, machinery and equipment. Tayco sells Taylor certain research and development services and, pursuant to the License Agreement, licenses Taylor the rights to manufacture and sell products using Tayco's intellectual property.

        At November 30, 2007, Tayco had consolidated assets of $3 million, zero liabilities and shareholders' equity of $3 million.  Tayco's audited consolidated financial statements for the year ended May 31, 2007 are attached to this proxy statement as APPENDIX F.

        The executive office of Tayco is located at 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748. Its telephone number at that address is (716) 694‑0877.

The Special Meeting of Taylor Shareholders

Place, Time and Date

        The Special Meeting of Taylor shareholders is scheduled to be held at 10:00 A.M., local time, on February 22, 2008, at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York .

Matters to Be Considered

        At the Special Meeting, or any adjournment or postponement thereof, the shareholders of Taylor will be asked to vote to approve the merger agreement.  Shareholders of Taylor also may consider and vote upon such other matters as are properly brought before the Special Meeting.  As of the date hereof, we know of no other business that will be presented at the Special Meeting.

Record Date; Vote Required

        Only the shareholders of record of Taylor at the close of business on January 11, 2008 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 3,156,061  shares of Taylor common stock outstanding and entitled to vote at the Special Meeting.

        Each shareholder of Taylor will be entitled to cast one vote per share held at the Special Meeting.  Such vote may be exercised in person or by properly executed proxy.  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum.

        The affirmative vote of the holders of at least two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote at the Special Meeting, or 2,104,041 shares of Taylor, is required for approval of the merger agreement.  As a result, abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement.

Beneficial Ownership of Common Stock

        As of the Record Date, the directors and executive officers and other affiliates of Taylor, including Tayco, beneficially owned in the aggregate 810,883 shares of the common stock, or 25.8% of the outstanding shares of common stock entitled to vote at the Special Meeting.  The directors and executive officers have each agreed to vote their shares in favor of the merger agreement.

        Taylor owns 228,317 shares of Tayco stock, or approximately 23.1% of the Tayco shares issued and outstanding; and Tayco owns 697,567 shares of Taylor stock, or approximately 22.2% of the Taylor shares issued and outstanding.  These shares will be voted to approve the merger agreement, and upon completion of the merger will be converted into Taylor shares and held in Taylor's treasury.  See "THE MERGER-Structure of the Merger-Table of Cross‑Ownership and Shares Outstanding."

Proxies

        Shares of common stock represented by properly executed proxies received prior to or at the Special Meeting will, unless such proxies have been revoked, be voted at the Special Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the merger agreement.

        Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to Kathleen A. Nicosia, the Shareholder Relations Manager of Taylor, at 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748, or at the Special Meeting on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, or a later-dated proxy relating to the same shares of common stock, or by attending the Special Meeting and voting in person.  Attendance at the Special Meeting will not by itself constitute the revocation of a proxy.

        If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment.  As of the date of this proxy statement, we know of no such other matters.

        Taylor will bear the cost of solicitation of proxies from its shareholders.  Taylor and Tayco have each retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $7,000 (total from Taylor and Tayco), plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of Taylor may solicit proxies in person, by mail or by telephone, but no employee of Taylor will receive any compensation for solicitation activities in addition to his or her regular compensation.  Taylor will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Taylor's common stock.

        You are requested to complete, date and sign the accompanying form of proxy and to return it promptly in the enclosed postage-paid envelope.

The Independent Auditors Will Be Available at the Meeting

        The independent auditors of Taylor, Lumsden & McCormick, LLP, will have one or more representatives at the Special Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

The Special Meeting of Tayco Shareholders

Place, Time and Date

        The Special Meeting of Tayco shareholders is scheduled to be held at 11:00 A.M., local time, on February 22, 2008, at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York.

Matters to Be Considered

        At the Special Meeting, or any adjournment or postponement thereof, the shareholders of Tayco will be asked to vote to approve the merger agreement.  Shareholders of Tayco also may consider and vote upon such other matters as are properly brought before such Special Meeting.  As of the date hereof, we know of no other business that will be presented at the Special Meeting.

Record Date; Vote Required

        Only the shareholders of record of Tayco at the close of business on January 11, 2008 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 987,928 shares of Tayco common stock outstanding and entitled to vote at the Special Meeting.

        Each shareholder of Tayco will be entitled to cast one vote per share held at the Special Meeting.  Such vote may be exercised in person or by properly executed proxy.  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum.

        The affirmative vote of the holders of at least two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote at the Special Meeting, or 658,619  shares of Tayco, is required for approval of the merger agreement.  As a result, abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement.

Beneficial Ownership of Common Stock

        As of the Record Date, the directors and executive officers and other affiliates of Tayco, including Taylor, beneficially owned in the aggregate 374,898 shares of the common stock, or 38% of the outstanding shares of common stock entitled to vote at the Special Meeting.  The directors and executive officers have each agreed to vote their shares in favor of the merger agreement.

        Taylor owns 228,317 shares of Tayco stock, or approximately 23.1% of the Tayco shares issued and outstanding.  Tayco owns 697,567 shares of Taylor stock, or approximately 22.2% of the Taylor shares issued and outstanding.  Tayco's Taylor shares will be voted to approve the merger agreement, and upon completion of the merger will be cancelled without conversion or payment of the merger consideration.  See "THE MERGER-Structure of the Merger-Table of Cross‑Ownership and Shares Outstanding."

Proxies

        Shares of common stock represented by properly executed proxies received prior to or at the Special Meeting will, unless such proxies have been revoked, be voted at the Special Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the merger agreement.

        Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to Janice M. Nicely, the Secretary of Tayco, at 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748, or at the Special Meeting on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, or a later-dated proxy relating to the same shares of common stock, or by attending the Special Meeting and voting in person.  Attendance at the Special Meeting will not by itself constitute the revocation of a proxy.

        If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment.  As of the date of this proxy statement, we know of no such other matters.

        Tayco will bear the cost of solicitation of proxies from its shareholders.  Taylor and Tayco have each retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $7,000  (total from Taylor and Tayco), plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Taylor may solicit proxies in person, by mail or by telephone, but no employee of Taylor will receive any compensation for solicitation activities in addition to his or her regular compensation.  Tayco will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Tayco's common stock.

        You are requested to complete, date and sign the accompanying form of proxy and to return it promptly in the enclosed postage-paid envelope.

        Do not forward Tayco stock certificates with your proxy cards.

The Independent Auditors Will Be Available at the Meeting

        The independent auditors of Tayco, Lumsden & McCormick, LLP, will have one or more representatives at the Special Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

Opinions of Financial Advisors

Financial Advisor of Taylor

        In connection with the merger, Taylor's board of directors considered the opinion dated September 26, 2007 from its financial advisor, Empire Valuation Consultants, LLC ("Empire"), as to the fairness of the exchange ratio, from a financial point of view, to holders of Taylor common stock (other than affiliates).  The opinion is based upon and subject to certain qualifications, limitations and other matters described in the opinion.  A copy of Empire's opinion is attached and incorporated by reference to this joint proxy statement/prospectus as APPENDIX B.  You are encouraged to read the opinion in its entirety and carefully consider the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken.  Empire's opinion is addressed to Taylor's board of directors and does not constitute a recommendation as to how any shareholder should vote with respect to the merger agreement.  See "THE MERGER-Opinion of Taylor's Financial Advisor."

Financial Advisor of Tayco

        In connection with the merger, Tayco's board of directors considered the opinion dated as of May 23, 2007 from its financial advisor, ValuQuest Business Appraisals ("ValuQuest"), as to the fairness of the exchange ratio, from a financial point of view, to holders of Tayco common stock (other than affiliates).  The opinion is based upon and subject to certain qualifications, limitations and other matters described in the opinion.  A copy of ValuQuest's opinion is attached and incorporated by reference to this joint proxy statement/prospectus as APPENDIX C.  You are encouraged to  read the opinion in its entirety and carefully consider the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken.  ValuQuest's opinion is addressed to Tayco's board of directors and does not constitute a recommendation as to how any shareholder should vote with respect to the merger agreement.  See "THE MERGER-Opinion of Tayco's Financial Advisor."

Directors and Executive Officers following the Merger

        Following the merger, Tayco will be merged into Taylor, and Tayco will cease to exist as an independent company.  Taylor will become the surviving corporation and its directors and executive officers will remain unchanged.  Douglas P. Taylor, the president and chief executive officer of both Taylor and Tayco, has served as chairman of both boards of directors since 1991.  Following completion of the merger, Douglas P. Taylor will continue to serve as chairman of Taylor's board of directors.

The Merger Agreement

        This joint proxy statement/prospectus relates to the proposed acquisition of Tayco by Taylor pursuant to an Agreement and Plan of Merger, dated as of November 30, 2007, by and between Taylor and Tayco. Pursuant to the merger agreement, Tayco will be merged with and into Taylor.  See "THE MERGER-Structure of the Merger."

        Upon completion of the merger, Tayco shareholders will receive one share of Taylor common stock for each share of Tayco common stock they hold. Only whole shares of Taylor common stock will be issued in the merger.  See "THE MERGER-What You Will Receive in the Merger."

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of New York, or at such other date and time as may be specified in the certificate.  Taylor and Tayco intend to file the certificate of merger as soon as practicable after the requisite approvals of Taylor's and Tayco's shareholders have been obtained and the other conditions set forth in the merger agreement have been satisfied or, where permissible, waived.  See "TERMS OF THE MERGER AGREEMENT-Effective Time; Closing."

        A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus.  You are strongly encouraged to read it in its entirety.

Interests of Certain Persons in the Merger

        Some of the directors and executive officers of Taylor and Tayco have interests in the merger that are different from, or are in addition to, the interests of their respective company's shareholders.  See "THE MERGER-Interests of Certain Persons in the Merger."

Accounting Treatment of the Merger

        In accordance with U.S. generally accepted accounting principles, Taylor will account for the merger using the purchase method of accounting. Under this method of accounting, Taylor will record the market value of its common stock issued in connection with the merger and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring Tayco.  Taylor will allocate the estimated purchase price to the net tangible and amortizable intangible assets acquired (including developed and core technology and patents, customer contracts and lists, and distribution agreements), intangible assets with indefinite lives and in-process research and development, based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill.  See "THE MERGER-Accounting Treatment."

The Exchange Agent

        Registrar and Transfer Company will act as the exchange agent in connection with the merger and is hereafter referred as the "Exchange Agent."

Stock Price and Dividend Information

        Taylor is traded on the Nasdaq Small Cap Market under trading symbol TAYD.  As of January 8, 2008, the stock price is $6.29 per share, the average volume traded is approximately 10,500 shares per day, and the market capitalization is $19.85 million. Taylor has not declared stock or cash dividends since 1988.

        Tayco is traded over the counter on the Pink Sheets under the trading symbol TYCO.PK. As of January 8, 2008, the stock price is $5.11 per share, the average volume traded is approximately 1,400 shares per day, and the market capitalization is $5.05 million.   Tayco has not declared stock or cash dividends since 1988.

Appraisal Rights

        Tayco shareholders who comply with the requirements of Section 623 of the New York Business Corporation Law will be entitled, if the merger is consummated, to seek an appraisal of their shares of common stock.  See "RIGHTS OF DISSENTING SHAREHOLDERS" and APPENDIX D.

        Taylor shareholders do not have rights of appraisal, otherwise known as "dissenters' rights."

Risk Factors

        In evaluating the merger and transactions contemplated in connection with the merger, you should consider certain risks associated with the merger and with Taylor as the surviving corporation, as discussed in the section of this joint proxy statement/prospectus entitled "RISK FACTORS" which begins on page 15.

Summary Selected Financial Data

	Nov-07	May-07	May-06	May-05	May-04	May-03
Q1
Taylor Devices, Inc. Consolidated
Net Sales	$ 8,685	$ 16,501	$ 14,751	$ 11,216	$ 13,021	$ 13,872
Net Income (Loss)	$ 462	$ 619	$ 486	$ 202	$ (59)	$ 351
Earnings per share	$ 0.15	$ 0.20	$ 0.16	$ 0.07	$ (0.02)	$ 0.12

Total Assets	$ 16,359	$ 16,652	$ 17,385	$ 14,891	$ 13,224	$ 19,447
Long-term debt, (including current portion)	$ 383	$ 521	$ 763	$ 987	$ 1,207	$ 1,415

Book value per share	$ 3.53	$ 3.37	$ 3.13	$ 2.97	$ 2.87	$ 2.90
Cash dividends per share	$ -	$ -	$ -	$ -	$ -	$ -

Tayco Developments, Inc.
Net Sales	$ 144	$ 253	$ 226	$ 422	$ 624	$ 526
Net Income	$ 118	$ 183	$ 62	$ 114	$ 94	$ 187
Earnings per share	$ 0.12	$ 0.19	$ 0.06	$ 0.12	$ 0.10	$ 0.19

Total Assets	$ 3,933	$ 3,814	$ 3,634	$ 3,564	$ 3,418	$ 3,330
Long-term debt	$ -	$ -	$ -	$ -	$ -	$ -

Book value per share	$ 3.97	$ 3.85	$ 3.67	$ 3.59	$ 3.45	$ 3.36
Cash dividends per share	$ -	$ -	$ -	$ -	$ -	$ -

Summary Selected Pro Forma Financial Data

Pro Forma Taylor Devices, Inc. Consolidated

Net Sales	$ 8,685	$ 16,501	$ 14,751	$ 11,216	$ 13,021	$ 13,872
Extraordinary gain	$ -	$ 410	$ -	$ -	$ -	$ -
Net Income	$ 474	$ 1,066	$ 448	$ 257	$ 30	$ 433
Earnings per share	$ 0.15	$ 0.34	$ 0.14	$ 0.08	$ 0.01	$ 0.15

Total Assets	$ 16,568	$ 16,859	$ 17,515	$ 14,765	$ 12,884	$ 19,260
Long-term debt, (including current portion)	$ 383	$ 521	$ 763	$ 987	$ 1,207	$ 1,415

Book value per share	$ 3.72	$ 3.58	$ 3.34	$ 3.19	$ 3.08	$ 3.12
Cash dividends per share	$ -	$ -	$ -	$ -	$ -	$ -

 Note: All amounts are in thousands except per share amounts.

The Pro Forma Taylor Devices, Inc. Consolidated Statement of Income amounts above are presented as if the merger had been consummated on June 1, 2007.
The Pro Forma Taylor Devices, Inc. Consolidated Balance Sheet amounts and Book value per share are presented as if the merger had been consummated on the last day of the fiscal period shown.

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of November 30, 2007

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented as if the merger had been consummated on November 30, 2007.   This Pro Forma Condensed Combined Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Condensed Combined Consolidated Statement of Income and the historical financial statements and notes thereto included in this filing.  The Pro Forma Condensed Combined Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial results would have been had the merger been consummated nor does it purport to represent the future financial position of Devices and Developments on a combined basis.

TAYLOR DEVICES, INC. AND SUBSIDIARY Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet November 30, 2007

					Pro Forma Combined
	Taylor Devices, Inc.	Tayco
		Developments,	Pro Forma
	Consolidated	Inc.	Adjustments
Assets
Current assets:
Cash	$ 135,118	$ 788,194	$ -		$ 923,312
Accounts receivable, net	2,308,317	-			2,308,317
Receivables - affiliates	-	102,764	(102,764)	(a)	-
Inventory	6,214,115	-			6,214,115
Costs and estimated earnings in excess of billings	1,442,417	-			1,442,417
Other current assets	504,145	16,338			520,483
Deferred tax assets	669,400	-	.		669,400
Total current assets	11,273,512	907,296	(102,764)		12,078,044

Property and equipment, net

	3,544,953	-	(139,274)	(b)	3,405,679
Investment in affiliate, at equity	455,327	2,962,747	(3,418,074)	(c)	-

Maintenance and other inventory, net

	943,996	-			943,996
Intangible and other assets, net	140,729	63,405	(63,405)	(b)	140,729

	$ 16,358,517	$ 3,933,448	$ (3,723,517)		$ 16,568,448

Liabilities And Stockholders' Equity

Current liabilities:
Short-term borrowings and current portion of long-term debt	$ 1,115,296	$ -	$ -		$ 1,115,296
Payables - trade	1,405,387	-			1,405,387
Accrued commissions	573,953	-			573,953
Billings in excess of costs and estimated earnings	130,600	-			130,600
Other current liabilities	952,074	8,950	.		961,024
Total current liabilities	4,177,310	8,950	-		4,186,260

Long-term debt	158,334	-			158,334
Payables - affiliates	102,764	-	(102,764)	(a)	-
Deferred tax liabilities	281,585	-			281,585

Minority stockholder's interest	540,465	-	(540,465)	(c)	-

Stockholders' equity
Common stock	85,287	49,696	(42,437)	(d)	92,546
Additional paid-in-capital	4,791,937	714,675	1,310,593	(e)	6,817,205
Retained earnings	7,276,917	3,171,549	(2,761,647)	(f)	7,686,819
	12,154,141	3,935,920	(1,493,491)		14,596,570
Less: Treasury stock, at cost	1,056,082	11,422	1,586,797	(g)	2,654,301
	11,098,059	3,924,498	(3,080,288)		11,942,269

	$ 16,358,517	$ 3,933,448	$ (3,723,517)		$ 16,568,448

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the six months ended November 30, 2007

The following unaudited Pro Forma Condensed Combined Consolidated Statement of Income is presented as if the merger had been consummated on June 1, 2006.  This Pro Forma Condensed Combined Consolidated Statement of Income should be read in conjunction with the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet and the historical financial statements and notes thereto included in this filing.  The Pro Forma Condensed Combined Consolidated Statement of Income is unaudited and is not necessarily indicative of what the actual financial results would have been had the merger been consummated nor does it purport to represent the future financial position of Devices and Developments on a combined basis.

TAYLOR DEVICES, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Consolidated Income Statement
For the six months ended
November 30, 2007
					Pro Forma Combined
	Taylor Devices,	Tayco
		Developments,	Pro Forma
	Inc.	Inc.	Adjustments

Sales, net	$ 8,684,591	$ 143,895	$ (143,895)	(h)	$ 8,684,591
Cost of sales	5,730,645	42,207	(143,895)	(h)	5,628,957
Gross profit	2,953,946	101,688	-		3,055,634

Selling, general & administrative expenses	2,124,596	122,660	-		2,247,256
Operating income	829,350	(20,972)	-		808,378

Other income / (expense)	(55,957)	20,685	-		(35,272)
Income before provision for income taxes, equity in net income of affiliate and minority stockholder's interest	773,393	(287)	-		773,106

Provision for income taxes	295,700	3,200	-		298,900
Income before equity in net income of affiliate and minority stockholder's interest	477,693	(3,487)	-		474,206

Equity in net income of affiliate	3,807	121,440	(125,247)	(c)	-
Income before minority stockholder's interest	481,500	117,953	(125,247)		474,206

Minority stockholder's interest	(19,961)	-	19,961	(c)	-

Net income	$ 461,539	$ 117,953	$ (105,286)		$ 474,206

Basic and diluted earnings per common share	$ 0.15				$ 0.15

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the year ended May 31, 2007

The following unaudited Pro Forma Condensed Combined Consolidated Statement of Income is presented as if the merger had been consummated on June 1, 2006.  This Pro Forma Condensed Combined Consolidated Statement of Income should be read in conjunction with the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet and the historical financial statements and notes thereto included in this filing.  The Pro Forma Condensed Combined Consolidated Statement of Income is unaudited and is not necessarily indicative of what the actual financial results would have been had the merger been consummated nor does it purport to represent the future financial position of Devices and Developments on a combined basis.

TAYLOR DEVICES, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Consolidated Income Statement
For the year ended
May 31, 2007
					Pro Forma Combined
	Taylor Devices,	Tayco
		Developments,	Pro Forma
	Inc.	Inc.	Adjustments

Sales, net	$ 16,501,400	$ 253,350	$ (253,350)	(h)	$ 16,501,400
Cost of goods sold	10,746,281	81,545	(253,350)	(h)	10,574,476
Gross profit	5,755,119	171,805	-		5,926,924

Selling, general & administrative expenses	4,411,678	173,189	.		4,584,867
Operating income	1,343,441	(1,384)	-		1,342,057

Other income / (expense)	(288,701)	21,386	.		(267,315)
Income before provision for income taxes, equity in net income of affiliate, minority stockholder's interest and extraordinary gain	1,054,740	20,002	-		1,074,742

Provision for income taxes	410,000	8,400	.		418,400
Income before equity in net income of affiliate, minority stockholder's interest and extraordinary gain	644,740	11,602	-		656,342

Equity in net income of affiliate	11,142	171,545	(182,687)	(c)	-
Income before minority stockholder's interest and extraordinary gain	655,882	183,147	(182,687)		656,342

Minority stockholder's interest	(36,609)		36,609	(c)	-
Extraordinary gain			434,414	(b)	434,414
Net income	$ 619,273	$ 183,147	$ 288,336		$ 1,090,756

Basic and diluted earnings per common share	$ 0.20				$ 0.35

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following adjustments were applied to the historical financial statements of Devices and Developments to arrive at the unaudited pro forma condensed combined financial statements:

        (a)    Elimination of reciprocal receivables and payables between the two companies.

        (b)    Allocation of the excess of fair value of acquired net assets over the cost.  The fair value of the net assets of Developments exceeded the cost by $612,581.   In accordance with FAS 141, this excess was allocated as follows:

                a.    Property and equipment, net was reduced by $139,274.   This represents Developments' 42% equity interest in the $331,604 of property and equipment owned by Realty.

                b.    Patents, net was reduced by $63,405.   This is equal to the unamortized value of patents owned by Tayco Developments.

                c.    Retained Earnings was increased by $409,902.   As there are no other assets of Developments' that may be reduced, this excess must be recognized as an extraordinary gain on the income statement of the merged company, which would then be included in retained earnings.

        (c)    Elimination of the equity interest that Devices and Developments have in each other as well as Developments' equity interest in Realty.

        (d)    The elimination of Developments' Common Stock ($49,696) and the cancellation (at the par value of $0.025 per share) of 697,567 shares of Devices' stock previously held by Developments ($17,439) offset by the issuance of 987,928 shares of Devices' stock to Developments' shareholders at the par value of $0.025 per share ($24,698).

        (e)    The elimination of Developments' Paid-in Capital ($714,675) and the cancellation of 697,567 shares of Devices' stock previously held by Developments, at a value equal to the excess of market value of $7.00 over par value (noted in (d), above), per share ($4,865,530) offset by the issuance of 987,928 shares of Devices' stock to Developments' shareholders at a value equal to the excess of market value of $7.00 over par value (noted in (d), above), per share ($6,890,798).

        (f)    The elimination of Developments' Retained Earnings ($3,171,549)  offset by the extraordinary gain recognized ($409,902)  in note (b) c., above.

        (g)    The elimination of Developments' Treasury Stock ($11,422) offset by the transfer of 228,317 shares of Devices' stock to Treasury Stock at the market value of $7.00 per share ($1,598,219).  The 228,317 shares were issued to Devices, as shareholder of Developments, in payment for the shares of Developments held by Devices.

        (h)    Elimination of reciprocal sales and cost of sales between the two companies.

RISK FACTORS

        By voting for the merger agreement at the Tayco Special Meeting, Tayco shareholders will be choosing to invest in Taylor common stock.  An investment in Taylor common stock involves a high degree of risk.  The discussion of various risks factors below is not intended to be exhaustive, but a summary only, and does not necessarily reflect their relative importance.  In addition to the other information contained in this document, Taylor and Tayco shareholders should carefully consider the following risk factors in deciding whether to vote for the merger agreement, and should keep these risk factors in mind when they read forward-looking statements. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."

Risks Related to the Merger

Tayco shareholders will receive a fixed exchange ratio of Tayco common stock to Taylor common stock despite changes in the market value of Taylor common stock or Tayco common stock.

        Upon completion of the merger, each share of Tayco common stock will be converted into one share of Taylor common stock.  There will be no adjustment to the consideration payable to Tayco shareholders in connection with the merger for changes in the market price of Taylor common stock or Tayco common stock.  In addition, neither Taylor nor Tayco may terminate the merger agreement solely because of changes in the market price of the other company's common stock.  Accordingly, the dollar value of Taylor common stock that Tayco shareholders will receive in the merger may be different from the dollar value of Taylor common stock on the date when Tayco shareholders and Taylor shareholders approve the merger agreement.  Historically, share prices of the common stock of both Tayco and Taylor have experienced significant volatility.  Taylor cannot predict or give any assurances as to the market price of Taylor common stock at any time before or after the completion of the merger.  You should obtain recent market quotations of Taylor and Tayco common stock before you return your proxy card or cast your vote at the applicable Special Meeting of shareholders.

If the merger is not completed, Taylor's and Tayco's stock prices and future businesses and operations could be harmed.

        Taylor's and Tayco's obligations to complete the merger are subject to various conditions, a number of which are beyond their control.  If the merger is not completed for any reason, each company may be subject to a number of material risks, including the following:

  the price of Taylor common stock and Tayco common stock may decline;

  costs related to the merger, such as financial advisory, legal, accounting and printing fees, must be paid even if the merger is not completed; and

  if the merger is not completed, Taylor and Tayco will fail to derive the benefits expected to result from the merger.

The market price of Taylor common stock may decline as a result of the merger.

        At November 30, 2007, there were 2,458,494  shares of Taylor stock issued and outstanding, not counting the 697,567 shares of Taylor stock owned by Tayco.  These 2,458,494 Taylor shares, which include shares owned by directors and officers of Taylor, can be traded on the public securities market if the holders so desire.  Upon completion of the merger, and despite the large block of Taylor shares owned by Tayco having been cancelled, the number of Taylor shares outstanding will increase by 759,611 or approximately 31.0%.  This increase could depress the market price of Taylor common stock, as could Taylor's failure to achieve the perceived benefits of the merger as rapidly or to the extent anticipated by the companies, or their financial or industry analysts.  See "THE MERGER-Structure of the Merger-Table of Cross‑Ownership and Shares Outstanding."

Taylor and Tayco officers and directors have conflicts of interest that may influence them to support or approve the merger.

        The directors and officers of Tayco and Taylor have interests in the merger that are different from, or in addition to, those of other Tayco and Taylor shareholders.  The directors and officers of Tayco and Taylor are more likely to recommend and approve the merger agreement than shareholders without these interests. Taylor and Tayco shareholders should consider whether such interests might have influenced these directors and officers to support or recommend the merger. These interests include the following:

  Taylor has agreed to indemnify each present and former Tayco officer and director against liabilities arising out of his or her services as an officer or director of Tayco prior to the merger;

  Messrs. Douglas P. Taylor and Richard G. Hill, each a director, officer and shareholder of Taylor, with their families, own or control 96,951 Tayco shares, or 9.8%; and

  If the merger is completed and all Tayco shares are converted into Taylor shares, Messrs. Taylor and Hill and members of the Taylor family, as well as other affiliates of Taylor who own shares of Tayco, will more easily be able to sell their shares.

           See "THE MERGER-Interests of Certain Persons in the Merger."

The merger could go forward in certain circumstances, if Taylor or Tayco waive a breach despite a material adverse effect.

        In general, either Taylor or Tayco can refuse to complete the merger if breaches by the other company of its representations and warranties rise to the level of a material adverse effect.  However, neither Taylor nor Tayco may unilaterally refuse to complete the merger simply because:

  there is a decrease in such entity's stock price or a failure to meet or exceed investment research analysts' earnings or other estimates or projections;

  there is any material adverse effect that directly and primarily results from the public announcement of the merger agreement;

  there is any change in any applicable laws or regulations or applicable generally accepted accounting principles; or

  there is any change, event, or circumstance in the markets in which Taylor or Tayco operates or in U.S. or global economic conditions or financial markets generally, or any change, event or circumstance occurs resulting from an outbreak or escalation of hostilities, or a declaration by the United States of a national emergency or war, or any act of terrorism.

        If any of these events, changes, or circumstances occur, Taylor and Tayco may still be required to complete the merger and Taylor's stock price may suffer, and could reduce the value of the merger to Taylor or Tayco shareholders.

Risks Related to Taylor

        Investment in Taylor is subject to a number of risks.  Some risks are endemic to a high technology industry and are the same or similar to those disclosed in Taylor's previous SEC filings, and new risks could arise in the future.  The fact that certain risks are endemic to the industry does not lessen their significance.  As a result, Taylor's business, financial condition or results of operations could be materially and adversely affected, causing the trading price of Taylor common stock to decline, and the shareholders to lose some or all of their investment.

        If Taylor fails to develop and introduce new products for existing or new markets, or if it fails to meet evolving market needs, or if it is unable to grow revenues, then Taylor's business, financial condition and results of operations could be materially and adversely impacted.

        The markets for Taylor's products are characterized by:

  changing technologies;

  evolving and competing industry standards;

  changing customer requirements;

  increasing product development costs;

  long design-to-production cycles;

  competitive solutions;

  fluctuations in capital equipment spending levels and/or deployment;

  rapid adjustments in customer demand and inventory;

  increasing functional integration;

  increasing price pressure;

  moderate to slow growth;

  frequent product enhancements; and

  changing competitive landscape (consolidation, financial viability).

        Taylor's growth depends in part on the successful development of new and advanced products for its existing markets. Taylor must: (i) anticipate customer and market requirements and changes in technology and industry standards; (ii) properly define and develop, on a timely basis, new and existing products; (iii) gain access to and use technologies in a cost-effective manner; (iv) continue to expand its technical and design expertise; (v) timely introduce and cost-effectively manufacture products; (vi) differentiate its products from those of its competitors; (vii) gain customer acceptance of its products; and (viii) continue to open and penetrate new markets.  In addition, Taylor must continue to have its products designed to satisfy its customers' future needs and it must maintain close working relationships with key customers to develop new products that meet evolving needs.  Taylor must also respond to shifts in market demands, the trend towards increasing functional integration and other changes in a rapid and cost-effective manner.  Migration from older products to newer products may result in volatility of earnings during periods of transition to new products.

        Products are based on continually evolving industry standards and new technologies.  Taylor's ability to compete depends in part on its ability to identify and ensure compliance with industry standards, and Taylor could be required to invest significant time, effort and expense to develop and qualify its products to ensure compliance.  Although the proposed merger is intended to propel development of advanced products by more efficiently incorporating Tayco's intellectual property and know how into Taylor's manufacturing operations, no assurance can be given that the anticipated synergies will result.

        The process of developing and supporting existing and advanced product designs is complex, expensive and uncertain.  Taylor may make significant investments to modify new products according to input from its engineers or customers.  In the end, customers may still choose another competitor's product, or cancel the project.  Taylor may not be readily able to identify new markets or product opportunities successfully, or develop and bring new products to market, or achieve design wins, or ensure when and which designs actually get released to production, or respond effectively to technological changes or product announcements by its competitors.  In addition, Taylor may incorrectly anticipate market demand.  Pursuit of technological advances often requires substantial time and expense but can ultimately be unsuccessful.  Failure in any of these areas may harm Taylor's business, financial condition and results of operations.

Taylor has not paid stock or cash dividends since 1988.

If Taylor is unable to convert a significant portion of its design wins into actual revenue, Taylor's business, financial condition and results of operations could be materially and adversely impacted.

        Taylor has secured a significant number of design wins for new and existing products.  Such design wins are necessary for revenue growth.  However, design wins may not necessarily generate revenues if a customer terminates the project, which may occur for a variety of reasons.  Mergers and consolidation among Taylor's customers, budgetary cutbacks, or adverse monetary exchange rates could lead to the reduction or termination of certain projects before they generate revenue.  If design wins do generate revenue, the time lag between the design win and meaningful revenue may be in excess of 18 months.  If Taylor fails to convert a significant portion of its design wins into substantial revenue, Taylor's business, financial condition and results of operations could be materially and adversely impacted.

Taylor's financial results may fluctuate significantly because of a number of factors, many of which are beyond its control.

        Taylor's financial results may fluctuate significantly. Some of the factors that affect Taylor's financial results, many of which are difficult or impossible to control or predict, are:

  the announcement or introduction of products by its competitors;

  competitive pressures on selling prices;

  pressures on selling prices overseas due to foreign currency exchange fluctuations or adverse monetary rates of exchange;

  erosion of average selling prices coupled with the inability to sell newer products with higher average selling prices, resulting in lower overall revenue and margins;

  market and/or customer acceptance of its products;

  changes in its customers' budgetary requirements or their financial or regulatory constraints;

  loss of one or more major customers;

  the difficulties in maintaining and managing appropriate inventory levels;

  the availability and cost of materials and services

  its ability to successfully introduce and move new products into production and/or integrate new technologies;

  increase in manufacturing costs;

  the amount and timing of its investment in research and development;

  increased costs and time associated with compliance with accounting rules or other regulatory requirements;

  fluctuations in interest rates that Taylor must pay for financing; and

  changes in or continuation of certain tax provisions.

        As a consequence, operating results for a particular future period are difficult to predict and prior results are not necessarily indicative of future results.  Any of the foregoing factors, or any other factors discussed elsewhere in this joint proxy statement/ prospectus or in Taylor's Annual Report on Form 10-KSB for the year ended May 31, 2007 or its Quarterly Report on Form 10-QSB for the quarter ended November 30, 2007, may have a material adverse effect on Taylor's business, financial condition and results of operations.

Corruption in certain foreign markets might reduce Taylor's sales.

        A significant portion of Taylor's new business consists of sales in China, Indonesia, Mexico and other markets where enforcement of laws against corruption and illegal payments historically has not been as strong as in the United States.  Taylor's policy has been and continues to be to comply with all applicable laws, including the Foreign Corrupt Practices Act of 1977.  Taylor's policy may tend to reduce or prevent sales of its products in markets where illegal payments are a widespread business practice.

The general state of the U.S. and global economies may continue to materially and adversely affect Taylor's business, financial condition and results of operations.

        Periodic declines or fluctuations in corporate profits, lower capital equipment spending, the impact of conflicts throughout the world, terrorist acts, natural disasters, volatile energy costs, the outbreak of communicable diseases and other geopolitical factors have had, and may continue to have, a negative impact on the U.S. and global economies.  These market fluctuations can affect capital spending and the demand for Taylor's products, which in turn can affect revenues and profitability.  Uncertainties in anticipated capital spending levels may also adversely affect Taylor's business, financial condition and results of operations.

Utilization of acquired technology.

        Taylor has relied and continues to rely on intellectual property for the development of new or advanced products.  Much of its product research and development has come from Tayco under the License Agreement.  Even if the proposed merger is approved, Tayco's intellectual property must be successfully integrated into new products, and there must be market acceptance of such new products and achievement of planned return on investment.  The timely and efficient integration of acquired intellectual property and evolving technology can also be adversely impacted by inherent design deficiencies or application requirements.

Competition in markets where Taylor participates, or may participate, may make it more difficult for Taylor to be successful.

        Goodrich Corporation is Taylor's primary competitor in the aerospace market and is a substantially larger and more diversified company.  Taylor competes on price, warranty and product performance, but cannot compete in volume due to limited financing and capacity.  In the construction market, Taylor competes against two primary manufacturers of seismic damping devices, as well as numerous other firms which supply alternative seismic protection technologies.

        Recent revenue growth for Taylor has been driven by higher volumes of dampers to the construction industry.  Management believes that the overall level of global construction activity requiring seismic protection has increased from prior years, especially in Asian markets.  Because of Taylor's participation in the seismic dampers market, it is not uncommon for the price of Taylor stock to rise on reports of a major earthquake or seismic activity, but such upward volatility is usually temporary.

If Taylor's independent distributors and representatives stop selling or fail to successfully promote Taylor's products, its business, financial condition, and results of operations could be adversely affected.

        Taylor sells many of its products through independent representatives and independent distributors in 27 countries who may be exclusive or non‑exclusive, depending on product line and geographic location. Taylor's non-exclusive representatives and distributors may carry Taylor's competitors' products, which could adversely impact or limit sales of Taylor's products.  Additionally, they could reduce or discontinue sales of Taylor's products or may not devote the resources necessary to sell Taylor's products in the volumes and within the time frames that Taylor expects. Taylor believes that its success will continue to depend on these sales representatives.  If some or all of Taylor's sales representatives experience financial difficulties, or otherwise become unable or unwilling to promote and sell Taylor's products, Taylor's business, financial condition and results of operations could be adversely affected.

Taylor depends on one key individual and has no formal plan of succession.

        Taylor's future success depends on the continued service of Douglas P. Taylor, its chief executive officer, the inventor of many of its patents, and Taylor's key design engineer.  While Taylor carries key man insurance policy on three of its executive officers, including Mr. Taylor, there is no formal plan of succession.  Should Mr. Taylor be unable to serve, the company could have difficulties finding a replacement with the necessary management and engineering skills.

Taylor depends in part on the continued service of its key engineering and management personnel and its ability to identify, hire, incentivize and retain qualified personnel.  If Taylor loses key employees or fails to identify, hire, incentivize and retain these individuals, its business, financial condition and results of operations could be materially and adversely impacted.

        Taylor's future success depends, in part, on the continued service of its key design engineering, technical, sales, marketing and executive personnel and its ability to identify, hire, incentivize and retain other qualified personnel.

        In the future, Taylor may not be able to attract and retain qualified personnel, including executive officers and other key management and technical personnel necessary for the management of its business. Competition for skilled employees having specialized technical capabilities and industry-specific expertise continues to be a considerable risk inherent in the markets in which Taylor competes.  Volatility or lack of positive performance in Taylor's stock price and the ability to offer equity compensation to as many key employees or in amounts consistent with past practices, as a result of regulations regarding the expensing of options, may also adversely affect its ability to retain key employees, all of whom have been granted stock options. The failure to retain and recruit, as necessary, key design engineers, technical, sales, marketing and executive personnel could harm Taylor's business, financial condition and results of operations.

Taylor's acquisition of Tayco's patents may not necessarily insure its competitive position.

        A primary reason for the merger is to fully integrate Tayco's patents and other intellectual property into the development and manufacture of Taylor's products.  Taylor's ability to compete in its field depends, in large part, upon the efficient and creative utilization of Tayco's intellectual property.  All patents, however, have a limited period of enforceability and, prior to expiration, such exclusivity must be vigilantly enforced.  Patent litigation is expensive.  If Taylor is required to litigate to protect its rights under the patents, the cost of litigation could be greater than Taylor is willing or able to pay.  In addition, Tayco's last to expire patent expires in 2022.  There is also no guarantee that, having expired, any patent can be replaced by another of equivalent value to Taylor.

Taylor's results of operations could vary as a result of the methods, estimates, and judgments it uses in applying its accounting policies.

        The methods, estimates, and judgments Taylor uses in applying its accounting policies have a significant impact on its results of operations. Such methods, estimates, and judgments are, by their nature, subject to substantial risks, uncertainties, assumptions, and changes in rulemaking by the regulatory bodies; and factors may arise over time that lead Taylor to change its methods, estimates, and judgments.  Changes in those methods, estimates, and judgments could significantly affect Taylor's results of operations.  In particular, the calculation of share-based compensation expense under Statement of Financial Accounting Standards, or SFAS, No. 123R, or SFAS 123R, "Share-Based Payment," which requires Taylor to use valuation methodologies (which were not developed for use in valuing employee stock options and restricted stock units) and a number of assumptions, estimates, and conclusions regarding matters such as expected forfeitures, expected volatility of Taylor's share price, the expected dividend rate with respect to Taylor common stock, and the exercise behavior of Taylor's employees. Furthermore, there are no means, under applicable accounting principles, to compare and adjust Taylor's expense if and when Taylor learns about additional information that may affect the estimates that it previously made, with the exception of changes in expected forfeitures of share-based awards.  Factors may arise over time that lead Taylor to change its estimates and assumptions with respect to future share-based compensation arrangements, resulting in variability in Taylor's share-based compensation expense over time.  Changes in forecasted share-based compensation expense could impact Taylor's gross margin percentage; research and development expense; selling, general and administrative expense; and Taylor's tax rate.

Changes in Taylor's effective tax rate may have an adverse effect on its results of operations.

        Taylor's future effective tax rates may be adversely affected by a number of factors including:

  the jurisdictions in which profits are determined to be earned and taxed;

  the resolution of issues arising from tax audits with various tax authorities;

  changes in the valuation of Taylor's deferred tax assets and liabilities;

  adjustments to estimated taxes upon finalization of various tax returns;

  increases in expenses not deductible for tax purposes, including write-offs of acquired in-process research and development and impairment of goodwill in connection with acquisitions;

  changes in available tax credits; and/or

  changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

        Any significant increase in Taylor's future effective tax rates could adversely impact net income for future periods. In addition, the U.S. Internal Revenue Service, or the IRS, and other tax authorities regularly examine Taylor's income tax returns. Taylor's results of operations could be adversely impacted if these assessments or any other assessments resulting from the examination of Taylor's income tax returns by the IRS or other taxing authorities are not resolved in Taylor's favor.

Taylor's engagement with foreign customers could cause fluctuations in its operating results, which could materially and adversely impact its business, financial condition and results of operations.

        International sales have accounted for, and will likely continue to account for a significant portion of Taylor's revenues, which subjects it to the following risks:

  changes in regulatory requirements;

  tariffs and other barriers;

  timing and availability of export or import licenses;

  disruption of services due to political, civil, labor, and economic instability;

  disruption of services due to natural disasters outside the United States;

  disruptions to customer operations outside the United States due to the outbreak of communicable diseases;

  difficulties in accounts receivable collections;

  difficulties in obtaining governmental approvals for products;

  limited intellectual property protection;

  foreign currency exchange fluctuations;

  the burden of complying with foreign laws and treaties; and

  potentially adverse tax consequences.

        In addition, because sales of Taylor's products have been denominated primarily in U.S. dollars, any increase in the value of the U.S. dollar as compared with local currencies could make its products more expensive to customers in the local currency of a particular country resulting in pricing pressures on its products.  Increased international activity in the future may result in foreign currency denominated sales. Furthermore, because some of Taylor's customers' purchase orders and agreements are governed by foreign laws, Taylor may be limited in its ability, or it may be too costly for it, to enforce its rights under these agreements and to collect damages, if awarded.

Any error or defect, or perception of an error or defect, in Taylor's products could subject it to significant costs or damages and adversely affect market acceptance of its products.

        Many of Taylor's products are intended to limit or eliminate damage from shock and vibration to physical structures, equipment or machinery, or defense-related products.  For example, Taylor manufactures and sells dampers to NASA, the United States military, corporations and municipalities to enable structures of all kinds to withstand significant natural or man-made forces, as well as in foreign countries prone to earthquake, such as Mexico, Indonesia, Japan and China.  Although Taylor rigorously tests its products, nonetheless, a product might fail in its purpose, with or without any errors, weaknesses, or defects by Taylor.  If a structure using Taylor products is damaged by shock and vibration, such as an earthquake or lift‑off, Taylor's reputation could be damaged and customers may be reluctant to buy its products, regardless of the presence or absence of any fault on Taylor's part.

Taylor's backlog may not result in future revenue.

        Due to the possibility of customer changes in delivery schedules and quantities actually purchased, cancellation of orders, distributor returns or price reductions, Taylor's backlog at any particular date is not necessarily indicative of actual sales for any succeeding period.  Taylor may not be able to meet its expected revenue levels or results of operations if there is a reduction in its order backlog during any particular period and it is unable to replace those sales during the same period.

Fixed operating expenses and Taylor's practice of ordering materials in anticipation of future customer demand could make it difficult for it to respond effectively to sudden swings in demand and result in higher than expected costs and excess inventory.  Sudden swings in demand could have a material adverse impact on Taylor's business, financial condition and results of operations.

        Taylor's operating expenses are relatively fixed in the short to medium term, and therefore it has limited ability to reduce expenses quickly and sufficiently in response to any revenue shortfall.  In addition, Taylor typically plans its production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.  From time to time, in response to anticipated long lead times to obtain inventory and materials from its outside suppliers and foundries, Taylor may order materials in advance of anticipated customer demand.  This advance ordering may result in excess inventory levels or unanticipated inventory write-downs if expected orders fail to materialize.  This incremental cost could have a materially adverse impact on Taylor's business, financial condition and results of operations.

Taylor's stock price is volatile.

        Historically, the market price of Taylor common stock fluctuates significantly.  In the future, the market price of Taylor common stock is likely to continue to be subject to significant fluctuations due to:

  its anticipated or actual operating results;

  announcements or introductions of new products by it or its competitors;

  technological innovations by it or its competitors;

  product delays or setbacks by it, its customers or its competitors;

  potential supply disruptions;

  concentration of sales among a small number of customers;

  conditions in American or foreign markets;

  the commencement and/or results of litigation;

  changes in estimates of its performance by securities analysts;

  decreases in the value of its investments, thereby requiring an asset impairment charge against earnings;

  repurchasing shares of its common stock;

  the impact of expensing stock options;

  general global economic and market conditions; and/or

  reduction in defense spending.

        In the past, securities and class action litigation has been brought against companies following periods of volatility in the market prices of their securities.  Although this has not been the case with Taylor, Taylor could be the target of one or more of these class action suits, which could result in significant costs and the diversion of Taylor's management's attention, thereby harming its business, results of operations and financial condition.

        At times the stock market experiences extreme price and volume fluctuations that can adversely affect the market prices of many small technology companies, despite their being unrelated or disproportionate to the operating performance of those companies.  These fluctuations, when they occur, could harm the market price of Taylor common stock.  In addition, Taylor is identified with seismic and vibration damping devices.  Reported damage from natural or man‑made catastrophic events occurring across the globe has occasionally driven up the price of Taylor stock, but the rise has usually been temporary.

New York law, Taylor's certificate of incorporation, by-laws, and shareholder rights plan contain provisions that could delay and discourage takeover attempts that shareholders may consider favorable.

        Certain provisions of Taylor's certificate of incorporation and by-laws, shareholder rights plan, and applicable provisions of New York corporate law may make it more difficult for, or prevent a third party from, acquiring control of Taylor or changing its board of directors and management.  These provisions include:

  a certificate of incorporation which allows issuance of additional shares of common stock, and shares of preferred stock without action of the shareholders;
  a certificate of incorporation and by-laws which provide for a staggered board of directors, with each director elected for a three-year term;
  employment agreements with Messrs. Douglas P. Taylor and Richard G. Hill which provide for compensation to these individuals in the event of a change of control of Taylor;

  provisions of New York corporate law which impose limitations on persons proposing to acquire a company, such as Taylor, in a transaction not approved by the board of directors; and

  a shareholder rights plan which permits shareholders, other than the acquirer, to purchase Taylor shares at favorable rates  in the event of an attempted acquisition.

    See "DESCRIPTION OF TAYLOR COMMON STOCK."

        Any delay or prevention of a change of control transaction, including changes in Taylor's board of directors or management, could deter or prevent the completion of a transaction in which Taylor's shareholders could receive a substantial premium over the then-current market price for their shares.

THE SPECIAL MEETING OF TAYLOR SHAREHOLDERS

General

        Taylor is furnishing this joint proxy statement/ prospectus to all shareholders of record of Taylor common stock in connection with the solicitation of proxies by Taylor's board of directors for use at the Special Meeting of Taylor shareholders to be held on February 22 , 2008, and at any adjournment or postponement thereof. This joint proxy statement/ prospectus is also being furnished to Tayco shareholders as a joint proxy statement/ prospectus of Taylor in connection with the issuance by Taylor of shares of Taylor's common stock, as contemplated by the merger agreement and explained in greater detail in this joint proxy statement/prospectus.

        The affirmative vote of the holders of at least two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote at the Special Meeting, or 2,104,041 shares of Taylor, is required for approval of the merger agreement.  As a result, abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement.

Date, Time and Place

        The Special Meeting of Taylor Shareholders will be held on February 22, 2008 at 10:00 am, local time, at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York.

Purpose of the Special Meeting

        At the Special Meeting, and any adjournment or postponement thereof, Taylor shareholders will be asked:

            1.       To consider and vote to approve the Agreement and Plan of Merger, dated as of November 30, 2007, by and between Taylor and Tayco, pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor; and

            2.       To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        A copy of the merger agreement is attached as APPENDIX A.  Taylor shareholders are encouraged to read the merger agreement in its entirety and all other information contained in this joint proxy statement/ prospectus carefully before deciding how to vote.

Record Date for the Special Meeting

        Taylor's board of directors has fixed the close of business on January 11 , 2008 as the record date for determination of Taylor shareholders entitled to notice of and to vote at the Special Meeting. As of the close of business on the record date, there were 3,156,061 shares of Taylor common stock outstanding and entitled to vote, held of record by approximately 832 shareholders.

Vote and Quorum Required

        Each share of Taylor common stock entitles the holder to one vote per share with respect to the matters expected to be submitted to the Taylor shareholders at the Special Meeting.  There are no other voting securities of Taylor.  Approval of the merger agreement requires the affirmative vote of holders of at least two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote at the Special Meeting.  In order to conduct business at the Special Meeting, a quorum consisting of at least a majority of Taylor's outstanding common stock must be present in person or represented by proxy.

        As of the close of business on the record date, the directors and executive officers of Taylor and Tayco collectively owned approximately 3.5 % of the outstanding shares of Taylor common stock and have agreed to vote their Taylor shares in favor of the merger agreement.  As of the close of business on the record date, the directors and executive officers of Taylor and Tayco collectively owned approximately 9.8% of the outstanding shares of Tayco common stock and have also agreed to vote their Tayco shares in favor of the merger agreement.

Abstentions and Broker Non-Votes

        All votes will be tabulated by the inspectors of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  If the shares present, in person and by proxy, at the Special Meeting do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  Broker non-votes are shares that are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter.  Abstentions and broker non-votes are counted as present for the purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement.

No Appraisal Rights

        Taylor shareholders who dissent from or vote against the merger agreement do not have appraisal rights, otherwise known as dissenters' rights, under New York Law with respect to their Taylor stock.

Voting of Proxies at the Special Meeting and Revocation of Proxies

        Whether or not you are able to attend the Taylor Special Meeting, Taylor urges you to submit the proxy, which is solicited by Taylor's board of directors and which, when properly completed, will be voted as you direct.  If the proxy does not specify how your shares are to be voted, the proxy will be voted FOR the approval of the merger agreement and for any other proposals brought before the Special Meeting, as Taylor's board of directors recommends.  You are urged to give direction as to how to vote your shares.  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted.  It may be revoked by filing with Kathleen A. Nicosia, Taylor's Shareholder Relations Manager, at Taylor's corporate headquarters, 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748, a written notice of revocation or a duly executed proxy bearing a later date.  If you vote your proxy pursuant to instructions from your bank or broker, those instructions should inform you how to revoke your proxy.  If you are a record holder of Taylor common stock, your proxy may also be revoked by attending the Taylor Special Meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

Other Matters

        Taylor is not aware of any business or matter other than those indicated above that may be properly presented at the Special Meeting.  If, however, any other matter properly comes before the Special Meeting, the proxy holders will, in their discretion, vote on it in accordance with their best judgment.

Recommendation of Taylor's Board of Directors

        After careful consideration, Taylor's board of directors has determined that the merger and the merger agreement are consistent with and in furtherance of the long‑term business strategy of Taylor, are advisable, and are fair to, and in the best interests of, Taylor and its shareholders. The board of directors has approved the merger agreement and the merger.  Accordingly Taylor's board of directors recommends that Taylor shareholders vote FOR the merger agreement.

        The matters to be considered at the Special Meeting are of great importance to the shareholders of Taylor. Accordingly, you are urged to read and carefully consider the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or to vote pursuant to instructions received from your bank or broker.

THE SPECIAL MEETING OF TAYCO SHAREHOLDERS

General

        Tayco is furnishing this document to all shareholders of record of Tayco common stock in connection with the solicitation of proxies by Tayco's board of directors for use at the Special Meeting of Tayco Shareholders to be held on February 22, 2008, and at any adjournment or postponement thereof.  This joint proxy statement/ prospectus is also being furnished to Tayco shareholders by Taylor as a prospectus of Taylor in connection with the issuance by Taylor of shares of Taylor common stock as contemplated by the merger agreement and explained in greater detail in this joint proxy statement/prospectus.

Date, Time and Place

        The Special Meeting of Tayco Shareholders will be held on February 22, 2008 at 11:00 am, local time, at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York.

Purpose of the Special Meeting

        At the Special Meeting, and any adjournment or postponement thereof, Tayco shareholders will be asked:

            1.       To consider and vote to approve the Agreement and Plan of Merger, dated as of November 30, 2007, by and between Taylor and Tayco, pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor; and

            2.       To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        A copy of the merger agreement is attached as Appendix A. Tayco shareholders are encouraged to read the merger agreement in its entirety and the other information contained in this joint proxy statement/prospectus carefully before deciding how to vote.

Record Date for the Special Meeting

        Tayco's board of directors has fixed the close of business on January 11 , 2008 as the record date for determination of Tayco shareholders entitled to notice of and to vote at the Special Meeting. As of the close of business on the record date, there were 987,928 shares of Tayco common stock outstanding and entitled to vote, held of record by approximately 318 shareholders.

Vote and Quorum Required

        Each share of Tayco common stock entitles the holder to one vote per share with respect to the matters expected to be submitted to the Tayco shareholders at the Special Meeting.  There are no other voting securities of Tayco.  Approval of the proposal to approve the merger agreement requires the affirmative vote of at least two-thirds (66 ⅔%) of the outstanding shares of common stock entitled to vote at the special meeting.  In order to conduct business at the Special Meeting, a quorum consisting of at least a majority of Tayco's outstanding common stock must be present in person or represented by proxy.

        As of the close of business on the record date, the directors and executive officers of Taylor and Tayco collectively owned approximately 9.8% of the outstanding shares of Tayco common stock and have agreed to vote their Tayco shares in favor of the merger agreement.  As of the close of business on the record date, the directors and executive officers of Taylor and Tayco collectively owned approximately 3.5% of the outstanding shares of Taylor common stock and have also agreed to vote their Taylor shares in favor of the merger agreement.

Abstentions and Broker Non-Votes

        All votes will be tabulated by the inspectors of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  If the shares present, in person and by proxy, at the Special Meeting do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  Broker non-votes are shares that are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter.  Abstentions and broker non-votes are counted as present for the purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions and broker non-votes will have the same effect as votes against the approval of the merger agreement.

Appraisal Rights

        Tayco shareholders who comply with the requirements of Section 623 of the New York Business Corporation Law will be entitled, if the merger is consummated, to seek an appraisal of their shares of common stock.  See "RIGHTS OF DISSENTING SHAREHOLDERS" and APPENDIX D.

Voting of Proxies at the Special Meeting and Revocation of Proxies

        Whether or not you are able to attend the Tayco Special Meeting, Tayco urges you to submit the proxy, which is solicited by Tayco's board of directors and which when properly completed will be voted as you direct.  If the proxy does not specify how your shares are to be voted, the proxy will be voted FOR the approval of the merger agreement and for any other proposals properly brought before the Special Meeting, as Tayco's board of directors recommends.  You are urged to give direction as to how to vote your shares.  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Janice M. Nicely, Tayco's corporate Secretary at Tayco's corporate headquarters, 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748, a written notice of revocation or a duly executed proxy bearing a later date.  If you vote your proxy pursuant to instructions from your bank or broker, those instructions should inform you how to revoke your proxy.  If you are a record holder of Tayco common stock, you proxy may also be revoked by attending the Tayco Special Meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

Other Matters

        Tayco is not aware of any business or matter other than those indicated above that may be properly presented at the Special Meeting.  If, however, any other matter properly comes before the Special Meeting, the proxy holders will, in their discretion, vote on it in accordance with their best judgment.

Recommendation of Tayco's Board of Directors

        After careful consideration, Tayco's board of directors has determined that the merger and the merger agreement are consistent with and in furtherance of Tayco's business strategy, are advisable and are fair to, and in the best interests of, Tayco and its shareholders.  The board of directors has approved the merger agreement and the merger.  Accordingly, Tayco's board of directors recommends that Tayco shareholders vote FOR the merger agreement.

        The matters to be considered at the Special Meeting are of great importance to the shareholders of Tayco.  Accordingly, you are urged to read and carefully consider the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or to vote pursuant to instructions received from your bank or broker.

THE MERGER

        This section of the joint proxy statement/prospectus describes the proposed merger. Although Taylor and Tayco believe this section covers the material terms of the merger agreement and the related transactions, this description may not contain all of the information that is important to you. You should carefully read the entire joint proxy statement/prospectus, including the appendices, for a more complete understanding of the merger.

General

        The Taylor and Tayco boards of directors have approved the merger and the terms of the merger agreement between the two companies which will have the effect of combining the governing bodies, operations, shareholder groups and other constituencies of Taylor and Tayco into one organization, with Taylor as the survivor.  In order to complete the merger, each company must obtain the approval of its shareholders.

Reasons for the Merger

        The boards of directors of Taylor and Tayco believe that the merger and the terms of the merger agreement are in the best interests of the shareholders of each company, and each board unanimously recommends that their shareholders vote "FOR" the approval of the merger agreement.

        In the course of reaching their determination, the boards of directors of Taylor and Tayco considered a number of factors, including:

  The businesses of Taylor and Tayco depend upon each other.  The patents owned by Tayco are essential for the devices sold by Taylor and Tayco licenses its patents exclusively to Taylor.  The merger will fully integrate Tayco's patents and other intellectual property into the development and manufacture of Taylor's products.

  Taylor and Tayco have significant stock ownership in each other.  Taylor owns 228,317 shares of Tayco stock, or approximately 23.1% of the Tayco shares issued and outstanding.  Tayco owns 697,567 shares of Taylor stock, or approximately 22.2% of the Taylor shares issued and outstanding.  These shares will be voted to approve the merger agreement.  See "THE MERGER-Structure of the Merger-Table of Cross‑Ownership and Shares Outstanding."  Tayco Realty Corporation, which holds the land where Taylor and Tayco have their principal places of business, is 58% owned by Taylor and 42% owned by Tayco.  The merger of Taylor and Tayco is expected to simplify the accounting for the ownership of the combined enterprise.

  The merger of Taylor and Tayco will allow the consolidation of currently overlapping services, such as financial, accounting, legal, human resources, information technology and shareholder relations.  The management of Taylor estimates that the combined enterprise will save roughly $35,000 per year in expenses.

  Taylor shares are traded over the Nasdaq Small Cap Market while Tayco shares are quoted on Pink Sheets and traded on the Over-the-Counter Bulletin Board.  Taylor files annual, quarterly and current Exchange Act reports with the SEC, while Tayco does not.  As a result of the merger, the investment that Tayco shareholders have in the surviving corporation will be in the form of Taylor shares; and the management of both companies expects that the market in Taylor shares as the surviving corporation will be more liquid than the present market in Tayco shares.

        In making its determination, the board of directors did not ascribe any relative or specific weights to the factors which it considered.

Structure of the Merger

        In accordance with the terms of the merger agreement and New York law, Tayco will merge with and into Taylor, with Taylor as the surviving corporation.  In the merger, each share of Tayco common stock issued and outstanding as of the time of the merger will be converted into the right to receive one share of Taylor common stock.  Taylor owns 228,317 shares of Tayco stock, or approximately 23.1% of the Tayco shares issued and outstanding; and Tayco owns 697,567 shares of Taylor stock, or approximately 22.2% of the Taylor shares issued and outstanding, all of which will be voted to approve the merger agreement.  Upon completion of the merger, Taylor stock owned by Tayco will be cancelled without conversion or payment of the merger consideration; Tayco stock owned by Taylor will be converted into the same number of Taylor shares.  The resulting Taylor shares will be held by Taylor in its treasury.

Table of Cross-Ownership and Shares Outstanding

        The following table describes how the outstanding shares of Tayco will change as a result of the merger:

Tayco Shares	Tayco Shares Held by All Shareholders EXCEPT Taylor	Tayco Shares Held by Taylor	Total of All Tayco Shares Outstanding
Before the merger	759,611	228,317	987,928
Effect of the merger	759,611 shares converted 1-for-1 into Taylor shares	228,317 shares converted 1-for-1 into Taylor shares	987,928 Taylor shares
After the merger	759,611 Taylor shares	228,317 Taylor shares held in Taylor treasury	-0-

        The following table describes how the outstanding shares of Taylor will change as a result of the merger:

Taylor Shares	Outstanding Taylor Shares Held by All Shareholders EXCEPT Tayco	Taylor Shares Held by Tayco	Total of All Taylor Shares Outstanding
Before the merger	2,458,494	697,567	3,156,061
Effect of the merger	759,611 shares issued in place of Tayco shares	697,567 shares cancelled	62,044 additional shares
After the merger	3,218,105	-0-	3,218,105

        Upon completion of the merger, there will no longer be any Tayco stock outstanding, except for shares as to which dissenters' rights have been properly exercised.  The merger will become effective when a certificate of merger is filed with the Secretary of State of the State of New York or at such other date and time as may be specified in the certificate.  Taylor and Tayco expect the merger to occur as soon as practicable following the Special Meetings of the Taylor and Tayco shareholders.

What You Will Receive in the Merger

        In the merger, each share of Tayco common stock outstanding at the effective time of the merger will be exchanged for one share of Taylor common stock.  No fractional shares of Taylor common stock will be issued in the merger.

        Do not submit your Tayco stock certificate for exchange unless and until you receive a letter of transmittal and instructions from the Exchange Agent.

Background of the Merger

        Taylor and Tayco were incorporated on the same date, July 22, 1955, under New York law.  Taylor was organized to engage in the design, development, manufacture and marketing of shock absorption, rate control and energy storage devices for use in various types of machinery, equipment and structures. Tayco was organized as a patent holding company to research and develop such products primarily for Taylor, and to license to Taylor the rights to manufacture and sell products using Tayco's intellectual property.  Paul H. Taylor, father of Douglas P. Taylor, was the largest single shareholder of both Taylor and Tayco.

        Under a License Agreement dated December 16, 1955 and revised November 1, 1959 (the "License Agreement"), inventions patented by Paul H. Taylor were owned by Tayco and licensed exclusively to Taylor for the right to manufacture, use and sell in the United States and Canada all apparatuses and devices embodying the inventions in the patents.  Since November 1, 1959, Taylor has paid Tayco a royalty on all sales except die springs.  The royalty is 5% of the net sales price, less returns and adjustments, sold by Taylor or Taylor's sublicensees.  Taylor is permitted by the License Agreement to sublicense the patents but has not done so.  The License Agreement can be terminated by Taylor on 30 days notice but may not be terminated by Tayco except for causes specified in the License Agreement.

        Paul H. Taylor, now deceased, was the inventor of many of Tayco's patents, some of which have not yet expired.  From time to time, Tayco also became the owner of patents on inventions developed by others, including Tayco's president and CEO, Douglas P. Taylor.  Pursuant to various patent royalty agreement these patents were assigned to Tayco which pays royalties to its assigning inventors of patentable products.  Tayco pays all development and patent application costs on any new invention it accepts in addition to paying a percentage of the royalties it receives on the invention.  Upon completion of the merger, these patents will be assigned to Taylor, and Taylor will assume all obligations for payment of any royalties to be paid by Tayco under existing arrangements.

        In addition to royalty payments under the License Agreement, Taylor pays Tayco for research and developments expenses charged for services performed by Tayco's research engineer.

        Tayco became an SEC-reporting company pursuant to Section 15(d) of the Securities Exchange Act of 1934 when its registration statement under the Securities Act of 1933 was declared effective by the SEC on April 22, 1960.  On July 1, 2005, Tayco filed Form 15 with the SEC and suspended filing of its reports under the Exchange Act.  Taylor registered its shares under Section 12(g) of the Exchange Act on April 8, 1969 and commenced filing quarterly, annual and current reports with the SEC.  Taylor continues to timely file reports under the Exchange Act and anticipates doing so in the future.

        The Taylor and Tayco boards of directors have from time to time each considered strategic alternatives for their companies.  Taylor's board of directors has been committed to enhancing long-term value for Taylor shareholders and developing a strategic plan to create that value.  In the past, committees of Taylor's board have worked with management to identify various operating and market strategies which often included consideration of a merger with Tayco.

        To prepare for a possible transaction between the two companies, in March 2007 Tayco engaged Cole, Sorrentino, Hurley, Hewner & Gambino, P.C. to act as separate legal counsel.  In June and July, 2007, the board considered whether Tayco might pay a dividend to its shareholders consisting of all of the Taylor shares owned by Tayco or 697,567 shares.  The boards rejected this alternative because such a dividend was expected to result in taxable gain being recognized by Tayco and taxable dividend income being recognized by Tayco shareholders, in contrast to a merger of Taylor and Tayco resulting in a tax-free reorganization.

        On August 30, 2007, the Taylor board created a merger committee comprised solely of independent directors to evaluate the strategic opportunities presented by such a merger and the apparent benefits to be derived.

        The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as APPENDIX A.  All shareholders of both companies are urged to carefully read the merger agreement in its entirety.

        Unless the merger agreement is terminated, as soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, Taylor and Tayco will file a certificate of merger with the State of New York.  The merger will become effective at the time and on the date of the filing of the certificate of merger, or at such other date and time as may be specified in the certificate, and Tayco will be merged with and into Taylor.  Upon consummation of the merger, each shareholder of Tayco will be entitled to receive one share of Taylor common stock for each share of Tayco common stock held.  Thereupon, each shareholder will cease to be a shareholder of Tayco, and Tayco's independent existence will cease.

Exchange of Certificates

        No later than five business days after the completion of the merger, the Exchange Agent will mail or make available to all holders of record of Tayco common stock, a notice and letter of transmittal, together with instructions for the exchange of their Tayco common stock certificates for common stock certificates of Taylor.  Until so exchanged, each certificate representing Tayco common stock outstanding immediately prior to the completion of the merger will be deemed for all purposes to evidence the right to receive the merger consideration into which each such share is to be converted.  Tayco shareholders should not send in their certificates of Tayco common stock until they have received further instructions.  See "TERMS OF THE MERGER AGREEMENT-Merger Consideration."

Opinion of Taylor's Financial Advisor

        Taylor retained Empire Valuation Consultants, LLC ("Empire") to render its opinion to the board of directors of Taylor as to whether the 1:1 exchange ratio (the "Exchange Ratio") being considered for the exchange by Taylor of 987,928 shares of common stock of Taylor for 987,928 shares of common stock of Tayco in a proposed merger of the two companies is fair to Taylor shareholders from a financial point of view.  Based on a per share price of $6.111 for Taylor (the "Stock Price"), the Exchange Ratio valued Tayco at $6,036,240.  The opinion was reviewed by Taylor's merger committee, comprised solely of independent directors, who recommended the adoption of the Empire opinion to the full board.

Review Process

         In connection with its investigation and analysis, Empire researched or reviewed:  (i) Taylor, Tayco and Tayco Realty internal financial statements and tax returns for the years ending May 31, 2003 through 2007; (ii) available investment analyst reports for Taylor; (iii) Taylor's website, http://www.taylordevices.com; (iv)  Taylor's SEC filings, including its Report on Form 10‑KSB filed August 17, 2007 for the fiscal year ending May 31, 2007; (v) trading data for share price, trading volume and pricing multiples of Taylor's publicly traded common stock (Ticker: TAYD) with information available from Yahoo! Finance and the Bloomberg Network; (vi) trading data for share price, trading volume and pricing multiples of Tayco's publicly traded common stock (Ticker: TYCO) with information available from Yahoo! Finance and the Bloomberg Network; (vii) databases and financial information sources, including Compustat and the Bloomberg Network for public companies similar, relevant and comparable to Taylor; (viii) Tayco Realty's real property tax assessment for 90 Taylor Drive and 100 Taylor Drive, both located in North Tonawanda, New York (the "Properties"); (ix) the property assessment methodology applied to the Properties (as defined in the opinion) based on information available from the City of North Tonawanda's website, www.northtonawanda.org, and a discussion with the City Treasurer's office of North Tonawanda; and (x) financial projections for Taylor's projected revenue and net income for 2008 without the effect of the proposed merger with Tayco.

1 Determined based on weighted average rolling 10‑day average for September 1, 2007 through September 25, 2007.

        Empire held conference calls and discussions with Taylor's management regarding the valuation of Taylor, Tayco and Tayco Realty, the net financial statement impact of the proposed merger with Tayco on Taylor, and the business outlook for Taylor and its subsidiaries.  Empire considered such other information, financial studies, and analyses as it deemed relevant, and performed such analyses, studies, and investigations as it deemed appropriate.

Pre-Merger Relationships

         Empire considered the following pre-merger common ownership, cross ownership and other relationships:  (i) Taylor and Tayco have common shareholders with similar, but not identical, ownership in each company;  (ii) Taylor owns 23.1% of Tayco's equity (228,317 shares);  (iii) Tayco owns 22.2% of Taylor's equity (697,567 shares);  (iv) Taylor owns 58% of Tayco Realty;  (v) Tayco owns 42% of Tayco Realty;  (vi) Taylor is a licensee of Tayco's intellectual property and pays royalties to Tayco;  (vii) there are inter‑company accounts between Taylor, Tayco and Tayco Realty; (viii) Taylor is an operating company and its common stock trade on Nasdaq under the symbol "TAYD;" (ix) Tayco Realty is a real estate holding company and its tenant is Taylor;  and (x) Tayco is an intellectual property holding company and its common stock trades in the Pink Sheets and OTC market under the symbol "TYCO.   Tayco stock is thinly traded and does not trade on a daily basis.  Tayco's total volume between July 23, 2007 and the date of the Empire fairness opinion was 20,610 shares, of which 6,600 traded on August 2, 2007.  Additionally, Tayco has not submitted SEC filings since April 2005.

Effects of the Merger

        Empire calculated that, as a result of the proposed merger transaction (the "Exchange Transaction"), Taylor would acquire the following:

  697,567 shares of Taylor. Based on the Stock Price, Tayco's holding of Taylor was worth $4,262,134. Upon completion of the Exchange Transaction, the acquired Taylor shares would be placed into treasury, resulting in a net increase of 290,361 shares of Taylor common stock outstanding; from 3,145,905 shares to 3,436,266 shares.

  Tayco's cash balance, approximately $775,000 as of August 31, 2007.

  Tayco's 42% equity ownership of Tayco Realty.  Based on Tayco Realty's most recent tax assessment as an indication, the market value of real property owned by Tayco Realty was approximately $991,935.  Tayco Realty owns two properties:  (1) 90 Taylor Drive, North Tonawanda, New York; and (2) 100 Taylor Drive, North Tonawanda, New York.   HSBC is the holder of a mortgage from Taylor, Tayco Realty and the Niagara County Industrial Development Agency ("NCIDA") on 90 Taylor Drive.  NCIDA is the issuer of the bond for the benefit of Taylor.  According to Taylor's most recent SEC 10‑KSB filing, the principal balance remaining was $153,334.  According to Taylor management the approximate principal balance as of the writing of the Empire fairness opinion was $80,000.  The monthly payment to be paid by Taylor on this obligation is $2,222.  Further, Tayco Realty had receivables in the amount of $896,838.  Therefore, Tayco's 42% pro rata share of equity ownership was $793,285 [($991,935 + $896,838) x 42%].  Upon completion of the Exchange Transaction, Taylor would eliminate from its balance sheet the minority stockholder's interest liability of $520,504 (as of May 31, 2007) attributable to Tayco's ownership interest in Tayco Realty.

  The elimination of "Payables - Due to Affiliate" of $174,609 owed by Taylor to Tayco.

  Synergistic benefits of merging with Tayco resulting in expected increased earnings after consolidation of Tayco and Taylor based on reduced professional fees and the ownership of Tayco patents.

Taylor will assume Tayco's liabilities, which Empire considered were insignificant.  The aggregate value of what Taylor would acquire was $6,005,028 ($4,262,134 + $775,000 + $793,285 + $174,609) plus the synergistic benefits of the Exchange Transaction between Taylor and Tayco on an ongoing basis.

Limiting Conditions

        Empire's fairness opinion was provided to the board of directors of Taylor in connection with and for the purpose of their evaluation of the Exchange Transaction.  It was not intended for, nor should it be relied upon by, any other interested party to the Exchange Transaction.

        In connection with its analysis, Empire relied upon and assumed, without independent verification, the accuracy and completeness of all financial or other information provided to it or publicly available.  Empire also relied on the assurance of Taylor's management that there have been no material adverse changes in each company's financial conditions since the date of the last financial statements available before the issuance of Empire's opinion.

        Empire did not conduct an independent appraisal of any tangible or specific intangible assets of Taylor, Tayco or Tayco Realty.  Hazardous substances, if present within the facilities of a business, can introduce an actual or potential liability that will adversely affect the marketability and value of the business or its underlying assets.  In the development of Empire's opinion of value, no consideration was given to such liability or its impact on value unless otherwise indicated in the report.

        Empire's opinion is focused on the fairness of the Exchange Transaction to Taylor's shareholders other than Tayco.  It is Empire's belief that the Exchange Transaction does not constitute a change of control of Taylor.  Empire's opinion is necessarily based on business, economic, market, and other conditions, as they existed as of the date of the opinion letter (September 26, 2007); any change in such conditions would require Empire to re-evaluate its opinion.  Empire's opinion is limited to the fairness of the Exchange Transaction to Taylor's shareholders as of its date hereof, from a financial point of view.  The opinion did not take into consideration any tax consequences related to the Exchange Transaction.

        Empire does not have a financial interest in Taylor, Tayco or Tayco Realty.  Taylor has, however, agreed to indemnify Empire for any claims asserted against it in connection with the opinion, other than for claims arising out of Empire's gross negligence or willful misconduct.

Fairness Opinion

        Based upon the foregoing, and in reliance thereon, Empire issued its opinion dated September 26, 2007, as financial advisor to Taylor's board of directors, that the Exchange Ratio is fair to Taylor's common shareholders from a financial point of view.

Opinion of Tayco's Financial Advisor

        Tayco retained ValuQuest Business Appraisals ("ValuQuest"), a financial consulting firm, on the basis of its experience, to evaluate the terms of the merger and render a written opinion to the board of directors of Tayco as to the fairness, from a financial point of view, of the per share consideration to be received for the acquisition  of all outstanding common stock of Tayco.  Tayco placed no limitations on ValuQuest with respect to the investigation made, or procedures followed by, ValuQuest in rendering its opinion.   The board of Tayco acknowledged the accuracy of factual information regarding Tayco relied upon in the ValuQuest opinion.

        ValuQuest, and its affiliates, have been in the business of consulting for a wide range of companies for nearly 30 years, including the valuation of businesses and their securities in connection with mergers and acquisitions and other securities transactions.  In conducting its analysis and arriving at its expressed opinion, ValuQuest conducted such studies, analyses and investigations, as it deemed appropriate.  ValuQuest considered the terms of the merger, and took into account its assessment of the general economic, industry, market, and financial conditions, and its experience in connection with transactions in companies and securities in general.

        On May 23, 2007, ValuQuest issued its opinion to the board of directors of Tayco that the proposed per share consideration of 1.0 share of registered common stock of Taylor, in exchange for 1.0 share of common stock of Tayco, (the Common Exchange Ratio"), is fair from a financial perspective, to Tayco and its shareholders.  A copy of the written opinion is attached as Appendix C to this proxy statement and should be read in its entirety.  ValuQuest's written opinion does not constitute an endorsement of the merger or a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

        In rendering its opinion, ValuQuest analyzed certain publicly available information concerning Tayco and Taylor, including each party's audited financial statements and annual reports then available.  In addition, ValuQuest considered other factors in making its evaluation.  In arriving at its opinion regarding the fairness of the consideration, ValuQuest reviewed: (i) audited financial statements for Tayco for the fiscal years ending May 31, 2001 through 2006; (ii) internally prepared interim financial statements for Tayco as of February 28, 2007; (iii) annual reports for Tayco for the fiscal years ending May 31, 2002 through 2004; (iv) Form 10-KSB reports for Tayco filed with the SEC for the fiscal years ending May 31, 2002 through 2004; (v) Tayco's income tax return (Form 1120) for the fiscal year ending May 31, 2005; (vi) the License Agreement between Tayco and Taylor dated November 1, 1959; (vii) the "Shareholder Summary" listing shareholders of Tayco; (viii) asset depreciation short report as of May 31, 2006 provided by Tayco; (ix) Tayco's patent listing; (x) annual reports for Taylor for the fiscal years May 31, 2004 through 2006; (xi) internally prepared annual financial statements for Tayco Realty for the fiscal years ending May 31, 2004 through 2006; (xii) internally prepared interim financial statements of Tayco Realty as of February 28, 2007; and (xiii) property tax assessed value by the City of North Tonawanda, New York for land and building at 90 Taylor Drive.

        ValuQuest conducted due diligence on Tayco including meetings at Tayco on December 7 and 8, 2006, with a focus on various aspects of Tayco's business, its operations, finances, prospects, patents and other assets.  ValuQuest also conducted discussions regarding Taylor historical performance and financial condition.  ValuQuest discussed with the management of Tayco its operating performance and future prospects, primarily with respect to the current level of Tayco's earnings and future expected operating results.

History and Nature of the Business

        Tayco was incorporated on July 22, 1955 by the organizers of Taylor to provide research and development and licensing to Taylor.  At its peak, Tayco had annual revenue of $624,000, but revenues declined to $224,000 during the trailing 12-month (TTM) period ending February 28, 2007.  At the beginning of fiscal 2005, Tayco elected to go private, but its shares have continued to trade and are quoted on OTC Pink Sheets.

Management and Personnel

        Douglas P. Taylor has served as president of Tayco since 1991, and Mark McDonough serves as CFO.  The services of Mr. Taylor and Mr. McDonough to Tayco are on a part‑time basis.  Beginning in 2005, employment declined from three full-time employees to one full-time employee, a mechanical engineer who conducts research and development.  Taylor provides Tayco with administrative functions in exchange for administrative fees.

Capitalization and Ownership

        Tayco currently has 987,928 common shares outstanding, has no other class of stock.  Tayco has no interest-bearing debt outstanding.  Taylor is Tayco's largest single shareholder of record with 228,317 common shares held, or a 23.1% interest held.  Over 500,000 shares of Tayco are held in street name.  There appears to be no shareholder agreement that restricts the transferability of Tayco's common shares.

        Based on historical trading information, closing prices for Tayco have ranged from $3.35 per share to $4.30 per share and averaged $3.74 per share from May 23, 2006 through the closing price as of May 22, 2007.  The May 22, 2007 close price was $3.50 per share. Volume for Tayco shares is light. The average daily volume is 1,110 shares since May 23, 2006.

        ValuQuest also considered historical closing prices for Taylor to derive implied exchange ratios of Tayco to Taylor.  During the same time period, Taylor's share price ranged from $4.79 to $6.84 and averaged $5.58.  Based on closing prices for Taylor and Tayco on corresponding dates from May 23, 2006 through May 22, 2007, the implied exchange ratio of one Tayco share to one Taylor share ranged from 0.56 to 0.85 and averaged 0.67. Assuming a proposed exchange ratio of 1.0, the suggested premium has ranged from 17% to 77% and averaged 50%.  The ratio on the most recent corresponding closing prices for Tayco and Taylor is 0.64.  A one‑for‑one exchange ratio represented a premium of 56% as of the date of their report.

        OTC transactions for Tayco are at arm's length and may represent market value indicators of minority interests in Tayco.  However, since electing not to file periodic reports with the SEC starting in 2005, Tayco does not publicly release financial information or an annual report.  A shareholder may have difficulties selling a block of shares in Tayco without a substantial impact on price, because trading volume has historically been limited.

Services

        Tayco provides research and development and licensing to advance the products and operations of Taylor. Revenue is generated from research and development fees charged to Taylor and from royalties on patents.  Services are at an hourly rate on an as-needed basis.  There is currently no backlog.  All royalty revenue is generated from Taylor and is determined by the terms of the License Agreement.  Royalty revenue is ultimately determined by sales of applicable products by Taylor.

        Taylor is engaged in the design, development, manufacture and marketing of shock absorption, rate control and energy storage devices for use in various types of structures and machinery and equipment.  Specific products include seismic dampers, Fluidshoks, crane and industrial buffers, self-adjusting shock absorbers, liquid die springs and vibration dampers.

        At the date of ValuQuest's opinion, Tayco had 18 active patents covered under the License Agreement with expiration dates ranging from June 8, 2007 to June 18, 2022.  The number of active patents had declined significantly in recent years.  Twenty-three patents expired in the preceding five years.  Under the License Agreement, Tayco is entitled to receive royalties of 5.0% of net sales (invoice price, less freight and trade discounts) of products that utilize patented technologies.  Royalty payments to Tayco are required to be made on a quarterly basis.  The License Agreement provides Taylor with the-first-option to-license or purchase patents developed and owned by Tayco.  Upon waiver by Taylor, Tayco can license its patents to non-related parties but must pay Taylor 10% of royalties received from such non-related parties.  Management indicates that no such waiver has occurred.

        ValuQuest analyzed the total deal price on a cash equivalent fair value basis using the standard valuation techniques discussed below based on certain assumptions of projected growth, earnings and dividends.

Property and Equipment and Intangible Assets

        Tayco possesses nominal amounts of laboratory equipment, shop equipment and furniture and fixtures.  All property and equipment is fully depreciated.  Office space and laboratory facilities are leased from Taylor.  Total annual lease expenses were $12,000 in fiscal 2006 and 2005.

        Tayco holds a 42% ownership interest in Tayco Realty, a related real estate holding corporation.  Tayco Realty owns land and a 38,000 square foot building at 90 Taylor Drive in North Tonawanda, New York and leases the property to Taylor.  Taylor subleases a portion of the above mentioned office space and laboratory facilities to Tayco.

        At the date of ValuQuest's opinion, Tayco held 18 active patents relating to specific designs and manufacturing processes for dampers, shock absorbers and isolators.  Related expenditures for legal fees and applications are capitalized and amortized over the estimated economic useful lives of the patents. The average economic useful life is approximately 15 years.  A chart of all remaining active patents and their scheduled expiration appears in the opinion.

        Tayco made no capital expenditures for property and equipment during fiscal 2002 through the TTM period ending February 28, 2007.  Investment in patent development has also been limited during the same time period.  The last significant patent investment occurred in 2002, when capitalized expenses totaled over $31,000.

Competitive Market Conditions

        All of Tayco's revenue is generated from Taylor and is directly affected by sales of products that contain licensed designs or technologies.  Tayco does not face any direct competition due to the nature of its patented products and its subcontracting arrangement with Taylor.  Tayco's revenues, however, are indirectly affected by the competition that Taylor faces.  Taylor primarily operates in the construction, industrial, aerospace and defense industries.  All of the domestic industries that Taylor serves are mature, with foreign markets offering higher growth opportunities.

        Goodrich Corporation is Taylor's primary competitor in the aerospace market and is substantially larger and more diversified.  Taylor competes on price, warranty and product performance, but cannot compete in volume due to limited financing and capacity.  In the construction market, Taylor competes against two primary manufacturers of seismic damping devices, as well as numerous other firms which supply alternative seismic protection technologies.

        Recent revenue growth for Taylor has been driven by higher volumes of dampers to the construction industry.  Management believes that the overall level of global construction activity requiring seismic protection has increased from prior years, especially in Asian markets.  Because of Taylor's participation in the seismic dampers market, it is not uncommon for the price of Taylor stock to jump on reports of a major earthquake or seismic activity.

FINANCIAL STATEMENTS

        Tayco's balance sheets for the past five fiscal years ending May 31, 2002 through 2006 and, as of February 28, 2007, are presented in Schedule A of the opinion.  Income statements and common size income statements for a similar period, with February 28, 2007 statements reflecting the TTM results are presented in Schedules B and C of the opinion, respectively.  Statements of cash flows are presented for fiscal years 2002 through 2006 in Schedule D of the opinion.  Financial statements for fiscal years 2002 through 2006 have been audited by Lumsden & McCormick, LLP. Year to date (YTD) and TTM results were obtained from internally prepared statements.

Balance Sheets

        Total assets for Tayco are primarily comprised of cash and cash equivalents (cash), investments in affiliates, a note receivable from Taylor, and intangible assets.  The asset base for Tayco is substantial in relation to Tayco revenues.  Total assets gradually increased at the end of each period from $3.2 million at the end of fiscal 2002 to $3.8 million at the end of 2007 YTD.  The overall increase generally reflects increases in cash and investments in affiliates (on an equity basis).

        Cash gradually increased from $56,000 at the end of fiscal 2002 to $106,000 at the end of fiscal 2004.  The growth in cash accelerated over the next several years as the cash balance totaled $693,000 at 2007 YTD.  Cash increased largely from the reduction in the receivable from Taylor.  The receivable from Taylor increased from $540,000 at the end of fiscal 2002 to $776,000 at the end of fiscal 2004, before dropping to $173,000 by 2007 YTD.  The receivable from Taylor carries an interest rate of 7.0% per year and any unpaid balance and interest is due at the beginning of July 2007.2

        Investments in affiliates include Tayco's 42% ownership interest in Tayco Realty and 697,567 (22.2% interest) common shares in Taylor.  Investments in affiliates are accounted for under the equity method.  The gradual increase during the period is due to higher cumulative equity in net income of the affiliates.

        Intangible assets are comprised of patents developed by Tayco.  The book value of the patents has declined at the end of each period from $240,000 at the end of fiscal 2002 to $73,000 at 2007 YTD.  The decline is due to patents expiring or being amortized and Tayco's limited investment in developing new patents during the period of review.

        Total liabilities have been modest throughout the period and were comprised of accrued payroll, accrued income taxes and other accrued expenses.  Total liabilities were a nominal $4,000 at 2007 YTD.  Liabilities reflect normal period ending expense accruals.  Tayco has a lease with Taylor for office and laboratory facilities that requires annual lease payments of $12,000.  ValuQuest is not aware of any other contingent or off balance sheet liabilities that place a meaningful claim on Tayco's assets.

        Total equity increased gradually at the end of each period from $3.1 million at the end of fiscal 2002 to $3.8 million at 2007 YTD, and was driven by increases in retained earnings.  All growth in retained earnings since the end of fiscal 2002 reflects non‑operating income (interest, equity in net income of affiliates and miscellaneous), as total operating income since the end of fiscal 2002 is modestly negative.

Statements of Income

        Tayco's revenue is comprised of royalties from Taylor's use of Tayco's patents and fees for research and development services.  Revenue dropped from $622,000 in fiscal 2002 to $526,000 in fiscal 2003 before rebounding to $624,000 in fiscal 2004.  The fall-off in revenue continued over the next two years to $226,000 for 2006.  Revenue for 2007 TTM is essentially flat at $224,000. The general decline in annual revenue for Tayco has been driven by the reduction in economic benefits to Taylor for outsourcing research and development (R&D) and licensing in government contracts, combined with the costs of developing and protecting patents.  Taylor has increased its in-house R&D and its reliance on proprietary data and trade secrets instead of patents to protect its competitive advantage.  The temporary increase in fiscal 2004 reflects a spike in royalty revenue that year with several large shipments by Taylor of products utilizing licensed technologies.

2  Tayco and Taylor have entered into a new promissory note in the principal amount of $144,399.00 with a maturity date of June 1, 2008 and an interest rate of 8% per annum.  This note will be cancelled if the merger is consummated.

        Operating income has generally trended with revenue during the period of review.  Operating income decreased annually from $250,000 in fiscal 2002 to a loss of $121,000 in fiscal 2006.  The operating loss narrowed in 2007 TTM to $43,000.  In fiscal 2004, operating income declined from $115,000 to $33,000, despite the increase in revenue, as operating expense jumped by  nearly $180,000.  Higher R&D and SG&A expenses drove the increase in overall operating expenses.  The declines in operating income in fiscals 2005 and 2006 were due to lower revenue as operating expenses declined at a slower rate.  The lower deficit in 2007 TTM is due to lower operating expenses.

        Other items primarily consist of interest income and Tayco's equity in net income in Taylor and Tayco Realty.  Tayco's equity in net income from affiliates approximated $100,000 in fiscal years 2002 and 2003 before dropping to nearly $0 in fiscal 2004, as Taylor reported a net loss.  Equity in net income of affiliates increased the next three periods to $193,000 in 2007 TTM with results at Taylor.

        Net income declined annually from $257,000 in fiscal 2002 to $94,000 in fiscal 2004 with the decline in operating income.  Net income improved to $114,000 in fiscal 2005 with the increase in equity in net income of affiliates.  In fiscal 2006, net income dropped to $62,000, with the reported operating loss and then improved to $163,000 in 2007 TTM with a lower operating loss and higher equity in net income of affiliates.  Each year since 2004, the overwhelming majority of net income has come from non-operating income.

VALUATION ANALYSIS

Valuation Approach

        To develop an opinion with respect to the fairness of the proposed 1.0 for 1.0 share Exchange Ratio, ValuQuest examined a range for the fair value for a common share of Tayco.

        "Fair value" is generally defined as the cash or cash equivalent price agreed upon in an arm's-length transaction between knowledgeable, willing parties who are under no compulsion to act.  Based on ValuQuest's understanding of New York law, fair value is determined on a pro rata basis and no adjustment shall be considered for non-controlling interests in the transacted asset(s).  When the transacted asset is a business entity, fair value under New York law is determined based on the assumption that the transacted business will continue to operate as a going concern.  Additionally, ValuQuest understands that a discount for lack of marketability may be taken into consideration.

        There are three basic approaches to valuation: asset, income and market. The asset approach derives the value of a business solely from the value of business assets.  The income approach states that the value of the business is directly related to the expected future earnings of the business.  The market approach values the business directly from other similar businesses that have sold or trade on public markets.

Asset Approach

        Under the asset approach, four methods of valuation may be considered: book value, net asset value, liquidation value and cost to create.  These valuation methods focus on the net asset value of a company.  These methods are more commonly used to value asset holding companies, smaller firms with unusual risks and at times capital intensive manufacturing firms.  Tayco is a holding company with cash and cash equivalents, investments in Tayco Realty and Taylor, and a note receivable from Taylor accounting for nearly all of its assets as of 2007 YTD.  Tayco's historical operating results and outlook suggest goodwill or intangible value limited to the value of Tayco patents.  Based upon these factors, ValuQuest  utilized a net asset value approach to determine a fair value range for Tayco.

Income Approach

        The income approach entails present value analysis of anticipated monetary benefits.  Under the income approach, three methods of valuation may be considered: capitalization of earnings, capitalization of excess earnings and discounted cash flow.  These methods are frequently employed in valuing closely-held businesses.  A capitalization method is more suitable when a company's future cash flows are expected to change at a stable rate.  The discounted cash flow method is more suitable when a company's future performance may be expected to vary.  Based on the Tayco's limited historical earnings and outlook for future earnings relative to its asset base, an income approach does not provide a meaningful indicator of fair value.

Market Approach

        Under the market theory, two methods of valuation may be considered: guideline public company and guideline private transaction.  Under the guideline public company method, a value of a business is determined based on market values of similar publicly traded companies.  Under the guideline private transaction approach, value is determined based on prices at which similar private companies have been bought and sold.  The limited historical profitability and prospects suggest the market approach would not provide a meaningful indicator of value.  That stated, there is a limited market for minority shares of Tayco which ValuQuest found to be at least relevant to its analysis.

Net Asset Value Method

        Under the net asset value (NAV) method, the fair value of each asset and each liability is determined, then the total assets and liabilities are aggregated to indicate a total value of Tayco.  The fair value of equity is derived by subtracting the total fair value of liabilities from the total fair value of assets.  The resulting value is inherently on a control level basis as control is required to extract liquidity out of corporate assets.  Fair value calculations are based upon Tayco's February 28, 2007 balance sheet.  The stock price of Taylor is based upon the closing price as of May 22, 2007.  ValuQuest states that any material change to the financial condition of Tayco subsequent to the February 28, 2007 financial statements, or the May 22, 2007 closing price for Taylor, could have a material impact on its opinion.  The primary assets of the Tayco are cash (and cash equivalents), investment in Taylor stock, investment in Tayco Realty, a receivable from Taylor and patents (intangible assets).  The range for the net asset value calculation and related suggested range for the exchange rate is presented on Schedule E to the opinion.  ValuQuest's opinion addresses the fair value of specific assets as follows:

Cash and cash equivalents are reflected on the balance sheet of their fair value of $693,136.

Investment in Taylor consists of 697,567 of common shares.  Of the shares held, 395,602 shares are not registered.  Taylor's registered shares trade on Nasdaq Small Cap Market and the closing price as of May 22, 2007 was $5.46 per share.  Based on the May 22, 2007 closing price the value of the Taylor shares held is $3,808,716, before the consideration of marketability of the unregistered shares and the liquidity of the registered block.

        An unregistered share does not posses the same marketability as a registered share of a company because it cannot be freely traded in the public market.  A holder of an unregistered shares can only liquidate such shares in a private transaction.  To account for the potential impairment for marketability, ValuQuest applied a discount for lack of marketability of up to 15% for the block of unregistered shares for the lower end of the range of its calculations.  A detailed discussion relating to marketability is presented in the opinion.

        The remaining 301,965 registered Taylor shares held by Tayco represent a 9.6% block of Taylor shares outstanding as of March 29, 2007.  Creating liquidity for such a block of stock may prove challenging and create a blockage discount.

        The concept of "blockage" applies to the liquidity of a block of stock in a publicly-traded company, based upon the market's ability or inability to absorb the block without creating downward pressure on price.  If there is a sudden increase in supply, a lower price may be required to stimulate demand to absorb the shares.  Based upon the size of the block in relation to the market value, ValuQuest found that a blockage discount of up to 10% is applicable for the block of Taylor stock, and is discussed in detail in the opinion.  At the lower end of its fair value range, ValuQuest applied a blockage discount of 10% to the block of registered shares.  At the upper end of its range, ValuQuest did  not apply a blockage discount.

Investment in Tayco Realty represents a 42.0% ownership interest.  To determine the fair value of the investment, the fair value of Tayco Realty's equity was estimated.  ValuQuest utilized the net asset value method to determine the fair value of Tayco Realty's equity because it is a real estate holding company.  The balance sheets of Tayco Realty from fiscal years 2004 through 2006 are presented in Appendix A and a fair value adjusted balance sheet as of February 28, 2007 is presented in Appendix B to the opinion.  ValuQuest outlined adjustments to Tayco Realty's assets and liabilities, as follows:

Cash and prepaid expenses do not require adjustment because their respective book values approximate their fair values due to their short-term nature.

Receivables net include a receivable from Taylor.  The receivable bears interest at 7.0% per year.  Due to the expectation that the receivable will be fully collectible and bears a market rate, the book value of the receivable proxies its market value.

Land, Building & Building Improvements consists of a 38,000 square foot building located at 90 Taylor Drive.  The historical cost of the land and building is $854,636 and the book value as of February 28, 2007 is $335,306.  To proxy the fair value of the real property, ValuQuest considered the tax assessed value for property tax purposes.  Based on the latest property tax assessment (as of the date of the ValuQuest opinion) by the City of North Tonawanda, the estimated fair value of the real property is $795,000 or an unrealized gain of $459,694 above the book value.  However, to realize the estimated gain on the real estate, it is assumed that Tayco Realty would incur a tax liability on the unrealized gain.  Estimated taxes on the gain are $183,878 at a 40% tax rate.  The net adjustment to the real property is $275,816 and the estimated realizable value is $611,122.

Accrued income taxes and other accrued expenses do not require adjustment due to their short-term nature.

        Deducting the fair value of Tayco Realty's liabilities of $4,859 from the fair value of assets of $1,497,012 equals the estimated fair value of equity of $1,492,153.  The estimated fair value of Tayco's 42.0% interest before consideration of a discount for lack of marketability is $626,704, is the upper end of our range for fair value.

        However, there is not a readily available market for Tayco's non‑publicly traded 42% ownership interest in Tayco Realty.  To attract potential buyers, Tayco may need to offer a discount for lack of marketability to compensate for the additional risk.  As discussed in the Discount for Lack of Marketability (DLOM) section of the opinion, ValuQuest estimated a potential discount at 40.0%.  The estimated fair value of the Tayco's interest after a DLOM of 40% is $376,022, which is the lower end of the range for fair value.  See Appendix C, "Marketability Discount and Blockage Discount - Investment in Tayco Realty" on pages 33-38 thereof.

        Patents - As of the date of the ValuQuest opinion, Tayco had 18 active patents that are licensed to Taylor.  Average patent revenue for the preceding six fiscal periods (including 2007 TTM) was $172,765 per year.  The active patents, however, are expiring on an ongoing basis, with many having expired within the preceding three years and three more scheduled to expire in 2007.  Tayco is not generating significant new patents to replace those expiring.  Average patent revenue for the past three fiscal periods has declined to $127,921.   Direct expenses related to patents for the last fiscal year total approximately $12,000.

        As one proxy for the fair value of the patents, ValuQuest prepared a discounted cash flow analysis based upon potential patent income over the next eight fiscal years.  At the end of that period, Tayco will have only a few active patents remaining and various expenses should offset any continuing income.

        In its discounted cash flow analysis, ValuQuest projected ongoing royalties based upon the 2007 TTM level of royalties, and adjusted downward by the percentage of patents expiring in subsequent years. Tayco has historically experienced occasional spikes in patent royalties based upon a large project or series of projects for Taylor in a single year.  To reflect such a spike year, ValuQuest incorporated one year in its model where royalty revenue will increase by $100,000 over the ongoing average year similar to the jump in royalties in fiscal 2004.  Target income is calculated by subtracting the $12,000 in expenses associated with ongoing patent maintenance and a normalized 40% income tax rate.  During the period in the discounted cash flow model, net cash flow from patents generally declines with the number of active patents from approximately $45,000 in fiscal 2008 to nominal levels in fiscal 2015 with a temporary spike to $101,000 in fiscal 2011.

        Calculating the present value for the target income from patent royalties at discount rates ranging from 25% to 30% suggests a fair value for the patents in the range of $160,000 to $180,000.  See Appendix C to the opinion.

        All other assets and liabilities were disregarded as not material to the overall value calculation.

        The suggested fair values for Tayco range from $4,722,119 to $5,481,677 or $4.78 to $5.55 per share based upon the 987,928 shares of Tayco common stock currently issued and outstanding.  See Appendix C, "Conclusion" on page 38 thereof.

Discount for Investment in Taylor

        The existence of a ready market for a security is of definite value to an owner, or to a potential buyer, and a security which possesses such a ready market is worth more than another otherwise similar security which does not have such a market.  The well-informed buyer of an interest in a closely-held company or in unregistered shares in a publicly-traded company would obviously be aware that they would be buying securities with limited marketability.

        A discount for lack of marketability captures the diminution in value attributable to a non-marketable security relative to its value on a fully marketable basis.  Lack of ready marketability makes the interest considerably less attractive than if it could be easily liquidated.  This concept was recognized by the Internal Revenue Service in Revenue Ruling 77-287 when, in discussing the value of unregistered shares in public companies, it stated, "The discount from the market price provides the main incentive for a potential buyer to acquire restricted securities."

        ValuQuest considered a discount for lack of marketability of an interest in a closely held corporation.  ValuQuest considered several studies on the subject and considered trading data of Taylor stock.  ValuQuest concluded that the discount applicable to the shares of Taylor stock held by Tayco would be no more than 10%.  See Appendix C, "Marketability Discount and Blockage Discount - Investment in Devices" on pages 25-33 thereof.

Discount for Lack of Marketability - Investment in Tayco Realty

        To determine a lack of marketability discount for Tayco's investment in Tayco Realty, ValuQuest discussed studies of marketability discounts for restricted stock of publicly traded companies and a study of price-to-value discounts in the limited partnership secondary market.  Tayco Realty is smaller and less diverse then nearly all of the companies or partnerships involved in the marketability studies.  Tayco Realty has no history of paying distributions to shareholders.  Based on these factors, ValuQuest estimated the discount for lack of marketability at up to 40% for Tayco's investment in Tayco Realty.  See Appendix C, "Investment in Tayco Realty" on pages 23-24 thereof.

        ValuQuest acted as Tayco's financial advisor in connection with the merger and will receive a flat fee for its services.  ValuQuest does not have a financial interest in Tayco, Taylor or Tayco Realty.  Tayco has, however, agreed to indemnify ValuQuest for any claims asserted against it in connection with the opinion, other than for claims arising out of ValuQuest's gross negligence or willful misconduct.

CONCLUSION

        Based on the then available information, the fair value per share for Tayco is within the range of $4.78 to $5.55.  The closing price of Taylor stock of $5.46 as of May 22, 2007 suggests an exchange ratio within the range of 0.88 to 1.02.  The average closing price for Taylor for the past year of $5.58 per share suggests an exchange ratio of 0.87 to 1.01.  The Common Exchange Ratio (as such term is defined in the opinion) for the Transaction is 1.0 and is within the range of fair exchange ratios.  Therefore, it is the  opinion of ValuQuest that, as of the opinion date, the consideration to be received pursuant to the Transaction is fair from a financial point of view to the shareholders of Tayco.  ValuQuest's opinion of fairness is contingent on the most-recent data made available to them.

Interests of Certain Persons in the Merger

        Taylor has agreed to indemnify and hold harmless the past and present directors and officers of Tayco for all acts or omissions occurring at or prior to the effective time of the merger to the same extent these persons have the right to be indemnified and held harmless by Tayco, and this right shall continue in full force and effect for so long as it would (but for the merger) otherwise survive and continue in full force and effect.

        Douglas P. Taylor, the current chairman of Taylor's and Tayco's board of directors and president and chief executive officer of both companies, will continue to serve as chairman of the surviving corporation's board of directors following the merger.  Other executive officers of Taylor are expected to continue in their positions following the merger.  Messrs. David A. Lee and Paul L. Tuttobene, and Ms. Janice M. Nicely (who, with Mr. Taylor, currently comprise the board of directors of Tayco), will not be appointed to the board of directors of Taylor after the merger.

        Messrs. Douglas P. Taylor and Richard G. Hill, who are directors, officers and shareholders of Taylor, own or control 96,951 Tayco shares, or 9.8%.  See also "INFORMATION ABOUT TAYCO-Security Ownership of Certain Beneficial Owners and Management."  Upon the conversion of Tayco shares into shares of Taylor, these persons will more easily be able to sell their shares.  Paul Tuttobene and Janice Nicely, directors of Tayco, each own 1,000 shares and 72 shares, respectively, of Tayco.

Accounting Treatment

        In accordance with U.S. generally accepted accounting principles, Taylor will account for the merger using the purchase method of accounting. Under this method of accounting, Taylor will record the market value of its common stock issued in connection with the merger and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring Tayco.  Taylor will allocate the estimated purchase price to the net tangible and amortizable intangible assets acquired (including developed and core technology and patents, customer contracts and lists, and distribution agreements), intangible assets with indefinite lives and in-process research and development, based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill.  See "THE MERGER -Accounting Treatment."

Appraisal Rights

        Tayco shareholders who comply with the requirements of Section 623 of the New York Business Corporation Law will be entitled, if the merger is consummated, to seek an appraisal of their shares of common stock.  See "RIGHTS OF DISSENTING SHAREHOLDERS" and APPENDIX D.

        Taylor shareholders do not have rights of appraisal, otherwise known as "dissenters' rights."

TERMS OF THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to and is incorporated by reference into this joint proxy statement/prospectus as APPENDIX A, and we encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

Merger

        The Agreement and Plan of Merger, dated November 30, 2007 by and between Taylor and Tayco contemplates a merger whereby Tayco will be merged with and into Taylor, with Taylor as the surviving corporation.  Upon approval of the merger agreement and the filing of the certificate of merger with the New York Department of State, each Tayco shareholder will have the right to receive the merger consideration as described below under "-Merger Consideration."

Effective Time; Closing

        The merger will become effective on the date a certificate of merger is filed with the New York Secretary of State, or at such other date and time as may be specified in the certificate.  The merger agreement provides that the certificate of merger is to be filed as promptly as practicable after all the conditions to the closing of the merger are satisfied or waived, if permissible.  Taylor and Tayco currently expect to consummate the merger in the first quarter of 2008.

Merger Consideration

        The merger agreement provides that on the effective date and time of the merger, each share of Tayco common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive one share of Taylor common stock.  The number of shares of Taylor common stock to be received for each share of Tayco common stock being converted into Taylor stock is sometimes referred to in this joint prospectus/ proxy statement as the "merger consideration."

Surrender of Shares; Stock Transfer Books

        Prior to the effective time of the merger, Taylor will deposit with the Exchange Agent, certificates representing Taylor common stock to be issued pursuant to the merger agreement.

        Promptly after the effective time of the merger, Taylor will send to each holder of Tayco common stock at the effective time of the merger a letter of transmittal and instructions for use in effecting the exchange of Tayco common stock for the merger consideration the holder is entitled to receive under the merger agreement. Upon surrender of the certificates or book-entry shares for cancellation along with the executed letter of transmittal and other documents, each Tayco shareholder (other than shareholders exercising dissenters' rights) will receive the merger consideration.

        At any time following one year after the effective time of the merger, Taylor will have the right to require the Exchange Agent to return any shares of Taylor common stock that remain unclaimed. Any holder of Tayco common stock who has not exchanged his certificates representing such stock prior to that time may thereafter look only to Taylor, as a general creditor, to exchange his stock certificates or to pay amounts to which he is entitled pursuant to the merger agreement.  Neither Taylor nor the Exchange Agent will be liable to any holder of Tayco common stock certificates for any merger consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties

        The merger agreement contains representations and warranties of Tayco and Taylor that are customary in merger transactions, including, but not limited to, representations and warranties concerning:

  the organization, good standing and corporate power and authority of the parties to carry on their respective businesses;

  the merger agreement will not conflict with or violate any applicable law or the certificates of incorporation or bylaws, or conflict with or result in a breach or default under any agreements;

  the due authorization, execution, delivery and enforceability of the merger agreement and related agreements;

  no violation of or default under any agreement, certificate of incorporation or by-laws, or any applicable law;

  the conduct of Tayco's business in the ordinary course and in the absence of material adverse changes;

  the filing by Tayco of all tax returns;

  Tayco's benefit plans and employee relations;

  environmental matters;

  no existing claims against or agreements with Tayco for brokerage commissions, finders fees or similar compensation in connection with the merger agreement, other than ValuQuest;

  the financial statements of the parties;

  no litigation, except in the ordinary course of business;

  good and marketable title to all assets;

  Tayco's intellectual property; and

  full disclosure by Tayco of all material facts related to its business, operations, condition, assets and liabilities.

        Except as specifically provided for in the merger agreement, the representations and warranties of Taylor and Tayco will not survive beyond the effective time of the merger if it is consummated.  If the merger agreement is terminated without consummation of the merger, and provided that the terminating party is not in material default of its obligations under the merger agreement, there will be no liability on the part of Taylor or Tayco to each other.  Taylor and Tayco shall each bear their respective costs and expenses incurred in connection with the merger, including legal, accounting and other fees.  If and when the merger is consummated, Taylor agrees to include on its balance sheet as a liability, the reasonable costs, expenses and fees incurred by Tayco in connection with the merger.

Conditions to the Merger

        The respective obligations of the parties to consummate the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

  the compliance with or satisfaction of all representations, warranties, covenants and conditions set forth in the merger agreement;

  no order, decree or injunction of a court or agency of competent jurisdiction has been filed or brought which enjoins or prohibits consummation of the merger;

  the merger agreement has been approved by the requisite vote of the shareholders of Taylor and Tayco;

  neither financial advisor shall have withdrawn its opinion, to the effect that the terms of the merger are fair to the shareholders of Taylor and Tayco from a financial point of view, prior to the Special Meeting;

  there are no material adverse changes in Tayco;

  Tayco shall have assigned all patents to Taylor and amended all patent royalty agreements with inventors; and

  all required documents shall have been provided by Tayco.

        There can be no assurance that the conditions to consummation of the merger will be satisfied or waived.

Conduct of Business Prior to the Closing Date

        Under the terms of the merger agreement, Tayco will conduct its business and engage in transactions only in the ordinary course and consistent with past practice or to the extent otherwise contemplated under the merger agreement, except with the prior written consent of Taylor. Tayco also will use its best efforts to:

  conduct its business diligently, and substantially in the manner conducted, and only in the ordinary course;

  experience no material adverse change;

  maintain present relationships with its customers, suppliers, consultants, employees and other persons with whom business relationships exist; and

  preserve all assets in customary repair and condition.

        Tayco also agreed that, except as contemplated by the merger agreement or unless Taylor provides its express written consent, Tayco will not, among other things:

  pay any dividend or distribution with respect to its common stock; or

  issue any shares of its capital stock, or any options, warrants, or other rights to purchase capital stock; or

  redeem, purchase or otherwise acquire any of its capital stock; or

  amend its certificate of incorporation or bylaws; or

  increase the compensation of any of officers or employees or agree to pay any bonus, severance payment or other new benefit to such persons; or

  sell or transfer any intellectual property; or

  enter into any agreement which may have a material adverse effect on its business and operations; or

  make any capital expenditures in excess of $5,000 in the aggregate; or

  commit or omit to do any act, or engage in any activity or transaction, which reasonably could have a material adverse effect on its business or assets; or

  make any loan or advance to any Tayco shareholder, officer or director or other third party, except for reasonable advances for employee expenses or for consumer credit consistent with past practice; or

  deviate in any material way from the warranties and representations in the merger agreement.

Other Agreements

        Taylor and Tayco have agreed to certain other actions that are customary in merger agreements.  For example, Taylor and Tayco have agreed to cooperate with each other in preparing and filing, as soon as practical, all required regulatory documents and to use their best efforts in good faith to take all action necessary to permit completion of the merger.  Tayco and Taylor have each provided the other, and their respective representatives, reasonable access to their respective proprietary information, including Tayco's patents and other intellectual property, as well as the books and records relating to its business.  Such access has been conditioned upon the agreement that each company's respective proprietary information will be kept confidential by the other party.  Taylor has agreed to continue the employ of Tayco's sole employee at a base salary equal to or greater than the base salary in effect prior to the merger.  The employee currently participates in Taylor's 401(k) plan, and will be entitled to receive and participate in other benefit plans available to Taylor employees after consummation of the merger.

Waiver and Amendment

        Prior to the completion of the merger, Taylor and Tayco may extend the time for performance of any obligations under the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the merger agreement.  However, after the shareholders of Taylor and Tayco have adopted the merger agreement, no waiver can modify the amount or form of consideration to be provided to the shareholders or otherwise materially adversely affect the shareholders without the approval of the affected shareholders to the extent required by applicable law.

        The merger agreement may be amended or supplemented at any time by mutual agreement of Taylor and Tayco, provided that any such amendment or supplement after the shareholders have adopted the merger agreement is subject to the same condition in the last sentence of the preceding paragraph.

Termination

        The merger agreement may be terminated at any time prior to the closing date:

  by mutual written consent of Taylor and Tayco;

  by either Taylor or Tayco, if the other of them has materially breached representations, warranties, covenants or other agreements as set forth in the merger agreement, such that the any condition precedent to either party's going forward would not be satisfied, or if such breach is incapable of being cured within 15 days after written notice;

  by either Taylor or Tayco, if its shareholders do not approve the merger agreement; or

  by either Taylor or Tayco if the merger is not completed by June 30, 2008, provided that the terminating party is not in material default of any of its obligations under the merger agreement.

        In the event the merger agreement is terminated, the merger agreement shall become void and have no effect, except that:

  certain provisions regarding confidential information and payment of fees and expenses will survive and remain in full force and effect; and

  the breaching party shall not be relieved of liability or damages for any breach of the merger agreement that gives rise to such termination, including without limitation, failure to keep confidential certain proprietary information.

INFORMATION ABOUT TAYLOR

        Taylor was incorporated in the State of New York on July 22, 1955 and is engaged in the design, development, manufacture and marketing of shock absorption, rate control, and energy storage devices for use in various types of machinery, equipment and structures.  In addition to manufacturing and selling existing product lines, Taylor continues to develop new and advanced technology products.

        Additional information about Taylor is included in documents incorporated by reference into this proxy statement/prospectus.  See the section titled "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 62.

INFORMATION ABOUT TAYCO

Description of Business

        Tayco was incorporated in the State of New York on July 22, 1955, and is a patent holding company engaged in research, development and licensing to manufacture shock and vibration isolators, energy storage and shock absorption components for use on various types of vehicles, machinery and equipment.  Tayco sells research and development engineering services to Taylor, and pursuant to the License Agreement has licensed Taylor to manufacture and sell certain of Tayco's patented products.  The products sold are used in the defense, aerospace and commercial industries.  See "Patents, Trademarks and Licenses" below.

        Tayco continues to research and develop new and advanced technology products.

Principal Products

        Tayco's primary products include a wide spectrum of components utilized for the absorption and/or attenuation of transient and/or steady state motion of mechanical elements.  Specific components include shock absorbers, vibration dampers, seismic shock arresters, vehicle suspension Taylor and recoil absorbers.  These components may utilize either hydraulic, elastomer, or electronic means to obtain their required output.

        A correlative component of these products is the analysis and development of design specifications for various types of energy absorption Taylor.  Tayco maintains an extensive computer database of shock pulses, combined with its own proprietary structural analysis computer codes.  Tayco markets analytical services utilizing these assets.

Distribution

        Tayco does not use sales representatives or distributors because the majority of its work is performed under contract with Taylor.

Competition

        Tayco faces no significant competition due to the nature of its patented products and the subcontracting arrangement with Taylor.

Raw Materials and Supplies

        No raw materials are used in Tayco's business, and supplies are readily available.

Patents, Trademarks and Licenses

        Tayco holds approximately 18 patents expiring at different times until the year 2021.  In fiscal 2007, royalty income from the patents accounted for 367% of Tayco's revenues.

        Under the License Agreement, Tayco granted Taylor preferential rights to market in the United States and Canada all existing and future inventions and patents owned by Tayco.  The term of the License Agreement is the life of the last-to-expire patent on which Taylor is paying royalties, the date of which is October 23, 2021.  Taylor pays a 5% royalty to Tayco on sales of items sold and shipped.  During fiscal 2007, Tayco recorded $91,740 in royalties revenue from Taylor.  Under the License Agreement, payments of royalties are required to be made quarterly.

        In addition, the License Agreement provides for Tayco to pay Taylor 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement. These royalties also apply to certain apparatus and equipment subject to the License Agreement which has been modified by Taylor, with the rights to the modification assigned to Tayco.  No royalties were paid to Taylor in 2007.

        Under Patent Agreements with Douglas P. Taylor, David A. Lee and three other inventors, Tayco pays $36,000 in royalties per year to Mr. Taylor, and $3,600 per year to each of the others, for so long as any of their respective patents assigned to Tayco remains in effect.

Dependence Upon Customers/Terms of Sale/Sales Backlog

        Tayco's current business is almost totally dependent on Taylor.  In fiscal 2007, 100% of sales were to Taylor in the form of both direct and subcontracted project engineering.  Terms of sale are normally net 30 days, with purchase orders issued on a "cost plus" basis.  Work is subcontracted from Taylor as needed, and consequently there is no backlog.

Government Contracts

        Tayco has proposals pending with the federal government, but no assurances can be given that any contracts will be forthcoming.

Research and Development

        Tayco engages in Research and Development ("R&D") in connection with the design of products that are sold by Taylor.  See "Patents, Trademarks and Licenses" above.  Tayco's income from R&D was $161,610 and $128,820 for fiscal years 2007 and 2006, respectively.

Government Regulation

        Compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment have had no material effect on Tayco, and Tayco believes that it is in substantial compliance with such provisions.

        Tayco is subject to the Occupational Safety and Health Act ("OSHA") and the rules and regulations promulgated thereunder, which establishes strict standards for the protection of employees, and imposes fines for violations of such standards.  Tayco believes that it is in substantial compliance with OSHA provisions and does not anticipate any material corrective expenditures in the near future. There have been no significant costs or efforts in conjunction with compliance with environmental standards.

Employees

        As of May 31, 2007, Tayco had one full time employee and no part time employees, and does not count executive officers as employees.

Description of Property

        Pursuant to the Lease Agreement dated July 1, 2000 between Tayco and Taylor, Taylor leases approximately 800 square feet of office and research and development space located at 100 Taylor Drive, North Tonawanda, New York to Tayco at a base annual rental of $12,000.  The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing.  The lease will automatically renew on each anniversary of its commencement date unless either party gives three months' written notice to the other of termination.  The lease provides that on April 1 of each year, management of both companies will review the lease to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by Tayco.  For the twelve months ended May 31, 2007, Tayco paid Taylor rental payments totaling $12,000.  The real property utilized by Tayco is in good condition, adequate for present operations and adequately covered by insurance.

Legal Proceedings

        None.

Submission of Matters to A Vote of Security Holders

        None.

Market for Common Equity and Related Shareholder Matters

        Tayco's Common Stock is traded over the counter on the Pink Sheets under the trading symbol TYCO.PK.

        The market prices noted below for fiscal years 2008, 2007 and 2006 were obtained from the Pink Sheets and represent estimated prices between dealers, without retail mark-up, mark-down or commission.

	Fiscal 2008		Fiscal 2007		Fiscal 2006
	High	Low	High	Low	High	Low
First Quarter	4.25	3.77	4.00	3.70	2.10	1.80
Second Quarter	5.50	4.30	3.80	3.45	2.20	1.95
Third Quarter			3.75	3.30	3.55	2.60
Fourth Quarter			3.75	3.35	4.35	3.11

Holders

        As of January 8, 2008, the approximate number of holders of record of common stock of Tayco was 318.   Even though a significant number of shares of Tayco's common stock are held in street name, Tayco does not believe that the total number of beneficial owners of its common stock exceeds 1,000.

        Because Tayco has fewer than 500 shareholders of record and its total assets have been less than $10,000,000 on the last day of each of its three most recent fiscal years, Tayco terminated its reporting obligations under the Securities Exchange Act of 1934 on July 1, 2005.

Dividends

        There are no restrictions on the payment of either cash or stock dividends, but no dividends were declared in fiscal years 2007 or 2006.  Tayco does not anticipate the issuance of dividends in the future.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        A summary of the period to period changes in the principal items included in the consolidated statements of income is shown below:

Comparison of the years ended
May 31, 2007 and 2006
Increase / (Decrease)
Royalties revenue	$(5,000)
Research & development revenue	$33,000
Research & development expense	$1,000
Selling, general and administrative expense	$(94,000)
Other income	$(10,000)
Equity in net income of affiliates	$27,000
Net income	$122,000

For the year ended May 31, 2007  (All figures being discussed are for the year ended May 31, 2007 as compared to the year ended May 31, 2006.)

        The Company's results of operations showed a 12% increase in net revenues with an increase in net income of 198%. The increase in revenue is attributable to research and development revenue recorded as a result of higher levels of billable engineering hours on projects for Taylor.

        Selling, general and administrative expenses decreased by 37% to $159,000 primarily because of a reduction of personnel and related expenses.

        Included in interest income for the year ended May 31, 2007, is interest of $13,000 earned from Devices for an unsecured promissory note payable to the Company.  The outstanding balance on the promissory note at May 31, 2007 is $144,000.  Interest, at 8% per year, is receivable monthly through June, 2008 when any unpaid principal is due to be received.

        Equity in the net income of affiliates was $172,000.  This compares to income of $144,000 for the prior year.  This income is generated from the Company's investments in Taylor and Tayco Realty.

        Net income was $173,000 or $0.19 per share.  This is up from the prior year's level of $62,000 or $0.06 per share.  This is a result of the aforementioned items.

        The balance sheet as of May 31, 2007 is comparable to that of the prior year-end.

        Management believes that the Company's internally generated cash will be sufficient to fund ongoing operations for the fiscal year ending May 31, 2008.

        As of August 31, 2007, Taylor owed Tayco $106,000 for unpaid royalties from prior years.  The indebtedness is unsecured and is evidenced by Taylor's Promissory Note bearing interest at 8% per annum and having a maturity date of June 1, 2008.

Financial Statements

        For information concerning this Item, see Tayco's balance sheet and related financial statements and notes at Appendix F.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

        There have been no disagreements between Tayco and its accountants as to matters which require disclosure.

Directors, Executive Officers, Promoters and Control Persons

        Douglas P. Taylor (59) has been Chairman, President and Chief Executive Officer of Tayco since April 1991, an executive officer since 1979 and a director since 1972.  Since 1976 and 1977, he has served as director of Taylor and Tayco Realty, respectively.  Mr. Taylor is inventor/co-inventor on numerous U.S. patents assigned to Tayco, and is widely published within the fluid power, aerospace/defense, and structural engineering communities.

        David A. Lee (76) has served as Vice President of Tayco since April 1991 and as a director since November 1991.  Dr. Lee has also served as a consultant to Taylor since 1974.  He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles and a B.S. degree in mechanical engineering from the California Institute of Technology.  Dr. Lee is the co-inventor on five U.S. patents assigned to Tayco.

        Paul L. Tuttobene Jr. (44), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Taylor since 1989, has served as a director of Tayco since November 1991.  Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

        Janice M. Nicely (67) is semi-retired and until November 1, 2001 served as Manager of Shareholder Relations for Tayco and Taylor.  Ms. Nicely has been an employee of Tayco and Taylor since 1980 and has served as a director of Tayco since November 1992.

        Mark V. McDonough (47) is the Treasurer and Chief Financial Officer of Tayco and Taylor.  Before he joined Tayco in June 2003, Mr. McDonough served as Director of Finance at Saint-Gobain Technical Fabrics, Inc. in Niagara Falls, NY.  Prior to that, he had been employed as Corporate Controller with International Motion Control, Inc. in Buffalo, NY.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of January 8, 2008  as to persons known by Tayco to be the beneficial owners of more than five percent (5%) of Tayco's common stock, as well as shares owned by the named Executive Officer, each director and all directors and executive officers as a group.

	Name and Address of Beneficial Owner	Direct/Indirect Ownership (4)	Amount of Percent of Ownership (4)
	Taylor Devices, Inc. 90 Taylor Drive North Tonawanda, NY 14120	228,317 (1)	23.1%
	Douglas P. Taylor 90 Taylor Drive North Tonawanda, NY 14120	97,809 (2)(3)	9.9%
	David A. Lee 1819 Wilshire Blvd. Santa Monica, CA 90403	-	-
	Paul L. Tuttobene, Jr. 84 Benedict Road Pittsford, NY 14534	1,000	*
	Janice M. Nicely 100 Taylor Drive North Tonawanda, NY 14120	72	*
	Mark V. McDonough 90 Taylor Drive North Tonawanda, NY 14120	-	-
	All Directors and officers as a group	98,881	10.0%
	* less than 1%
(1)

These shares were purchased in January 1992 in a private sale at their fair market value, in consideration of Taylor' partially discharging certain of Tayco's obligations as a guarantor of the indebtedness of a former affiliate.

(2)

Douglas P. Taylor is a shareholder, a director, the President and CEO of both Tayco and Taylor.  The Taylor family owns or controls 160,134 shares in Tayco, or approximately 16.2% of its common stock, including shares held by Mr. Taylor.  Also included in this number are the shares held by Mr. Taylor's sister, Joyce Taylor Hill, who owns 24,351 shares in her name and 33,174 shares as custodian for her children.  Richard G. Hill, her husband and the brother-in-law of Mr. Taylor, beneficially owns 4,800 shares.  Mr. Hill is also a shareholder, director, and Vice President of Taylor.  Including shares beneficially owned by Messrs. Taylor and Hill in Taylor, the Taylor family owns or controls 116,857 shares or 3.9% of the common stock of Taylor.

(3)

Includes 6,000 shares held by Sandra Taylor, wife of Mr. Douglas P. Taylor, as well as 25,295 shares held by Sandra Taylor in custodial accounts for their children Erin and David, and 4,714 shares held by their son Alan.  Mr. Taylor disclaims any beneficial ownership of these shares.

(4)	Information presented in this table has been supplied by the respective shareholders or by Tayco, as transfer agent.

DESCRIPTION OF TAYLOR COMMON STOCK

        Taylor's certificate of incorporation authorizes Taylor to issue up to 8,000,000 shares of common stock, of which, as of the date of this proxy statement/ prospectus, 3,156,061 shares are issued and outstanding; 264,853 shares are held in Taylor's treasury; 67,750 shares are reserved for issuance under the 2005 Taylor Devices, Inc. Stock Option Plan; no shares are reserved for issuance under the 2004 Taylor Devices, Inc. Employee Stock Purchase Plan; 25,000 shares are reserved under the 2001 Taylor Devices, Inc. Stock Option Plan; 1,000 shares are reserved under the 1998 Taylor Devices, Inc. Stock Option Plan; no shares are reserved under the 1994 Taylor Devices, Inc. Stock Option Plan, and 140,000 shares of common stock are reserved for issuance under the Plan.

        Shares of Taylor common stock are entitled (a) to dividends when and as declared by the board of directors, subject to any rights of preferred stock of Taylor that may be hereafter issued; (b) to one vote per share on each matter properly submitted to shareholders for their vote; and (c) to participate ratably in the net assets of Taylor in the event of liquidation, subject to any prior rights of preferred stock of Taylor that may hereafter be issued.  Taylor is currently restricted from issuing dividends under credit arrangements with its lender.  Outstanding shares of Taylor common stock are fully paid and are not subject to further calls or assessments.  Holders of Taylor common stock do not have preemptive rights.

        The certificate of incorporation of Taylor authorizes the board of directors to issue up to 2,000,000 shares of preferred stock, $.05 par value, with such rights and privileges, including voting rights, as it may deem appropriate.  Five thousand (5,000) preferred shares have been designated by the board of directors as "Series A Junior Participating Preferred Stock" ("Series A Stock") in connection with the issuance by Taylor of certain shareholder rights ("Rights"), as more particularly described in the Rights Agreement between Taylor and Regan & Associates, Inc., as Rights Agent, dated October 5, 1998, attached as Exhibit 4 to Taylor's Registration Statement on Form 8-A filed with the SEC on or about October 6, 1998 ("Rights Agreement").  The certificate of amendment to Taylor's certificate of incorporation designating the Series A Stock was filed by the New York Secretary of State on October 9, 1998 (the "Amendment").

        In accordance with the Amendment and the Rights Agreement, Taylor declared a dividend of one Right for each outstanding share of Taylor's common stock, to shareholders of record at the close of business on October 19, 1998.  Each Right entitles the registered holder to purchase from Taylor a unit consisting of one two‑thousandths (1/2000th) of a share of Series A Stock, at a purchase price of $5.00 per unit of 1/2000th of a share, subject to adjustment.

        Initially, the Rights were attached to all Taylor common stock certificates representing shares then outstanding, and no separate Rights Certificates were or will be distributed.  A distribution date will occur and the Rights will separate from the common stock upon the earliest of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the Taylor common stock then outstanding; (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 24% or more of such outstanding shares of Taylor common stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Taylor common stock which a majority of the unaffiliated directors who are not officers of Taylor determine to be fair to and otherwise in the best interests of Taylor and its shareholders); and (3) the date the board of directors declares a person to be an "Adverse Person," upon a determination by the board that such person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the shares of Taylor common stock outstanding, and upon a determination by at least a majority of the continuing directors who are not officers of Taylor, after reasonable inquiry and investigation, that (a) such beneficial ownership by such person is intended to cause Taylor to repurchase the Taylor common stock beneficially owned by such person or to cause pressure on Taylor to take action or enter into a transaction or series of transactions intended to provide such person with short‑term financial gain under circumstances where such continuing directors determine that the best long‑term interests of Taylor and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time; or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of Taylor's ability to maintain its competitive position or impairment of Taylor's business reputation or ability to deal with governmental agencies) on the business or prospects of Taylor.

        The power of the Taylor board of directors to issue preferred shares, such as Series A Stock, may enable the board of directors to prevent a change in control despite a shift in ownership of the Taylor common stock.  In addition, the Taylor board's power to issue additional common stock may delay or deter a change in control by increasing the number of common stock needed to gain control.

        In addition, under New York law, Taylor cannot enter into certain business combinations involving persons beneficially owning 20% or more of the shares of Taylor common stock, unless the board of directors has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition.  This restriction applies for 5 years after the date of the Stock Acquisition.  Thereafter Taylor may enter into a business combination with the interested person (a) if the combination is approved by vote of the holders of a majority of the Taylor common stock beneficially owned by disinterested shareholders or (b) if, as part of the business combination, the disinterested shareholders receive a price for their common stock equal to or greater than the price determined in accordance with a statutory formula intended to assure that the shareholder will receive an equitable price in the business combination.  New York law also prevents Taylor from purchasing more than 10% of the shares of Taylor common stock for more than their market value unless the purchase is approved by the board of directors and by a majority vote of all outstanding common stock, unless the offer to purchase is extended to all shareholders, or unless the offer is for common stock the holder has held for more than two years.  The restrictions described in this paragraph apply also to Tayco and Tayco common stock.

COMPARISON OF SHAREHOLDER RIGHTS

        The rights of Taylor shareholders are governed by Taylor's certificate of incorporation and bylaws, each as amended, and the laws of the State of New York; and the rights of Tayco shareholders are governed by Tayco's certificate of incorporation and bylaws, each as amended, and the laws of the State of New York.  After the merger, all Tayco shareholders will become shareholders of Taylor and their rights will be governed by Taylor' certificate of incorporation and bylaws, each as amended, and New York.  While the rights and privileges of Tayco shareholders are comparable to those of the shareholders of Taylor, such as voting rights, there are differences.  Below is a summary of material differences as of the date of this joint proxy statement/ prospectus between the rights of Taylor shareholders and the rights of Tayco shareholders.  These differences arise from differences between the respective certificates of incorporation and bylaws of Taylor and Tayco.

        The following is a summary only and does not purport to be a complete description of all differences.  Shareholders should consult the respective certificates of incorporation and bylaws, as amended, restated, supplemented or otherwise modified, of Taylor and Tayco for a more complete understanding of these differences.

TAYLOR	TAYCO
Capital Stock:

Pre-Merger:	Pre-Merger:

Taylor is authorized to issue:	Tayco is authorized to issue:

- 8,000,000 shares of common stock, of which  3,156,061 are issued and outstanding as of January 8, 2008, 2008.	- 1,000,000 shares of common stock, of which 987,928 are issued and outstanding as of January 8, 2008.

-     2,000,000 preferred shares in series, including
      5,000 shares of class A junior participating
      preferred shares in connection with Taylor's
      rights plan (see below), but no preferred
      shares (including the class A shares) have
      been issued or are outstanding.

- No preferred stock

Post-Merger:

Assuming approval the merger agreement, Taylor will issue 759,611 shares of common stock.	Assuming approval the merger agreement, no Tayco stock will remain outstanding

Rights Plans:

Pre-Merger:	Pre-Merger:

- Taylor is a party to a rights plan entered into on October 5, 1998. Unless extended or replaced, the rights plan will expire by its terms on October 5, 2008.	Tayco has no rights plan.

Post-Merger:

- The completion of the merger will not cause the rights under the rights plan to become exercisable.

Number and Term of Directors:

Pre-Merger and Post-Merger:	Pre-Merger:

- The number of directors must be at least three, but not more than ten, and comprise a staggered board of three directors classes, all of whom are elected to a three-year term.	- The number of directors is not specified. All directors are elected for a one-year term.

Currently, there are five directors on the board and this number will remain unchanged post‑merger.	Currently, there are four directors on the board, none of whom will become a member of the Taylor board.

Removal of Directors:

Pre-Merger and Post-Merger:	Pre-Merger:

- Directors may be removed for cause by shareholder vote.	- Removal of directors is referred to, but neither grounds nor procedure are specifically addressed.

Director Nominations:

Pre-Merger and Post-Merger:	Pre-Merger:

-     The bylaws provide for the written nomination of
       directors by shareholders pursuant to notice in
       writing not less than 30 days prior to the date of
       the meeting called for the election of directors;
       but if less than 40 days' notice of meeting was
       given by Taylor , then written notice from the
       shareholder must be presented not later than the
       close of business on the 10th day following the
       day Taylor's notice of meeting was mailed, or
       public disclosure was made, whichever first
       occurs.

      Taylor's nominating committee charter sets forth
      criteria for candidates for director, including
      those proposed by shareholders. If qualified, the
      nominating committee charter requires the
      committee to consider such candidates for
      appointment.

-     The bylaws provide for the written
       nomination of directors by shareholders
       pursuant to notice in writing not less than 30
       days prior to the date of the meeting called
       for the election of directors; but if less than
       40 days' notice of meeting was given by
       Tayco , then written notice from the
       shareholder must be presented not later than
       the close of business on the 10th day
       following the day Tayco's notice of meeting
       was mailed, or public disclosure was made,
       whichever first occurs.

       Tayco has no nominating committee or
       charter.

Special Meeting of Shareholders:

Pre-Merger and Post-Merger:	Pre-Merger:

- May be called by the board of directors or by the president at the written request of holders of a majority of the shares outstanding and entitled to vote at the meeting.	- May be called by the board of directors, or at the written request of holders of 51% of the shares then outstanding and entitled to vote.

RIGHTS OF DISSENTING SHAREHOLDERS

        Section 623 of the New York Business Corporation Law provides that if the merger is consummated, Tayco shareholders who object to the merger and who follow the procedures will have the right to receive cash payment of the fair value of their shares.  A copy of Section 623 of the Business Corporation Law is attached to this proxy statement as APPENDIX D.

        THE PROCEDURES OF NEW YORK LAW MUST BE FOLLOWED PRECISELY; IF THEY ARE NOT, SHAREHOLDERS MAY LOSE THEIR RIGHT TO DISSENT. SHAREHOLDERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

        Any Tayco shareholder who is entitled to vote on the merger will have the right to receive cash payment of the fair value of his shares and the other rights and benefits provided in Section 623 if such shareholder does not vote in favor of the merger and, before the vote of shareholders on the merger, files with Tayco written objection to the merger, including in that written objection a notice of election to dissent, his name and residence address, the number of shares as to which he dissents, and a demand for payment of the fair value of such shares if the merger is consummated.

        A VOTE AGAINST THE MERGER WILL NOT SATISFY THE REQUIREMENT OF FILING A WRITTEN OBJECTION.

        Failure to vote against the merger will not waive a shareholder's right to payment if the shareholder has filed a written objection and has not voted in favor of the merger.  If a shareholder abstains from voting on the merger, this will not waive dissenter's rights so long as the appropriate written objection to the merger is properly and timely filed.

        All notices of election to dissent should be sent to Janice M. Nicely, Secretary, Tayco Developments, Inc. at 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.

         If an executed proxy is received but no direction is indicated as to how such proxy is to be voted, the shares represented by such proxy will be voted in favor of the merger.  Accordingly, the submission of such an unmarked proxy, unless revoked prior to its being voted, will serve to waive dissenter's rights.

         Within 10 days after the date the merger is approved by the shareholders, Tayco will give written notice of such approval by registered mail to each shareholder who filed written objection, except for any shareholder who voted in favor of the merger.  A shareholder may not dissent as to fewer than all of his shares, held by him of record, that he owns beneficially.  A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares as to fewer than all of the shares of such owner held of record by such nominee or fiduciary.

         Upon consummation of the merger, a dissenting shareholder will cease to have any rights of a shareholder, except the right to be paid the fair value of his dissenting shares.  A shareholder's notice of election may be withdrawn at any time prior to his acceptance in writing of an offer to purchase his dissenting shares by Tayco, but in no case may such notice of election be withdrawn later than 60 days after the effective date (unless Tayco does not make a timely offer) without the consent of Tayco.  Within one month after the filing of the notice of election to dissent, a dissenting shareholder must submit the certificates representing his dissenting shares to Tayco or its transfer agent, which shall note conspicuously on the certificates that such notice of election has been filed, and Tayco will then return the certificates to the shareholder.  Any shareholder who fails to submit his certificates for the notation within forty-five days from the date of filing the notice of election to dissent will lose his dissenter's rights unless a court, for good cause shown, otherwise directs.

        Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the effective date, whichever is later (but in no case later than 90 days after the date of the Special Meeting), Tayco must make a written offer by registered mail to each shareholder who has filed the notice of election to pay for his dissenting shares at a specified price which Tayco considers to be the fair value and if the merger has been consummated, must accompany such offer by advance payment to each shareholder who has submitted his certificates representing his dissenting shares to Tayco of an amount equal to 80% of the amount of the offer.  The offer must be made at the same price per share to all the dissenting shareholders.  If within 30 days after the making of the offer Tayco and any dissenting shareholder agree on the price to be paid for his dissenting shares, the balance of payment therefore must be made within 60 days after the making of such offer, or the effective date, whichever is later, and upon the surrender of the certificates representing the shares.

         If Tayco fails to make such offer within the 15-day period described above, or if it makes the offer and any dissenting shareholder fails to agree with Tayco within the period of 30 days thereafter upon the price to be paid for his shares, Tayco is required within 20 days after the expiration of whichever is the applicable of the two periods to institute a special proceeding in the Supreme Court of the State of New York, County of Erie, to determine the rights of dissenting shareholders and to fix the fair value of their dissenting shares.  If Tayco fails to institute the proceeding within the 20-day period, any dissenting shareholder may institute the proceeding for the same purpose not later than 30 days after the expiration of the 20-day period.  If the dissenting shareholder does not institute the proceeding within the 30-day period, his dissenter's rights are lost unless the court, for good cause shown, otherwise directs.  During the proceeding, the court will determine whether each dissenting shareholder is entitled to receive payment for his shares and, if so, will fix the value of the shares as of the close of business on the day prior to the Special Meeting, taking into consideration the nature of the merger transaction giving rise to the shareholder's right to receive payment for his dissenting shares and other relevant factors.  The court will also award interest on such amount to be paid from the effective date to the date of payment unless the court finds that the shareholder's refusal to accept an offer for payment was arbitrary, vexatious, or otherwise not in good faith, in which case Tayco's costs will be assessed against the shareholder.  The court, in its discretion, may also apportion or assess any part of the dissenting shareholder's costs against Tayco if it finds that the fair value of the shares materially exceeds the amount which Tayco offered to pay, or that no offer or advance payment was made by Tayco, or that Tayco failed to institute such special proceeding, or that the action of Tayco is complying with its obligations under Section 623 was arbitrary, vexatious, or otherwise not in good faith.

         A dissenting shareholder will not be paid at any time when Tayco is insolvent or when payment would make it insolvent.  The dissenting shareholder has the option, which must be exercised within 30 days after Tayco has given the dissenting shareholder written notice that payment for his shares cannot be made because Tayco is insolvent or such payment would make it insolvent, to file written notice with Tayco choosing (1) to withdraw his election or dissent or (2) to retain his status as a claimant of dissenter's rights.  If the dissenting shareholder fails to exercise his option within such 30-day period, Tayco shall exercise such option as it chooses.  If the dissenting shareholder chooses to remain a claimant of dissenter's rights, Tayco must pay him when it is no longer insolvent and will not be made insolvent by such payment, or if Tayco is liquidated, the dissenting shareholder's claim shall be subordinated to the rights of Tayco's creditors, but superior to the rights of non-dissenting shareholders.

        The enforcement by a shareholder of his right to receive payment for his shares in accordance with Section 623 excludes the enforcement of such shareholder of any other right to which he might otherwise be entitled by virtue of his ownership of shares (unless he withdraws his notice of election as provided in Section 623 or the merger is abandoned), except that the shareholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the merger will be or is unlawful or fraudulent to him.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").   The exchange of each share of Tayco common stock for 1 share of common stock of Taylor pursuant to the terms of the merger agreement will not be a taxable transaction for federal income tax purposes under the Internal Revenue Code.  In contrast, any shareholders of Tayco who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Tayco common stock will recognize income for federal tax purposes and may recognize income under state, local and other tax laws.  A shareholder of Tayco will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the merger and the tax basis in the Tayco common stock exchanged by such shareholder pursuant to the merger.

        Gain or loss must be determined separately for each block of Tayco common stock (i.e., shares of Tayco common stock acquired by the shareholder at the same time and price) exchanged pursuant to the merger.  Gain or loss recognized by the shareholder exchanging his or her Tayco common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such Tayco common stock is a capital asset in the hands of the shareholder.  If the Tayco common stock is a capital asset and has been held for more than twelve months, the gain or loss will be long-term.

        The federal income tax discussion set forth above is based upon current law and is intended for general information only.  Each Tayco shareholder is urged to consult his tax advisor concerning the specific tax consequences of the merger to such shareholder, including the applicability and effect of state, local or other tax laws and of any proposed changes in the Internal Revenue Code.

EXPENSES OF THE MERGER

        All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses.

STOCK PRICES AND DIVIDEND INFORMATION

Recent Closing Prices

        The following table sets forth the closing price per share of Taylor common stock and Tayco common stock as reported on the Nasdaq Small Cap Market and over the counter Pink Sheets, respectively, on (i) December 5, 2007, the last trading day preceding public announcement of the merger and (ii)  January 8, 2008, the last trading day prior to the date of this joint proxy statement/prospectus. The equivalent Tayco per share price at each specified date represents the closing price of a share of Taylor common stock on the applicable date multiplied byone.

Closing Price on:	Tayco Common Stock	Taylor Common Stock	Equivalent Tayco Per Share Price
December 5, 2007	$4.75	$6.33	$6.33
January 8, 2008	$5.11	$6.29	$6.29

        Because the market prices of Taylor common stock and Tayco common stock fluctuate, the market value of the shares of Taylor common stock that Tayco shareholders will receive in the merger may increase or decrease prior to the merger. Shareholders of Taylor and Tayco are urged to obtain current market quotations for Taylor common stock.

Dividend Policy

        Since at least 1988, neither Taylor nor Tayco has declared or paid a cash or stock dividend on its common stock and neither company anticipates paying any cash dividends in the foreseeable future.  Except as set forth below, Taylor is prohibited from issuing cash dividends under credit arrangements with its major lender.  In addition, the merger agreement prohibits Tayco from declaring or paying dividends on its capital stock until the completion of the merger or the termination of the merger agreement.

OTHER MATTERS

        The boards of directors of Taylor and Tayco are not aware of any business to come before the Special Meetings other than those matters described in this proxy statement.  However, if any other matter should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

LEGAL MATTERS

        The validity of the Taylor common stock being offered by this joint proxy statement/prospectus, and certain federal income tax matters relating to the merger, will be passed upon for Taylor by Hiscock & Barclay, LLP.

EXPERTS

        The consolidated financial statements of Taylor as of May 31, 2007 and 2006, and for each of the years in the two-year period ended May 31, 2007, included in Taylor's Annual Report on Form 10-KSB for the year ended May 31, 2007 have been incorporated by reference herein, and the financial statements of Tayco as of the same dates and for each of the years in the same two-year period have been included in this Registration Statement, in reliance on the reports of Lumsden & McCormick, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        Taylor files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information Taylor files at the SEC's public reference room located at 100 F Street N.E., Room 1024, Washington, D.C. 20549.  Please call the SEC at 1‑800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public at the web site maintained by the SEC at http://www.sec.gov and by Taylor at http://www.taylordevices.com.

        Taylor filed a registration statement on Form S-4 to register with the SEC, the Taylor common stock that Taylor will issue to Tayco shareholders in the merger.  This document is part of that registration statement and constitutes a prospectus of Taylor in addition to its being a proxy statement for use by Taylor at its Special Meeting and a proxy statement for Tayco for Tayco's Special Meeting.  As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

        The SEC allows Taylor to "incorporate by reference" information into this document.  This means that Taylor can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference into this document is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.  This document incorporates by reference the documents listed below that Taylor previously filed with the SEC.  They contain important information about Taylor and its financial condition.

Document                                                                              Period and Date Filed

Annual Report on Form 10-KSB                                        Year ended May 31, 2007-filed August 28, 2007

Quarterly Report on Form 10-QSB                                    Quarters ended August 31, 2007 and November 30, 2007
                                                                                                -filed October 11, 2007 and January 9, 2008, respectively

        This proxy statement/prospectus also incorporates by reference additional documents that Taylor may file with the SEC, between the date of this document and the date of the Special Meeting (other than the portions of those documents not deemed to be filed).  These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.  To the extent that any information contained in any such Current Report on Form 8‑K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this proxy/statement prospectus.

        If you are a shareholder of Taylor or Tayco, you can obtain copies of Taylor's annual and quarterly reports from us or the SEC.  These documents are available without charge, excluding all exhibits.  You may request them in writing or by telephone from Taylor at the following address:

Taylor Devices, Inc.
90 Taylor Dr., P.O. Box 748
North Tonawanda, NY 14120-0748
Attention:  Kathleen A. Nicosia, Shareholder Relations Manager
Telephone Number: (716) 694-0800

        In order for you to receive timely delivery of the documents in advance of the Taylor or Tayco Special Meetings, Taylor should receive your request no later than February 1, 2008.

        Tayco will provide you with copies of this information relating to Tayco, without charge, upon written or oral request to:

Tayco Developments, Inc.
100 Taylor Dr.
North Tonawanda, NY 14120
Attention:  Janice M. Nicely, Secretary
Telephone Number: (716) 694-0877

        In order for you to receive timely delivery of the documents in advance of the Taylor or Tayco Special Meetings, Tayco should receive your request no later than February 1, 2008.

        Neither Taylor nor Tayco has authorized anyone to give any information or make any representation about the merger, Taylor or Tayco that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this document.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A - AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER
OF
TAYCO DEVELOPMENTS, INC.
INTO
TAYLOR DEVICES, INC.

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of November 30, 2007, by and between TAYLOR DEVICES, INC., a New York corporation ("Taylor"), with its principal place of business at 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120, and TAYCO DEVELOPMENTS, INC., a New York corporation ("Tayco"), with its principal place of business at 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120.

        WHEREAS, Taylor has authorized capital consisting of 8,000,000 shares of common stock, with a par value of $0.025 per share ("Taylor Common Stock"), which is traded on the Nasdaq Small Cap Market under the trading symbol TAYD, and 2,000,000 shares of preferred stock, $.05 par value, none of which have been issued; and

        WHEREAS, Tayco has authorized capital consisting of 1,000,000 shares of common stock, with a par value of $0.05 per share ("Tayco Common Stock"), which is traded over the counter on Pink Sheets under the trading symbol TYCO.PK; and

        WHEREAS, Taylor owns 228,317 shares of Tayco Common Stock and Tayco owns 697,567 shares of Taylor Common Stock; and

        WHEREAS, the boards of directors of Taylor and Tayco deem it advisable to merge Tayco with and into Taylor (the "Merger"), with Taylor as the surviving corporation (the "Surviving Corporation"), in accordance with the New York Business Corporation Law ("BCL") and this Agreement; and

        WHEREAS, the certificate of incorporation and by-laws of each of Taylor and Tayco permit, and the resolutions adopted by the boards of directors of each of Taylor and Tayco authorize, this Agreement and the consummation of the Merger;

        NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that subject to the approval of the Taylor and Tayco shareholders (i) Tayco shall be merged with and into Taylor, (ii) Taylor shall be the Surviving Corporation, and (iii) the terms and conditions of the Merger and the means of carrying it into effect shall be as follows:

ARTICLE 1

TERMS AND PLAN OF MERGER

        1.1       Merger and Effect of Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL, at the Effective Time (as defined in Section 1.2(c) below), Tayco shall be merged into Taylor and the separate corporate existence of Tayco thereupon shall cease.  Taylor shall be the Surviving Corporation in the Merger, and the separate corporate existence of Taylor, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

        1.2       Method of Effecting Merger and Closing.  The Merger shall be effected as follows:

                    (a)        The boards of directors and shareholders of each of Taylor and Tayco shall have approved the Merger in accordance with the BCL and on the terms and conditions set forth herein.

                    (b)        In accordance with the provisions of the BCL and the certificates of incorporation and by-laws of Tayco and Taylor, and subject to satisfaction (or waiver if permissible) of all other conditions requisite to the Merger (as defined in Articles 5 and 6 below)  (the "Closing"), Tayco and Taylor shall execute a Certificate of Merger ("Certificate of Merger") in substantially the form of attached Exhibit 1.2(b).

                    (c)      The Merger shall be effected by the filing of the Certificate of Merger with the New York Department of State on the day of the Closing, or as promptly thereafter as practicable (the "Closing Date") in accordance with the applicable provisions of the BCL.  The Merger shall become effective upon the date and time of such filing, or at such later time and date as may be specified in the Certificate of Merger ("Effective Time").

        1.3       Terms of Conversion; Exchange of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                    (a)        Each share of Tayco Common Stock issued and outstanding (other than Dissenting Shares (as defined in Section 1.4 below), including each share of Tayco Common Stock owned by Taylor, shall be converted into one (1) share of Taylor Common Stock (the "Merger Consideration").  The separate corporate existence of Tayco shall cease.

                    (b)        Each share of Taylor Common Stock issued and outstanding, except for all shares of Taylor Common Stock owned by Tayco, shall remain outstanding and shall represent shares of common stock of the Surviving Corporation.

                    (c)        Each share of Taylor Common Stock owned by Tayco shall be cancelled, without payment of the Merger Consideration.

                    (d)       Each share of Tayco Common Stock held by Tayco as treasury stock shall be cancelled, without conversion or payment of the Merger Consideration.

        1.4       Dissenting Shares.  Any Tayco Common Stock outstanding immediately prior to the Effective Time as to which the holder thereof shall have validly exercised any dissenter's appraisal rights available to such holder under Section 623 of the BCL ("Dissenting Shares") shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time).  No Dissenting Shares shall be converted into shares of the Surviving Corporation hereunder unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment for such holder's Dissenting Shares as provided in Section 623 of the BCL.  Each holder of Dissenting Shares who becomes entitled under the BCL to payment therefor shall receive such payment after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Section 623 of the BCL) and such Dissenting Shares shall thereupon be canceled.

        1.5       Manner of Surrender of Stock.  No later than five (5) business days after the Effective Time, an exchange agent to be appointed by Taylor (the "Exchange Agent") will make available to each record holder of Tayco Common Stock a letter of transmittal ("Letter of Transmittal") and instructions for the exchange of their certificates representing Tayco Common Stock for certificates representing shares of the Surviving Corporation.  The Letter of Transmittal shall be in substantially the form of attached Exhibit 1.5.

        1.6       Certificate of Incorporation, By-Laws, Directors and Officers of the Surviving Corporation.

                    (a)        From and after the Effective Time, and until thereafter amended as provided by law, the certificates of incorporation and by-laws of Taylor as in effect immediately prior to the Effective Time shall be and continue to be the certificate of incorporation and by‑laws of the Surviving Corporation.

                    (b)        The persons who are directors and officers of Taylor immediately prior to the Effective Time shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the by-laws of the Surviving Corporation.  If, at or following the Effective Time, a vacancy shall exist in the board of directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the by-laws of the Surviving Corporation.

ARTICLE 2

ADDITIONAL COVENANTS AND UNDERTAKINGS

        2.1       Approval of Shareholders.  Each of Taylor and Tayco shall take all action necessary in accordance with the BCL and its certificate of incorporation and by-laws to obtain by special meeting of its shareholders all required approvals of the Merger.

        2.2       Waiver; Amendment.  Prior to the Closing, each of Taylor and Tayco may: (a) extend the time for performance of any obligations hereunder; (b) waive any inaccuracies of any representations or warranties hereunder; (c) waive compliance with any covenant, agreement or, to the extent permitted under applicable law, condition of the Merger; (d) amend or supplement this Agreement upon the mutual consent of the parties; provided, however, that in the event that either party seeks to take any such action that either (i) modifies the amount or form of consideration to be provided to the shareholders of Tayco, or (ii) results in a material adverse effect to shareholders of Tayco or Taylor, such action must be submitted to the affected shareholders for approval to the extent required by applicable law.

        2.3       Further Assurances and Assistance.  Each of the parties hereto shall use its reasonable best efforts to consummate and make effective as promptly as practicable the transactions contemplated hereby.  Each of Taylor and Tayco agrees that it will execute and deliver to the other any and all reasonably acceptable documents, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement whether before, at, or after the Closing, and to cooperate with each other to any extent reasonably required in order to fully accomplish the transactions herein contemplated.

        2.4       Employee, Patents and Royalties.

                    (a)        As of the Closing, the parties anticipate that Taylor shall offer to employ Tayco's sole employee in a comparable position at a base salary equal to or greater than the base salary in effect prior to the Closing.  The employee participates in Taylor's 401(k) plan and will be entitled to receive and participate in other benefit plans and programs currently available to Taylor employees.

                    (b)        As of the Closing, Tayco will assign its rights to all patents ("Patent Rights") to Taylor pursuant to the form of assignment set forth on the attached Exhibit 2.4(b); and Taylor will assume all of Tayco's obligations to pay royalties to Messrs. Douglas P. Taylor, Alan Klembczyk, John Metzger, Robert Antkowiak, David Lee and any other inventor to whom royalties may be owing (collectively, the "Inventors") for patents developed and assigned to Tayco, in accordance with patent royalty agreements between the Inventors and Tayco, copies of which have been delivered to Taylor.

        2.5       Confidentiality.  Taylor and Tayco each agree, as follows:

                    (a)        Other than with the express consent of the other party to this Agreement, and solely for the purpose of exchanging information among designated affiliates to progress the Merger, neither Taylor nor Tayco will disclose each other's respective Proprietary Information to any third party.  For purposes of this Agreement, "Proprietary Information" includes, without limitation, information constituting all patents (including the Patent Rights), developments and inventions, discoveries, concepts, and ideas (whether or not patentable or copyrightable) relating to the present or prospective activities of Taylor or Tayco, as well as its respective customer lists, devices, processes drawings, surveys, trade secrets, technical data methods, formulae software, written materials, techniques, improvements, trade secrets or other proprietary business or technical information, as may be provided to the other in connection with this Agreement, whether or not identified as "proprietary" or "confidential."

                    (b)        Should this Agreement be terminated by a party which is in material breach of any representation, warranty, covenant or other agreement set forth in this Agreement, then, notwithstanding any other provisions of Article 8 of this Agreement, the non-terminating party shall be entitled to all appropriate legal remedies; and to appropriate equitable relief (without posting a bond), including a temporary restraining order and injunction, to restrain a breach of this Section 2.5.

        2.6       Operation of Business of Tayco.

                    (a)        Tayco shall, through the Closing, use its best efforts to (i) preserve its business organization and present relationships with customers, suppliers, consultants, employees and any other persons having business relations with it; and (ii) maintain all of its assets in customary repair and condition.

                    (b)        Tayco shall conduct its business in the ordinary course and will not take any of the following actions unless reasonably required to carry out its obligations hereunder or unless Taylor has given its prior written consent to the taking of such action: (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any of its capital stock or any securities convertible into or exchangeable for its capital stock; (ii) declare, set aside or pay any dividend or distribution with respect to its capital stock; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock; (iv) effect a split, reclassification or other change in or of any of its capital stock; (v) amend its certificate of incorporation or bylaws; (vi) grant any increase in the compensation payable or to become payable by it to its officers or employees, or enter into any bonus, insurance, pension or other benefit plan, payment or arrangement for or with any officers, directors, or employees; (vii) borrow or agree to borrow funds from any person or entity, or directly or indirectly guarantee or agree to guarantee the obligations of others; (viii) enter into any agreement which may have a material adverse effect on its business and operations; (ix) place, or allow to be placed, any lien or encumbrance on any of its assets other than a Permitted Encumbrance (as defined in Section 3.5(d) below); (x) cancel any indebtedness owing to it or any claims which it may possess, or waive any rights of substantial value; (xi) sell, assign or transfer any Intellectual Property (as defined in Section 3.17 below); (xii) sell or otherwise dispose of any interest in any asset (other than in the ordinary course of business); (xiii) violate any law; (xiv) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) reasonably could be expected to have a material adverse effect on its business or assets; (xv) make any loan or advance to any Tayco shareholder, officer or director or to any other person, firm or corporation, except for reasonable advances for employee expenses and for credit extended to customers, consistent with past practices; or (xvi) deviate in any material way from the warranties and representations set forth in Article 3 of this Agreement, except with Taylor's express written consent.

                    (c)        Tayco shall notify Taylor promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of Tayco, including, without limitation, information (including, without limitation, copies of all documents relating thereto) concerning all claims instituted, threatened or asserted against or affecting Tayco or its business or assets at law before or by any court or governmental authority.

                    (d)        Tayco shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with GAAP applied on a basis consistent with prior periods, and shall supply to Taylor (i) by January 14, 2008, an unaudited balance sheet and income statement of Tayco as of, and for the period ending, November 30, 2007, each prepared in a manner consistent with the criteria set forth in Section 3.12 below, (ii) at the Closing, a trial balance sheet and trial statement of income as of the Closing Date, recording on a best efforts basis all known transactions through the Closing Date and (iii) such other documents (financial or otherwise) as Taylor shall request.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TAYCO

        Except as set forth in this Agreement, including the attached Schedules, Tayco represents and warrants to Taylor as follows, such representations and warranties to survive until consummation of the Closing.  A disclosure with respect to any matter in a section of this Agreement shall require a specific reference in the corresponding schedule to which each such disclosure applies, and no disclosure in a section or schedule shall be deemed to apply with respect to any other section or schedule to which it does not expressly apply unless specifically cross-referenced to such section or schedule.

        3.1       Organization and Standing.  Tayco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the full and unrestricted corporate power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  Tayco is duly qualified to conduct business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character of its assets owned, leased or otherwise held makes any such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the business of Tayco.

        3.2       Authorization.  The execution, delivery and performance of this Agreement and each document to be executed pursuant thereto, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the board of directors of Tayco (which authorization has not been modified or rescinded in any respect); and when executed and delivered, shall constitute the legal, valid and binding obligations of Tayco, enforceable against it in accordance with the terms thereof.  No other corporate action is necessary for Tayco to enter into this Agreement and all other documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

        3.3       No Conflicts.  The execution, delivery and performance by Tayco of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, do not and will not:  (a) conflict with, or violate any provision of, any law having applicability to Tayco or its assets, or any provision of the certificate of incorporation or by-laws of Tayco; (b) conflict with, or result in any breach of, or constitute a default under any agreement to which Tayco is a party or by which it or any of its assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any lien or encumbrance of any nature upon, or with respect to, Tayco or any of the assets now owned or hereafter acquired by Tayco.

        3.4       Subsidiaries.  Except for its 42% interest in Tayco Realty, Inc., Tayco has no subsidiaries and no equity investment or other interest in, nor has Tayco made advances or loans to, any corporation, association, partnership, joint venture or other entity.

        3.5       Conduct of Business; Absence of Material Adverse Change.  Except as set forth herein, since May 31, 2007:

                    (a)         There has been no material adverse change, and no change, except in the ordinary course of business, in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of Tayco.

                    (b)         Tayco has conducted its business diligently and substantially in the manner heretofore conducted and only in the ordinary course of business.

                    (c)         Tayco has not: (i) incurred material loss of, or material injury to, any of its assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (ii) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (iii) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Balance Sheet, and current liabilities incurred in the ordinary course of business; (v) declared or made payment of, or set aside for payment, any dividends or distributions of any assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (vi) mortgaged, pledged or subjected to any lien or encumbrance any of its assets except for Permitted Encumbrances (as defined in Section 3.9(d) below); (vii) sold, exchanged, transferred or otherwise disposed of any of its assets, or concealed any debts or claims, except in each case in the ordinary course of business; (viii) written down the value of any assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect; (ix) entered into any transactions other than in the ordinary course of business; (x) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them; (xi) made or permitted any amendment or termination of any material agreement to which it is a party or which it owns; (xii) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (xiii) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (xiv) directly or indirectly paid any severance or termination pay to any officer or employee in excess of three (3) months' salary; (xv) made capital expenditures, or entered into commitments therefor, aggregating more than $5,000; (xvi) made any change in any method of accounting or accounting practice; (xvii) made any charitable contributions or pledges; or (xviii) made an agreement to do any of the foregoing.

                    (d)        For the purposes of this Agreement, the term "Permitted Encumbrances" shall mean (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, and (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, none of which liens described in (a) through (g) are material in the aggregate or individually.

        3.6       Taxes.

                    (a)        Tayco has duly filed all Tax Returns (as defined in Section 3.6(g) below) required to be filed by Tayco on or before the Closing Date with respect to all applicable Taxes (as defined in Section 3.6(g) below).  No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof.  All of Tayco's Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all respects.  Tayco has paid all Taxes due and owing (without regard to whether or not such Taxes are shown as due on such Tax Returns) or has established in financial statements provided to Taylor pursuant to Section 3.12 below adequate reserves (in conformity with GAAP consistently applied throughout the periods involved) for the payment of such Taxes.  The amounts set up as reserves for Taxes on the financial statements of Tayco provided pursuant to Section 3.12 below are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which Tayco may be liable in its own right or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.  Tayco, in its own right or as a transferee, neither has or on the Closing Date will have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements. Tayco has withheld or otherwise collected and paid over to the proper taxing authority all Taxes required to have been withheld or otherwise collected or paid over, and complied with all information reporting and backup with Taylor requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

                    (b)        There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Tayco, threatened in respect of any Taxes for which Tayco is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of Tayco, threatened.  Tayco has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year.  There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against Tayco, and no power of attorney granted by Tayco with respect to any Tax matters is currently in force.

                    (c)        Tayco has made available to Taylor true and complete copies of all Tayco  Tax Returns and all written communications between Tayco and any taxing authority relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

                    (d)        Tayco has provided Taylor with (i) all federal tax elections that currently are in effect with respect to Tayco, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon Tayco or its assets or operations after the Closing.

                    (e)        Tayco: (i) is not, nor has it ever been, a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is not subject to Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is not a party to an agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

                    (f)         Since the date of its incorporation, Tayco had been a C corporation within the meaning of Section 1361(a)(2) of the Code.

                    (g)        For purposes of this Agreement:

                                (i)         "Tax" (including with correlative meaning the terms "Taxes" and "Taxable") means (a) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other Taxes, levies, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payments of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and

                                (ii)        "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

       3.7    Employee Benefit Plans.

                    (a)  Except as set forth in this Agreement or otherwise disclosed to Taylor, Tayco has no obligation or liability (contingent or otherwise) with respect to (i) any current or former director, officer, employee, consultant or independent contractor; (ii) (A) any "employee benefit plan" within the meaning of Section 3(3) of ERISA or (B) any royalty arrangement, bonus, incentive compensation, equity or equity-based compensation, deferred compensation, change in control, severance, retention, termination, retirement, profit sharing, post-retirement or post-termination, hospitalization, medical, dental, disability, accident, life insurance or other death benefits, accident, sick leave, leave of absence, layoff, vacation, salary continuation, loan, educational assistance, scholarship, dependent care assistance, legal assistance, club membership, employee discount, fringe benefit or other benefit or compensation plan, program, practice, policy or arrangement; or (iii) any labor or collective bargaining agreement.

                    (b)  Neither Tayco nor any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate"), has ever had any obligation or liability (contingent or otherwise) with respect to any employee benefit plan subject to Title IV of ERISA.

                    (c)  Neither Tayco, nor any ERISA Affiliate or any organization to which Tayco or any ERISA Affiliate is a successor or parent corporation within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the meaning of Section 4069 or 4212(c) of ERISA.

        3.8       Environmental.

                    (a)        To the best of its knowledge, Tayco has complied and is in material compliance with all Environmental Laws, as defined in Section 3.8(d) below, except for such laws which if not complied with would not individually or in the aggregate have a material adverse effect on the business or financial condition of Tayco.

                    (b)        There are no pending or, to the best knowledge of Tayco, threatened actions, suits, orders, claims, legal proceedings or other proceedings against Tayco based on any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity arising out of or attributable to:  (i) the current or past presence, release or threatened release of hazardous materials originating from the business or assets of Tayco; (ii) the disposal or treatment of hazardous materials originating from the business or assets of Tayco; (iii) any facility operations or procedures of Tayco which do not conform to requirements of Environmental Law; or (iv) any violation of Environmental Law arising from Tayco's activities involving hazardous materials.

                    (c)        Tayco has been duly issued, and currently has and will maintain through the Effective Time, all permits, licenses, certificates and approvals required under any environmental law, except for such permits which if not obtained would not have a material adverse effect on the business or financial condition of Tayco.  To its best knowledge, Tayco has complied and is in material compliance with all such permits, licenses, certificates and approvals.

                    (d)        For purposes of this Section 3.8, "Environmental Law" shall mean any law that regulates or governs the use, storage, handling, treatment, recycling, transportation, or disposal of hazardous material or pollution or protection of human health, safety, and the environment, including, but not limited to: (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; (2) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; (3) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Clean Water Act,  33 U.S.C. Section 1251 et seq.; (6) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and (7) any analogous state statutes; all as amended or as they may be amended from time to time.

        3.9       Certificate of Incorporation and By-Laws.  Tayco has provided to Taylor a true and complete copy of its certificate of incorporation, as currently in effect, and a true and complete copy of its by-laws, as currently in effect, each certified by its corporate secretary.

        3.10     Capitalization of Tayco.  The authorized capital stock of Tayco consists of 1,000,000 shares of common stock, $0.05 par value per share, of which 987,928 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable.  Tayco has no options outstanding, no warrants outstanding, and no convertible notes outstanding.  Except at set forth above, no shares of capital stock of Tayco  have been reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for Tayco Common Stock and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Tayco.  There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of Tayco Common Stock, except as contemplated hereby. To Tayco's best knowledge, all issued and outstanding shares of capital stock of Tayco were issued (a) in compliance with or in transactions exempt from registration provisions of the Securities Act of 1933 (the "Securities Act") and (b) in compliance with or in transactions exempt from registration provisions of applicable state securities or "blue sky" laws.

        3.11    Financial Advisors: Brokers.  Except for ValuQuest Business Appraisals, no person or entity has acted, directly or indirectly, as a broker, finder or financial advisor for Tayco in connection with the transactions contemplated by this Agreement and no other person or entity is or will be entitled to any fee or commission or like payment in respect thereof.

        3.12     Financial Statements.  Tayco has prepared and provided to Taylor the audited balance sheets of Tayco as of the fiscal years ended 2005, 2006 and 2007, and the audited statements of income, shareholders' equity and cash flows for each of such fiscal years, each accompanied by the report of Tayco's independent certified public accountant.  Tayco also has prepared and provided to Taylor an unaudited balance sheet as of August 31, 2007 (hereinafter referred to as the "Balance Sheet"), and unaudited statements of income, shareholders' equity and cash flows as of August 31, 2007.  All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 3.12 or provided to Taylor after the date hereof pursuant to this Agreement (the "Financial Statements"): (a) are in accordance with the books and records of Tayco, (b) present fairly in all material respects the financial position of Tayco as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) have been prepared in accordance with GAAP consistently applied.

        3.13     No Liabilities.  Except as reflected in the Financial Statements or as described in this Agreement, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of Tayco.

        3.14     Litigation; Disputes.  There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of Tayco threatened, or which Tayco has good reason to anticipate are reasonably likely to result from a dispute, affecting or involving Tayco or its business or assets, or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign.  Tayco is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.  Tayco is not currently involved in any dispute with, and to the knowledge of Tayco no such dispute is threatened by, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities) affecting the business or assets of Tayco.

        3.15     Assets.   Tayco has good, valid and marketable title to all of its assets, including, without limitation, all assets reflected in the Balance Sheet since August 31, 2007 (except for assets reflected in the Balance Sheet or acquired since August 31, 2007 which have been sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances except for Permitted Encumbrances.  All personal property of Tayco is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used.

        3.16     Insurance.  Tayco has provided Taylor with copies of all policies of title, asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by Tayco.  All such policies (a) are with insurance companies which, to the knowledge of Tayco, are financially sound and reputable; (b) are in full force and effect; (c) are, to the knowledge of Tayco, sufficient for compliance by Tayco with all requirements of law and of all agreements to which Tayco is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties; and (f) provide that they will remain in full force and effect through the respective dates appearing on such policies.

        3.17     Intellectual Property.

                    (a)  Tayco has provided Taylor with copies of or access to all franchises, licenses, trademarks, service marks, trade names, copyrights, Patent Rights, patents and applications therefor owned or licensed by or registered in the name of Tayco,  its trade secrets and other intellectual property (identified in general terms not revealing such trade secrets or the specific proprietary information comprising such other intellectual property)  as such intellectual property exists in any jurisdiction throughout the world, used in Tayco's business (collectively, "Intellectual Property").  Tayco owns all of the Intellectual Property referred to in this Section 3.17 free and clear of any lien, license or other restriction; , and, except as made known to Taylor in this Agreement, or to which Taylor is a party,  pays no royalty to anyone with respect to any Intellectual Property.  Tayco has the rights necessary to bring and, to its knowledge, successfully prosecute an action for the infringement or misappropriation of such Intellectual Property.  Tayco owns or possesses adequate rights to use all Intellectual Property necessary to conduct its business as presently conducted. Tayco has the right to assign or make available for use by Taylor all Intellectual Property necessary to conduct business as presently conducted by Tayco.  Tayco has no knowledge, and has received no notice, to the effect that any product Tayco manufactures or sells or that any service Tayco renders, or that the marketing or use by Tayco of any such product or service, may infringe or infringes any Intellectual Property or legally protectable right of another.

                    (b)  The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.  No action, suit, proceeding, hearing, investigation, charge, complaint, claim , or demand is pending or, to the knowledge of Tayco, is threatened which challenges the legality, validity, enforceability, use or ownership of the Intellectual Property.  There are no restrictions of any kind to which Tayco is a party or subject that would prevent or restrict the assignment of any Intellectual Property necessary to conduct business as presently conducted by Tayco to Taylor.

        3.18     Debt Instruments.   Tayco has provided Taylor with copies of all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements, capital leases and shareholder and third party debt) to which Tayco is a party or which have been assumed by Tayco or to which any assets of Tayco are subject.  Tayco has performed all the obligations required to be performed by it pursuant to any such agreement to date, and is not in default in any material respect under any of the foregoing and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default.

        3.19     Leases.   Tayco has provided Taylor with copies of all leases and other agreements under which Tayco is lessee or lessor of any asset, or holds, manages or operates any asset owned by any third party, or under which any asset owned by Tayco is held, operated or managed by a third party.  Tayco is the owner and holder of all the leasehold estates purported to be granted by the documents delivered to Taylor, and is the owner of all equipment, machinery and other assets thereon or in buildings and structures thereon, in each case free and clear of all liens and encumbrances except for Permitted Encumbrances. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the parties thereto and grants the leasehold estate it purports to grant free and clear of all liens and encumbrances except for Permitted Encumbrances.  All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and to Tayco' knowledge there have been no threatened cancellation thereof.  Tayco has in all material respects performed all obligations thereunder required to be performed by it to date.  To Tayco's best knowledge, neither Tayco nor any other party, is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.  All of the assets subject to such leases are in good operating condition and repair.

        3.20     Agreements.

                    (a)        Tayco has provided Taylor with copies of all agreements to which Tayco is a party or by which Tayco is bound at the date hereof.  Each such agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto.  All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and, to the knowledge of Tayco, there have been no threatened cancellation thereof.  Tayco has in all material respects performed all the obligations thereunder required to be performed by it to date.  To Tayco's best knowledge, neither Tayco nor any other party is in default in any material respect under any of the agreements, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                    (b)        Except as may be specified elsewhere in this Agreement, (and without limiting the foregoing), Tayco is not a party to any oral or written (i) agreement for the employment of any officer, employee, consultant or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement; (iii) agreement with any labor organization or other collective bargaining unit; (iv) agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $5,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) agreement for the purchase, sale or lease of any real estate or other assets; (vi) profit‑sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or agreement; (vii) agreement for the sale of any of its assets or the grant of any preferential rights to purchase any of its assets or rights, other than in the ordinary course of business; (viii) agreement which contains any provisions requiring Tayco to indemnify any other party thereto; (ix) joint venture agreement or other agreement involving the sharing of profits; (x) outstanding loan to any person or entity or receivable due from any shareholder of Tayco or persons or entities controlling, controlled by or under common control with Tayco; (xi) any agreement (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any material restriction on any business operations of Tayco; or (xii) other agreement which by its terms does not terminate or is not terminable by Tayco within thirty (30) days or upon thirty (30) days' (or less) notice.

        3.21     Books and Records.  The books of account, stock records, minute books and other records of Tayco are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

        3.22     Transactions with Related Parties.  Except as set forth elsewhere in this Agreement, neither any present or former officer, director or shareholder of Tayco, nor any affiliate of such officer, director or shareholder, is currently a party to any transaction with Tayco, including, without limitation, any agreement providing for the employment of, providing of services by, royalties or rental of assets from or to, or otherwise requiring payments to, any such officer, director, shareholder or affiliate.

        3.23     Restrictions and Covenants.  There are no agreements, laws or other restrictions of any kind to which Tayco (or any asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of Tayco as a result of the execution, delivery or performance of this Agreement.  To the best of its knowledge, no agreements or laws require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by Tayco.

        3.24     Absence of Violation.   Tayco is not in violation of or default under, nor has it breached, any term or provision of its certificate of incorporation or by‑laws or any agreement or restriction to which Tayco is a party or by which Tayco or any asset thereof is bound or affected with such exceptions as individually or in the aggregate would not have any material adverse effect.  Tayco has complied and is in full compliance in all material respects, with all laws applicable to Tayco, or to its assets, properties and business, including without limitation laws relating to foreign investment, foreign exchange control, immigration, employment and taxation, all relevant anti-boycott legislation, the Export Administration Act of 1979 and the Foreign Corrupt Practices Act of 1977.  Neither Tayco nor, to the knowledge of Tayco, any of its officers, directors, employees or agents (or shareholders, distributors, representatives or other persons acting on the express, implied or apparent authority of Tayco) has paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of Tayco (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision, or omission in order to assist Tayco in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes).  The business of Tayco is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

        3.25     Copies of Documents.  True and complete copies of all documents described herein or listed in the Schedules to this Agreement and requested by Taylor have been provided to Taylor.

        3.26     Bank Accounts; Powers of Attorney.   Tayco has provided Taylor with a true and complete list of all bank accounts, safe deposit boxes and lock boxes of Tayco, including, with respect to each such account and lock box, the names in which such accounts or boxes are held and identification of all persons authorized to draw thereon or have access thereto.  No person holds any power of attorney or similar authority from Tayco with respect to the accounts.

        3.27     Disclosure.  All material facts to the business, operations, condition (financial or otherwise), assets and liabilities of Tayco have been truthfully and completely disclosed to Taylor in this Agreement.  No representation or warranty by Tayco in this Agreement contains or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statements contained herein, in light of the circumstances under which made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF TAYLOR

        Except as set forth in this Agreement, including the attached Schedules, Taylor hereby represents and warrants to Tayco as follows, such representations and warranties to survive until consummation of the Closing.  A disclosure with respect to any matter in a section of this Agreement shall require a specific reference in the corresponding schedule to which each such disclosure applies, and no disclosure in a section or schedule shall be deemed to apply with respect to any other section or schedule to which it does not expressly apply unless specifically cross-referenced to such section or schedule.

        4.1       Organization and Standing.  Taylor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  Taylor is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified might have a material adverse effect on its business.  Taylor has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

        4.2       Authorization.  The execution, delivery and performance of this Agreement and each document to be executed pursuant thereto, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the board of directors of Taylor (which authorization has not been modified or rescinded in any respect); and when executed and delivered, shall constitute the legal, valid and binding obligations of Taylor, enforceable against it in accordance with the terms thereof.  No other corporate action is necessary for Taylor to enter into this Agreement and all other documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

        4.3       No Conflicts.  The execution, delivery and performance by Taylor of this Agreement and all other documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, do not and will not: (a) conflict with, or violate any provision of, any term or provision of its certificate of incorporation or by-laws, or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which it is a party or by which it is bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any lien or encumbrance of any nature upon, or with respect to, Taylor or any of the assets now owned or hereafter acquired by Taylor.

        4.4       Absence of Violation.  Taylor is not in violation of or default under, nor has it breached, any term or provision of its certificate of incorporation or by-laws or any agreement or restriction to which it is a party or by which it or any of its assets is bound or affected, with such exceptions as individually or in the aggregate would not reasonably be expected to have a material adverse effect.  Taylor has complied and is in full compliance, in all material respects, with all laws applicable to Taylor or to its assets, properties and business, including without limitation laws relating to foreign investment, foreign exchange control, immigration, employment and taxation, all relevant anti-boycott legislation, the Export Administration Act of 1979 and the Foreign Corrupt Practices Act of 1977.  Neither Taylor nor any of its officers or directors, nor, to the knowledge of Taylor, its employees or agents (or shareholders, distributors, representatives or other persons acting on the express, implied or apparent authority of Taylor) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of Taylor (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision, or omission in order to assist Taylor in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes.  The business of Taylor is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

        4.5       Capitalization of Taylor.  The authorized capital stock of Taylor consists of 8,000,000 shares of common stock, par value $0.025 per share, 3,145,905 of which are duly authorized, validly issued, fully paid and nonassessable as of August 17, 2007, and 2,000,0000 shares of preferred stock, $.05 par value, none of which have been issued.  Taylor has provided to Tayco true, complete and correct copies of Taylor's certificate of incorporation and by-laws, in each case, as in effect on the date hereof.  To Taylor's best knowledge, all issued and outstanding shares of capital stock of Taylor were issued (a) in compliance with or in transactions exempt from registration provisions of the Securities Act and (b) in compliance with or in transactions exempt from registration provisions of applicable state securities or "blue sky" laws.

        4.6       Litigation.  Other than as to litigation in the ordinary course of business , there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the best knowledge of Taylor threatened, against or affecting or involving Taylor or its business or assets, or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign.  Taylor is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

        4.7       Restrictions and Covenants.  Except as provided herein, there are no agreements, or laws or other restrictions of any kind to which Taylor is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of Taylor as a result of the execution, delivery or performance of this Agreement; provided, however, that any agreement which requires the consent or acquiescence of any person or entity not a party to this Agreement (including, but not limited to any governmental agency having jurisdiction over Taylor), will be obtained by the Closing Date.

        4.8       SEC Filings; Financial Statements.  Since August 17, 2007, Taylor has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed after August 17, 2007 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "Taylor SEC Documents").  As of their respective dates, the Taylor SEC Documents (i) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Taylor SEC Documents and (ii) did not, at the time they were filed with the SEC (or if amended, superseded or supplemented by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Taylor SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended.  None of the statements made in any such Taylor SEC Document which was or has become inaccurate or misleading, and which would have a material adverse effect and is required to be disclosed, has not been so updated or amended.  The financial statements of Taylor included in the Taylor SEC Documents have been prepared in accordance with GAAP, consistently applied, and the rules and regulations of the SEC during the periods involved (except as may be otherwise indicated in such financial statements or notes thereto, or in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present, in all material respects the consolidated financial position of Taylor and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

ARTICLE 5

CONDITIONS PRECEDENT TO OBLIGATIONS OF TAYCO

        The obligations of Tayco under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Tayco to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Taylor.

        5.1       Representations and Warranties.  The representations and warranties made by Taylor in this Agreement and in any document provided by Taylor pursuant to this Agreement are, and as of the Closing Date shall be, true and correct in all material respects; and no representation or warranty is, or as of the Closing Date shall be, fraudulent or materially misleading.

        5.2       Legal Proceedings.  No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, except an action or proceeding instituted by Tayco or any Tayco shareholder.

        5.3       Tayco Shareholder Approval.  Holders of at least 66 ⅔% of the Tayco Common Stock shall have voted to approve the Merger.

        5.4       Valuation Opinion.  The board of directors of Tayco shall have received the written opinion of ValuQuest Business Appraisals to the board of directors to the effect that the terms of the Merger are fair, from a financial point of view, to the shareholders of Tayco, and such opinion shall not have been withdrawn.

        5.5       Documents at Closing.  All documents required to be furnished by Taylor prior to or at the Closing shall have been so furnished.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF TAYLOR

        The obligations of Taylor under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Taylor to carry out the provisions of this Agreement, provided, however, that Taylor may waive any such condition in its sole and absolute discretion.

        6.1       Representations and Warranties.  The representations and warranties made by Tayco in this Agreement and in any document provided by Tayco pursuant to this Agreement are, and as of the Closing Date shall be, true and correct in all material respects; and no representation or warranty is, or as of the Closing Date shall be, fraudulent or materially misleading.

        6.2       Absence of Adverse Changes.  Since May 31, 2007, there shall have been no material adverse change in the business, assets or liabilities of Tayco, such material adverse change not including changes in or attributable to general economic or business conditions.

        6.3       Legal Proceedings.  No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement excluding any action or proceeding instituted by Taylor.

        6.4       Taylor Shareholder Approval.  Holders of at least 66 ⅔% of the Taylor Common Stock shall have voted to approve the Merger.

        6.5       Valuation Opinion.  The board of directors of Taylor shall have received, upon recommendation of independent directors comprising Taylor's merger committee, the written opinion of Empire Valuation Consultants, LLC to the board of directors to the effect that the terms of the Merger are fair, from a financial point of view, to the shareholders of Taylor, and such opinion shall not have been withdrawn.

        6.6       Supplemental Disclosure.  Tayco shall have delivered to Taylor at the Closing an officer's certificate that updates the representations and warranties included in Article 3 with such modifications and supplemental disclosure as would be necessary to cause the representations and warranties made by Tayco in this Agreement to be true and correct in all material respects as of the Closing Date.

        6.7       Tayco shall have assigned all existing patents to Taylor and shall have amended and restated all patent royalty agreements with the Inventors.

        6.8       Documents at Closing.  All documents required to be provided by Tayco to Taylor prior to or at the Closing shall have been so provided.

ARTICLE 7

INDEMNIFICATION

        7.1       Indemnification.  Following consummation of the Merger, the Surviving Corporation shall indemnify and hold harmless any person who was a director or officer of Tayco at any time prior to the Closing for any acts or omissions occurring at or prior to the Closing to the same extent these such person would have had the right to be indemnified and held harmless by Tayco.  This right shall continue in full force and effect for so long as it would (but for the Merger) otherwise survive and continue in full force and effect.  In the event that this Agreement is terminated without consummation of the Merger, neither party will have any liability to the other.

ARTICLE 8

TERMINATION

        8.1       Termination of Agreement.  This Agreement may be terminated prior to the Closing as follows:

                    (a)        by mutual written consent of Taylor and Tayco; or

                    (b)        by either Taylor or Tayco if there has been a material breach or failure to perform by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement, such that (i) the conditions set forth in Article 5 or Article 6 would not be satisfied and that (ii) such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by the non-breaching party of notice of such breach; or

                    (c)        by either Taylor or Tayco in the event that such party's shareholders do not approve this Agreement; or

                    (d)        at the election of either Taylor or Tayco on or after June 30, 2008, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder.

        8.2       Procedure Upon Termination.  In the event of termination and abandonment by Taylor or Tayco, or both, pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the Merger shall be abandoned, without further action by either Taylor or Tayco.

        8.3       Effect of Termination.  If this Agreement is validly terminated pursuant to 8.1(a),(c) or (d), then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Taylor and Tayco; provided, however, that the obligations of the parties set forth in Sections 2.5 and 9.1 hereof shall survive any such termination and shall be enforceable as provided herein; notwithstanding the preceding, however, nothing in this Section 8.3 shall relieve Taylor or Tayco of any liability for any material breach of this Agreement or failure to perform prior to the effective date of termination.

ARTICLE 9

MISCELLANEOUS

        9.1       Expenses.  Taylor and Tayco shall each bear their respective costs and expenses incurred in connection with the transactions contemplated herein, including, without limitation, legal, accounting and other fees and expenses.  When and if the Closing occurs, Taylor will agree to have included on Taylor's balance sheet as a liability, the reasonable costs, expenses and fees incurred by Tayco in connection with the transactions contemplated herein.

        9.2       Entire Agreement; Amendment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments, representations, projections or understandings with respect to the matters provided for herein.  No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

        9.3       Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents provided in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        9.4       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction.

        9.5       Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

        9.6       Notices.  All notices, demands, requests or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand‑delivered, sent by overnight courier or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in the preamble to this Agreement or to such other address as such addressee may designate in writing in accordance with this Section 9.6.

        9.7       Headings; Incorporation by Reference.  Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.  All schedules and exhibits attached to this Agreement, including but not limited to the officer's certificate described in Section 6.6 above are incorporated herein by reference and constitute a part of this Agreement.

        9.8       Execution in Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single Agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

        9.9       Definition of Materiality.  "Materiality" with respect to any matter referenced in this Agreement shall mean that there is a substantial likelihood that a reasonable purchaser in a transaction similar in size and nature to the transactions contemplated by this Agreement would consider such matter significant in evaluating the transactions or in deciding to proceed with the transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

TAYLOR DEVICES, INC.

By:         /s/Douglas P. Taylor
Name:  Douglas P. Taylor
Title:     President

TAYCO DEVELOPMENTS, INC.

By:       /s/Douglas P. Taylor
Name:  Douglas P. Taylor
Title:     President

Exhibit 1.2(b)

CERTIFICATE OF MERGER
OF
TAYCO DEVELOPMENTS, INC.
INTO
TAYLOR DEVICES, INC.

Under Section 904 of the Business Corporation Law

        The undersigned, being the President of both Tayco Developments, Inc. and Taylor Devices, Inc., hereby certifies:

        FIRST.           The name of the constituent corporations participating in the merger are Tayco Developments, Inc. and Taylor Devices, Inc.  The name of the surviving corporation is TAYLOR DEVICES, INC.

        SECOND.       The number of outstanding shares of Tayco Developments, Inc. is 987,928 common shares at $0.05 par value, all of which are entitled to vote.  The number of outstanding shares of Taylor Devices, Inc. is [3,145,905] common shares at $0.025 par value, all of which are entitled to vote.  The number of shares of the constituent corporations is not subject to change prior to the merger.

        THIRD.            The certificate of incorporation of Tayco Developments, Inc. was filed by the Department of State on July 22, 1955; and the certificate of incorporation of Taylor Devices, Inc. was filed by the Department of State on July 22, 1955.  None of the names of the constituent corporations have been changed since formation.  The certificate of incorporation of the surviving corporation shall not be affected by the merger.

        FOURTH.        The merger shall be effective upon filing of this certificate of merger with the Department of State.

        FIFTH.            The merger has been duly approved by meetings of the boards of directors and shareholders of each of the constituent corporations.

        IN WITNESS WHEREOF, the undersigned have executed this certificate this [____] day of [______], 2008.

TAYCO DEVELOPMENTS, INC.                                           TAYLOR DEVICES, INC.

By:                                                                                                 By:
      Name: Douglas P. Taylor                                                                Name: Douglas P. Taylor
      Title: President                                                                                Title: President

Exhibit 1.5

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing Shares of Common Stock of
TAYCO DEVELOPMENTS, INC.

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List If Necessary)
(See Instructions) Name and Address of Registered Holder	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

I have lost my certificate(s) for ________ shares of Tayco Developments, Inc. common stock and have completed the Affidavit for Lost Stock Certificate(s) on the reverse side. (See Instruction 5.)

SIGNATURES MUST BE PROVIDED BELOW-PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        In accordance with the terms and conditions of the Agreement and Plan of Merger by and between Taylor Devices, Inc. and Tayco Developments, Inc. dated as of November ___, 2007 (the "Plan of Merger"), and the transactions incident thereto (the "Merger"), the undersigned herewith surrenders the above described certificate(s) to [______________________] (the "Exchange Agent").  As part of the Merger, each share of common stock of Tayco Developments, Inc. issued and outstanding as of the effective time of the Merger (except shares owned by Taylor Devices, Inc. or Tayco Developments, Inc.) has been converted into the right to receive one share of common stock of Taylor Devices, Inc. (the "Merger Consideration").

        I (we) (i) hereby represent and warrant that I (we) have full authority to deliver, surrender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents required, and to comply with any additional requirements imposed, by the Exchange Agent or to complete such delivery, surrender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed certificate(s) and are incorporated herein by reference.

        This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s).  The signature must be accompanied by a signature guarantee if Special Issuance Instructions are provided below.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instruction 3)

To be completed ONLY if the certificate comprising the Merger Consideration, to be issued in exchange for the certificate(s) guaranteed herewith, are to be issued in the name of someone other than the undersigned.

Issue certificate comprising the Merger Consideration to:

Name:
                        (Please Print First, Middle & Last Name)

Address:

                                                                            (including Zip Code)

Dated

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 4)

Complete ONLY if the certificate comprising the Merger Consideration is to be delivered to someone other than the undersigned at an address other than that shown under the undersigned's name at the top of this Letter of Transmittal.

Mail certificate comprising Merger Consideration to:

Name:
                        (Please Print First, Middle & Last Name)

Address:

                                                                            (including Zip Code)

1

IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT
SHAREHOLDER SIGN HERE
(Also Complete Substitute Form W-9)

X

X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s).  If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title.  See Instruction 2.

Dated

Name(s):
                                                (Please Print)

Capacity:

Area Code and Telephone No.:

MEDALLION SIGNATURE GUARANTEE
Required only if Special Issuance Instructions are provided.
(See Instruction 3)

The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

ISSUER'S NAME: TAYLOR DEVICES, INC.

SUBSTITUTE
Form W-9
Department of the Treasury
Internal Revenue Service

Issuer's Request for Taxpayer Identification Number

(See Instruction No. 7.)
Please fill in your name and address below.

Name

Business name, if different from above

Check appropriate box:
       Individual/Sole proprietor           Corporation
       Partnership                                    Other ____
       Exempt from backup withholding

Address (number and street)

City, State and ZIP Code

Part 1- TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAX IDENTIFICATION NUMBER IN THE APPROPRIATE BOX.  FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER.  FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

Social Security Number(s) OR Employer Identification Number(s)

Part 2 - Certification - For Taxpayers Exempt from Backup Withholding - Under penalties of perjury, I certify that:
(1)   The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)   I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)   I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.  For real estate transactions, Item 2 does not apply.  For mortgage interest paid, acquisition or abandonment of personal property, cancellation of debt, contributions to an individual retirement account (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE                                                               DATE                                  , 20______

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER.  PLEASE REVIEW INSTRUCTION 7 BELOW FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal

        1.    General.   When this Letter of Transmittal is properly filled in and signed by or on behalf of the registered holder(s) of Tayco Developments, Inc. common stock (or properly constituted assignees), accompanied by certificate(s) representing such stock, and surrendered to the Exchange Agent at the address set forth on the reverse side, you will be entitled to receive the Merger Consideration, as provided in the Plan of Merger and as described above.  For your convenience, a return envelope addressed to the Exchange Agent is enclosed.

2

        The method of delivery of the certificate(s) is at the option and risk of the shareholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the shareholder's protection, and you should insure your certificate(s) for 1.5% of their value at $________ per share.

        Insert in the box at the top of this Letter of Transmittal the certificate number(s) of the common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate.  If the space provided is insufficient, attach a separate sheet listing this information.

        2.    Authority of Signatory.   If this Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the surrendered stock certificate(s) and this Letter of Transmittal.

        3.    Certificate Issued in Different Name.   If the section entitled "Special Issuance Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution").  If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance of the new certificate is to be made out to a person other than the registered owner(s), surrendered certificates must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.

        4.    Special Delivery Instructions.   Indicate the name and address to which the shares representing the Merger Consideration are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.  The shareholder is required to give the social security number or employee identification number of the record owner of the shares.  If Special Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

        5.    Lost Certificate(s).   If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Exchange Agent at the address listed on the front.

AFFIDAVIT FOR LOST CERTIFICATES

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost.  That a search for the certificate(s) has been conducted and that those certificate(s) cannot be located.  That these certificate(s) have not been endorsed, hypothecated or had their ownership pledged or encumbered in any form whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that if these certificate(s) are subsequently located, they will be tendered for cancellation.  That I indemnify, protect and hold harmless Taylor Devices, Inc. and [EXCHANGE AGENT], and any other party, from and against all losses, expenses, costs and damages including legal fees that may be incurred by these parties at any time in the future as a result of the cancellation and replacement of the certificate(s), except to the extent that such losses, expenses, costs and damages result from the gross negligence or willful misconduct of such indemnified parties.

Sign Here:

Co-Owner, if any:                                                                                                                      Date:                                                     , 20

        6.    Validity of Surrender; Irregularities.   All questions as to validity, form and eligibility of any surrender of certificate(s) will be determined by Taylor Devices, Inc. (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding absent manifest error. Taylor Devices, Inc. reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion.  A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

        7.    Important Tax Information: Substitute Form W-9.   Each surrendering shareholder is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the above Substitute Form W‑9 and to certify whether the shareholder is subject to backup withholding.  Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on any payments made to such surrendering shareholder with respect to the shares.  If such holder is an individual, the TIN is his or her Social Security number.  A holder must cross out item (2) in Part 3 of the Substitute Form W‑9 if such holder is subject to backup withholding.

        Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements.  Exempt holders should indicate their exempt status by checking the box in the Substitute Form W‑9 above.  In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status.  Forms of such statements may be obtained from the Exchange Agent.  If backup withholding applies, the Exchange Agent is required to withhold tax at the applicable rate of any payments made to the holder or other payee.  Backup withholding is not an additional tax.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        8.    Inquiries.   All inquiries with respect to the surrender of certificates of company stock should be made directly to the Exchange Agent, [___________], at [___________], or via email to [______________].

3

Exhibit 2.4(b)

ASSIGNMENT

        ASSIGNMENT made this ____ day of [Month], 2008, by TAYCO DEVELOPMENTS, INC., a corporation organized under the laws of the State of New York, with offices at 100 Taylor Drive, P.O. Box 748 North Tonawanda, NY 14120-0748 ("Tayco").

                    WHEREAS Tayco and TAYLOR DEVICES, INC., a corporation organized under the laws of the State of New York, with offices at 90 Taylor Drive, P.O. Box 748 North Tonawanda, NY 14120-0748 ("Taylor"), are parties to a certain Agreement and Plan of Merger dated November ____, 2007 pursuant to which Taylor has agreed to acquire from Tayco certain Patent Rights as those terms are defined in the Agreement and Plan of Merger (hereinafter, "Related Agreement"); and

                    WHEREAS Tayco hereby confirms that under the Related Agreement it has agreed to assign to Taylor all of Tayco's rights and powers in and to the Patent Rights.

        THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is acknowledged, Tayco confirms having sold and assigned and hereby sells and assigns to Taylor all right, title and interest in and to the Patent Rights, including but not limited to all registrations, divisions, renewal, substitutional, continuing, reissue applications and extensions thereof, and to any and all claims and causes of action for past, present and future infringements of the same as well as any proceeds from the foregoing claims and causes of action accrued and hereafter accruing.  Tayco on behalf of itself and its successors and assigns agrees to execute and have executed any and all other documents that may be required to effectuate the purpose and intent of this Assignment.  Tayco hereby irrevocably appoints Taylor as Tayco's attorney-in-fact to take such actions and make, execute, acknowledge and deliver all such documents as may from time to time be necessary to confirm the conveyance of all rights granted herein to Taylor, its successors and/or assigns.  Tayco warrants to Taylor and to Taylor's successors and assigns that Tayco owns the Patent Rights and has the full power and authority to make the foregoing assignment.

        This Assignment is governed by and to be construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of laws.  Tayco consents to the jurisdiction and venue of the Supreme Court of the State of New York in Erie County or the United States Federal District Court, Western District of New York for all disputes related to this Assignment.

        IN WITNESS WHEREOF, the undersigned Tayco has executed this Assignment on the date and year first above written.

                                                                                                                                        TAYCO DEVELOPMENTS, INC.

                                                                                                                                        By:_________________________________
                                                                                                                                                Douglas P. Taylor, President

STATE OF NEW YORK        )
                                                 ) ss:
COUNTY OF ________        )

On ___________, 2008, before me, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity on behalf of which the person acted, executed the instrument.

                                                                                                                                        WITNESS my hand and official seal

                                                                                                                                        __________________________________
                                                                                                                                        (Notary Public)

APPENDIX B - OPINION OF TAYLOR'S FINANCIAL ADVISOR

[EMPIRE VALUATION CONSULTANTS, LLC LETTERHEAD]

PRIVATE & CONFIDENTIAL

September 26, 2007

Boards of Directors of
Taylor Devices, Inc.
c/o John Burgess
90 Taylor Drive
P.O. Box 748
North Tonawanda, New York 14120-0748

RE: Fairness Opinion Relative to the Exchange by Taylor Devices, Inc. ("TDI") of 987,928 Shares of Common Stock of TDI for the 987,928 issued and outstanding Shares of Common Stock of Taylor Developments, Inc. ("TAYCO").

Dear Board Members:

You have asked Empire Valuation Consultants, LLC ("Empire") to render our opinion to the Board of TDI as to whether the 1:1 exchange ratio (the "Exchange Ratio") being considered for the exchange by TDI of 987,928 shares of common stock of TDI for 987,928 shares of common stock of TAYCO in a proposed merger of the two companies is fair to TDI shareholders from a financial point of view.  Based on a per share price of $6.111 for TDI (the "Stock Price") this values TAYCO at $6,036,240.

Due Diligence Review Process

In connection with our investigation and analysis, we researched and/or reviewed the materials and documents specifically outlined below:

  Received and analyzed TDI, TAYCO and Tayco Realty, Inc. ("T-Realty") internal financial statements and tax returns for the years ending May 31, 2003 through 2007;

  Reviewed available analyst reports for TDI;

1 Determined based on weighted average rolling 10-day average for September 1, 2007 through September 25, 2007.

  Reviewed TDI's website, http://www.taylordevices.com;

  Reviewed TDI's SEC filings, including its 10-KSB filed August 17, 2007 for the fiscal year ending May 31, 2007;

  Reviewed trading data for share price, trading volume and pricing multiples of TDI's publicly traded common stock (Ticker: TAYD) with information available from Yahoo! Finance and the Bloomberg Network;

  Reviewed trading data for share price, trading volume and pricing multiples of TAYCO's publicly traded common stock (Ticker: TYCO) with information available from Yahoo! Finance and the Bloomberg Network;

  Reviewed databases and financial information sources, including Compustat and the Bloomberg Network for public companies similar, relevant and comparable to TDI;

  Received and analyzed T-Realty's real property tax assessment for 90 Taylor Drive and 100 Taylor Drive, both located in North Tonawanda, New York (the "Properties");

  A review of the property assessment methodology applied to the Properties based on information available from the City of North Tonawanda's website, http://www.northtonawanda.org, and a discussion with the City Treasurer's office of North Tonawanda;

  Reviewed financial projections for TDI's projected revenue and net income for 2008 without the effect of the Exchange Transaction;

  Held conference calls and discussions with TDI's management regarding the valuation of TDI, TAYCO and T-Realty, the net financial statement impact of Exchange Transaction on TDI, and the business outlook for TDI and its subsidiaries; and

  Considered such other information, financial studies, and analyses as we deemed relevant, and performed such analyses, studies, and investigations as we deemed appropriate.

Regarding the Proposed Transaction

Pre-merger the two companies had the following common ownership, cross ownership and other relationships.  TDI and TAYCO have common shareholders with similar ownership in each company but not identical ownership in each company.

  TDI owns 23.1% of TAYCO's equity (228,317 shares).
  TAYCO owns 22.2% of TDI's equity (697,567 shares).
  TDI owns 58% of T-Realty.
  TAYCO owns 42% of T-Realty.
  TDI licenses intellectual property ("IP") from TAYCO and pays it royalties.
  There are inter-company accounts between TDI, TAYCO and T-Realty.
  TDI is an operating company and its common stock trade on the NASDAQ exchange under the symbol "TAYD".
  TAYCO is an investment holding company and its common stock trade in the Pink Sheets and OTC market under the symbol "TYCO".2
  T-Realty is a real estate holding company and its tenant is TDI.

In the proposed merger (the "Exchange Transaction") the common shareholders of TAYCO will exchange their shares in TAYCO for common shares in TDI based on the Exchange Ratio.  The Exchange Transaction would have TDI issue 987,928 new shares in exchange for all outstanding TAYCO shares based on the exchange ratio.  As a result of the proposed transaction TDI would acquire the following:

  697,567 share of TDI.  Based on the Stock Price TAYCO's holding of TDI is worth $4,262,134.  Upon completion of the Exchange Transaction the acquired TDI shares would be placed into treasury resulting in a net increase of 290,361 shares of TDI common stock outstanding; from 3,145,905 shares to 3,436,266 shares.

  TAYCO's cash balance, approximately $775,000 as of August 31, 2007.

  TAYCO's 42% equity ownership of T-Realty.  Based on T-Realty's most recent tax assessment as an indication of the market value of real property owned by T-Realty was approximately $991,935.   T-Realty owns two properties: (1) 90 Taylor Drive, North Tonawanda, New York; and (2) 100 Taylor Drive, North Tonawanda, New York.   HSBC is the holder of a mortgage from TDI, T-Realty and Niagara County Industrial Development Agency ("NCIDA") on 90 Taylor Drive.  NCIDA is the issuer of the bond for the benefit of TDI.  According to TDI's most recent SEC 10-KSB filing the principal balance remaining was $153,334.  According to TDI management the approximate principal balance as of the writing of this Opinion was $80,000.  The monthly payment to be paid by TDI toward this obligation is $2,222.  Further, T-Realty had receivables in the amount of $896,838.  Therefore, TAYCO's 42% pro rata share of equity ownership was $793,285 [($991,935 + $896,838) x 42%].  Upon completion of the Exchange Transaction, TDI would eliminate the Minority Stockholder's Interest liability of $520,504 (as of May 31, 2007) attributable to TAYCO's ownership interest in T-Realty.

  2 TAYCO stock is thinly traded and does not trade on a daily basis.  Total volume since July 23, 2007 is 20,610 shares, of which 6,600 traded on August 2, 2007.  Additionally,
     TAYCO has not submitted SEC filings since April 2005.

  The elimination of Payables - Due to Affiliate of $174,609 owed to TAYCO.

  Synergistic benefits of merging with TAYCO resulting in expected increased earnings after consolidation of TAYCO and TDI based on reduced professional fees and the ownership of TAYCO patents.

TDI would assume TAYCO's liabilities which were considered insignificant.  The aggregate value of what TDI would acquire was $6,005,028 ($4,262,134 + $775,000 + $793,285 + $174,609) plus the synergistic benefits of the Exchange Transaction between TDI and TAYCO on an ongoing basis.

Limiting Conditions

This letter is provided to the Board in connection with and for the purpose of its evaluation of the Exchange Transaction.  This Opinion is not intended for, nor should it be relied upon, by any other interested party to the Exchange Transaction.

In connection with our analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial or other information provided to us or publicly available.  We have also relied on the assurance of TDI's management that there have been no material adverse changes in each company's financial conditions since the date of the last available financial statements.

We have not done an independent appraisal of any tangible or specific intangible assets of TDI, TAYCO and T-Realty.  Hazardous substances, if present within the facilities of a business, can introduce an actual or potential liability that will adversely affect the marketability and value of the business or its underlying assets.  In the development of our opinion of value, no consideration has been given to such liability or its impact on value unless otherwise indicated in the report.

Empire's Opinion is focused on the fairness of the Exchange Transaction to TDI's shareholders other than TAYCO.  It is Empire's belief that the Exchange Transaction does not constitute a change of control of TDI.  Our Opinion is necessarily based on business, economic, market, and other conditions, as they exist as of the date of this letter; any change in such conditions would require a re-evaluation of this Opinion.   Our opinion is limited to the fairness of the Exchange Transaction to TDI's shareholders as of the date hereof, from a financial point of view.

Empire has authorized TDI to include, or refer to, this Opinion in any documents to be provided to TDI's common shareholders.  In addition, TDI may provide this opinion to any state or federal government agency reviewing the proposed transaction.  However, Empire reserves the right to review and approve the reference of Empire and its Opinion in any document that is provided to TDI's shareholders and any other third party.

Empire does not have a financial interest in TDI, TAYCO or T-Realty.

This Opinion does not take into consideration any tax consequences related to the Exchange Transaction.

Fairness Opinion

Based upon the foregoing, and in reliance thereon, it is our opinion, as financial advisors to TDI's Board, that the Exchange Ratio considered is fair to TDI's common shareholders from a financial point of view.

Respectfully submitted,

Empire Valuation Consultants, LLC

/s/ Hugh   H. Lambert, Jr.
Hugh H. Lambert, Jr., ASA, CPA/ABV
Managing Director

/s/ Terence L. Griswold
Terence L. Griswold, ASA
Managing Director

APPENDIX C - OPINION OF TAYCO'S FINANCIAL ADVISOR

Fairness Opinion

Regarding the Acquisition of

Common Shares of

Tayco Developments, Inc.

as of

May 23, 2007

[ValuQuest Business Appraisals Letterhead]

May 23, 2007

Board of Directors
   Tayco Developments, Inc.
100 Taylor Drive
Tonawanda Island
North Tonawanda, NY  14120

Dear Directors:

You have requested our opinion (the "Opinion") with respect to the fairness to the shareholders of Tayco Developments, Inc. ("Tayco", "Developments" or the "Company"), from a financial point of view, of the consideration to be received for the acquisition of all of the outstanding common stock of Tayco Developments, Inc. in a Transaction targeted to close after the end of the fiscal year.  Our opinion is based upon facts currently available including financial data for the quarter ending February, 2007.

ValuQuest Business Appraisals and its consultants, ("ValuQuest"), as part of its Business Valuation and Litigation Consulting practice, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, estate, gift and income tax matters, employee stock ownership plans, shareholder agreements, financing, domestic disputes, contested valuation issues, business damages and lost profit matters.  In conducting our analyses and arriving at our opinion, as expressed herein, we have conducted such studies, analyses and investigations, as we deemed appropriate.  We have also taken into account our assessment of the general economic, industry, market and financial conditions, as well as our experience in connection with transactions in companies and securities in general.

Our advisory services and Opinion expressed herein are provided exclusively for the information and assistance of the Board of Directors of the Company in connection with the Transaction.  Such opinions are not intended to be investment advice and should in no way be construed as such.  The contents of this Opinion may be disclosed only in accordance with the terms of our engagement letter.

Neither ValuQuest nor its employees or consultants have any present or contemplated future financial interest in the Company.  The professional fee charged by ValuQuest for preparation of this Opinion is not contingent upon our conclusions.

In preparing our Opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available or furnished to us by the Company or their legal counsel.  We have not made any additional independent valuation or appraisal of any of the assets or liabilities of the Company.  Our opinion is necessarily based upon the economic, market and other conditions in effect on, and information made available to us as of the current date.  In the course of preparing this Opinion, we have been provided and analyzed the following:

  Audited financial statements for Tayco Developments, Inc. for the fiscal years ending May 31, 2001 through 2006;

  Internally prepared interim financial statements for Tayco Developments, Inc. as of February 28, 2007;

  Annual Report for Tayco Developments, Inc. for the fiscal years ending May 31, 2002 through 2004;

  Form 10-KSB for Tayco Developments, Inc. filed with the Securities and Exchange Commission for the fiscal years ending May 31, 2002 through 2004;

  The Company's income tax return (Form 1120) for the fiscal year ending May 31, 2005;

  "License" Agreement between Tayco Developments, Inc. and Taylor Devices, Inc. dated November 1, 1959;

  "Shareholder Summary" or listing of shareholders of Tayco Developments, Inc. as of the current time;

  Asset Depreciation Short Report, as of May 31, 2006, provided by Developments;

  Tayco Developments, Inc. Patent Listing

  Annual Report for Taylor Devices, Inc. for the fiscal years ending May 31, 2004 through 2006;

  Internally prepared annual financial statements for Tayco Realty Inc. for the fiscal years ending May 31, 2004 through 2006;

  Internally prepared interim financial statements of Tayco Realty Inc. as of February 28, 2007;

  Property tax assessed value by the City of North Tonawanda, NY for land and building at 90 Taylor Dr. as of the current time frame;

Additionally, we visited the Company to discuss various aspects of the business, its operations, finances, prospects and stock capitalization.

The attached report provides a description of our understanding of the Transaction, a description of the Company, value calculations regarding shares of common stock of the Company and an analysis of the fairness to the shareholders of the Transactions based upon facts currently available.

Based upon and subject to the foregoing, it is our Opinion that, as of the current date, the consideration to be received, pursuant to the Transaction, is fair from a financial point of view to the shareholders of Developments.

Respectfully submitted,

ValuQuest Business Appraisals

By:   /s/Davin R. Gustafson
       Davin R. Gustafson, Consultant

DRG:utw

TABLE OF CONTENTS

OPINION LETTER............................................................................................................................................................		1-3
INTRODUCTION.....................................................................................................................................................................		5
Description of Assignment........................................................................................................................................		5
Description of Transaction.........................................................................................................................................		5
THE COMPANY...................................................................................................................................................................		6-11
History and Nature of the Business..........................................................................................................................		6
Management and Personnel......................................................................................................................................		6
Capitalization and Ownership....................................................................................................................................		6
Services ................................................................................................................................................................		8
Property and Equipment and Intangible Assets...........................................................................................................		9
Competitive Market Conditions..................................................................................................................................		10
FINANCIAL STATEMENTS...............................................................................................................................................		12-14
Balance Sheets.......................................................................................................................................................		12
Statements of Income...............................................................................................................................................		13
VALUATION ANALYSIS...................................................................................................................................................		19-38
Valuation Approach..................................................................................................................................................		19
	Net Asset Value Method...................................................................................................................................	20
	Marketability Discount and Blockage Discount - Investment in Devices.................................................................	25
	Discount for Lack of Marketability - Investment in Realty ....................................................................................	33
CONCLUSION.................................................................................................................................................................		38
Schedule A -	Balance Sheets......................................................................................................................................	15
Schedule B -	Statements of Income.............................................................................................................................	16
Schedule C -	Common Size Income Statements...........................................................................................................	17
Schedule D -	Statement of Cash Flows.........................................................................................................................	18
Schedule E -	Fair Value and Exchange Rate Calculations..............................................................................................	22
Schedule A -	Tayco Realty: Balance Sheets................................................................................................................	39
Schedule B -	Tayco Realty: Fair Value Balance Sheet ...............................................................................................	40
Schedule C -	Fair Value of Patents...............................................................................................................................	41
Schedule D -	Real Estate Closed-End Funds................................................................................................................	42
Schedule E -	4th Quarter 2006 Economic Conditions......................................................................................................	43-48
Schedule F -	Biographical Information...........................................................................................................................	49
Schedule G -	Assumptions and Limiting Conditions.......................................................................................................	50

INTRODUCTION

Description of the Assignment

ValuQuest Business Appraisals ("ValuQuest") was retained by the Board of Directors of Developments to provide an Opinion regarding the fairness to the shareholders of a 1.0 to 1.0 exchange rate in an acquisition transaction with Taylor Devices, Inc.   While the Transaction is targeted for after the current fiscal year ending May 31, 2007, our analysis and opinion is as of the current time with information available as of the current date and financial data as of the interim period ending February, 2007.

Description of the Transaction

It is our understanding that Taylor Devices, Inc. ("Devices") will acquire all of the outstanding common shares of Developments in a stock for stock merger transaction after the end of the current fiscal year.   Each respective common shareholder of Developments will receive 1.0 ("Common Exchange Ratio") registered common shares of Devices for each common share of Developments.  Upon the completion of the Transaction, all such common shares of Developments will be canceled.  The Devices shares exchanged as part of the Transaction will be fully registered with the Securities and Exchange Commission (SEC) under the Securities Act of 1933.  Registered shares of Devices currently trade on the Nasdaq Capital Market under the trading symbol TAYD.

THE COMPANY

History and Nature of the Business

The Company was founded and incorporated in New York State on July 22, 1955 by the organizers of Taylor Devices, Inc., an affiliated company, to provide research and development and licensing to Devices.  Having the research and development performed by a separate entity has provided Devices and Developments economic benefits in defense related contracts.  At its peak, Developments had annual revenue of $624,000  Revenues have declined to $224,000 during the trailing twelve month (TTM) period ending February 28, 2007 and the Company currently has only one full-time employee.   Developments was a publicly-traded company through fiscal 2004.  At the beginning of fiscal 2005, the Company elected to go private.  However, Developments shares have continued to trade and are quoted on PinkSheets.com.

Management and Personnel

Management of Developments is led by Douglas P. Taylor who has served as President of the Company since April of 1991.  Mr. Taylor also serves as President of Devices.  Mark McDonough serves as CFO for both the Company and Devices.  The services of Mr. Taylor and Mr. McDonough to the Company are on a part-time basis as the limited nature of the Company does not require full-time commitment.  Devices provides the Company with administrative functions in exchange for administrative fees.  The Company has a full-time mechanical engineer that conducts research and development to advance the products and services offered by Devices.  Employment has declined from three full-time employees at the beginning of fiscal 2005.

Capitalization and Ownership

The Company is incorporated as a C corp. in the State of New York and currently has 987,928 common shares outstanding.  No other classes of stock exist.  The Company is capitalized with 100% equity as, Developments has no interest-bearing debt currently outstanding.  Based on the most recent data available from the Company, there are a minimum of 330 shareholders with no share holder currently holding a majority interest in the Company.  Devices is a large single shareholder with 228,317 common shares held or a 23.1% interest held.  Over 500,000 shares of Developments are held under the street name Cede & Co.  We are not aware of any shareholder agreement or other similar agreement that restrict the transferability of the Company's common shares.

Tayco's shares are traded and quoted on PinkSheets.com.  Based on historical trading information from Yahoo Finance and Marketwatch, closing prices for Developments have ranged from $3.35 per share to $4.30 per share and averaged $3.74 per share from May 23, 2006 through the closing price as of May 22, 2007.  The May 22, 2007 close price was $3.50 per share.  Volume for Developments shares is light, as average daily volume is 1,110 shares since May 23, 2006.

We have also considered historical closing prices for Devices to derive implied exchange ratios of Tayco to Devices.  During the same time period, Devices' share price has ranged from $4.79 to $6.84 and averaged $5.58.  Based on the closing prices on corresponding dates of Tayco and Devices from May 23, 2006 through May 22, 2007, the implied exchange ratio of one Tayco share to one Devices share has ranged from 0.56 to 0.85 and averaged 0.67.  Assuming the proposed exchange ratio of 1.0, the suggested premium has ranged from 17% to 77% and averaged 50%.  The ratio on the most recent corresponding closing prices for Tayco and Devices is 0.64 representing a premium of 56% for a current exchange ratio of one to one.

The OTC transactions of Tayco are arms length and may represent market value indicators of minority interests in Tayco.  However, Tayco does not publicly release financial information or an annual report.  Additionally, a share holder may have difficulties selling a block of shares in the Company without a substantial impact on price as trading volume has historically been limited.  The transaction prices likely reflect an information cost and a liquidity cost based on these factors.

Services

Developments provides research and development and licensing to advance the products and operations of Devices.  Revenue for the Company is generated from research and development fees charged to Devices and royalties on patents held.  Services are at an hourly rate on an as-needed basis.  There is currently no backlog.  All royalty revenue is generated from Devices and is determined by the License Agreement (The Agreement) between Developments and Devices as of November 1, 1959.  Royalty revenue is ultimately determined by sales of applicable products by Devices.

Devices is engaged in the design, development, manufacture and marketing of shock absorption, rate control and energy storage devices for use in various types of structures and machinery and equipment.  Specific products of Devices are seismic dampers, Fluidshoks, crane and industrial buffers, self-adjusting shock absorbers, liquid die springs and vibration dampers.  These products are very similar but are utilized in a broad array of applications by customers.

Seismic dampers are utilized to mitigate the effects of earthquakes on structures and represent a substantial portion of Devices overall revenues.  Fluidshoks are small, compact shock absorbers that are used in defense, aerospace and commercial applications.  Crane and industrial buffers are larger versions of Fluidshoks and are used in cranes, ships, container ships, railroad cars, truck docks, ladle and ingot cars, ore trolleys and car stops.  Self-adjusting shock absorbers include versions of Fluidshoks and crane and industrial buffers and are primarily utilized in heavy industry.  Liquid die springs are used in component parts of machinery and equipment used in the manufacture of tools and dies.  Vibration dampers are used in aerospace and defense to control the response of electronics and optical systems subjected to air, ship or spacecraft vibration.

Tayco currently has 18 active patents covered under the Agreement with expiration dates ranging from June 8, 2007 to June 18, 2022.  The number of active patents has declined significantly as 23 patents have expired in the past five years.  Under the Agreement, Tayco is entitled to receive royalties of 5.0% of net sales (invoice price, less freight and trade discounts) of products that utilize patented technologies.  Royalty payments to Tayco are required to be made on a quarterly basis.

The Agreement provides Devices with the first option to license or purchase patents developed and owned by Tayco.  Upon waiver by Devices, Tayco can license its patents to non-related parties but must pay Devices 10% of royalties received from such non-related parties.  Management indicates that no such waiver has occurred.

Property and Equipment and Intangible Assets

Tayco possesses nominal amounts of laboratory equipment, shop equipment and furniture and fixtures.  All property and equipment is fully depreciated.  Office space and laboratory facilities are leased from Devices.  Total annual lease expenses were $12,000 in fiscal 2006 and 2005.

The Company holds a 42% ownership interest in Tayco Realty Corporation, a related real estate holding company.  Tayco Realty owns land and a 38,000 square foot building at 90 Taylor Dr. in North Tonawanda and leases the property to Devices.  Devices subleases the above mentioned office space and laboratory facilities to Developments.

Tayco currently holds 18 active patents relating to specific designs and manufacturing processes for dampers, shock absorbers and isolators.  Related expenditures for legal fees and applications are capitalized and amortized over the estimated economic useful lives of the patents.  The average economic useful life is approximately 15 years.  The following shows when the remaining active patents are scheduled to expire:

Year	# of Patents Expiring
2007	3
2008	2
2009	1
2012	1
2013	2
2015	1
2016	3
2017	1
2018	2
2019	1
2022	1

Tayco has not made capital expenditures for property and equipment during fiscal 2002 through the TTM period ending February 28, 2007.  Investment in patent development has also been limited during the same time period.  The last significant investment in patent occurred in 2002 as capitalized expenses totaled over $31,000.

Competitive Market Conditions

All of Tayco's revenue is generated from Devices and is directly affected by sales of products that contain licensed designs or technologies.  The Company does not face any direct competition due the nature of its patented products and the subcontracting arrangement with Devices.  However, Tayco's revenues are indirectly affected by the competition that Devices faces. Devices primarily operates in the construction, industrial, aerospace and defense industries.  All of the domestic industries that Devices serves are mature, with foreign markets offering higher growth opportunities.

Goodrich Corporation is Devices primary competitor in the aerospace market, and is substantially larger and more diversified.  Devices competes on price, warranty and product performance but cannot compete in volume due to limited financing and capacity.  In the construction market, Devices competes against two primary manufacturers of seismic damping devices as well as numerous other firms which supply alternative seismic protection technologies.

Recent revenue growth for Devices has been driven by higher volumes of dampers to the construction industry.  Management has cited that the overall level of global construction activity requiring seismic protection has increased from prior years, especially in Asian markets.  Because of participation in the market for seismic dampers, it is not uncommon for the stock price of Devices to jump on reports of a major earthquake or seismic activity.

FINANCIAL STATEMENTS

The Company's balance sheets for the past five fiscal years ending May 31, 2002 through 2006 and the year-to-date (YTD) as of February 28, 2007 are presented in Schedule A.  Income statements and common size income statements for a similar period with February 28, 2007 statements reflecting trailing-twelve-month (TTM) results are presented in Schedules B and C, respectively.  Statements of cash flows are presented for fiscal years 2002 through 2006 in Schedule D.  Financial statements for fiscal years 2002 through 2006 have been audited by Lumsden & McCormick, LLP while the YTD and TTM results were obtained from internally prepared statements.

Balance Sheets

Total assets for the Company are primarily comprised of cash and cash equivalents (cash), investments in affiliates, a note receivable from Devices and intangible assets.  The asset base for the Company is substantial in relation to Company revenues.  Total assets gradually increased at the end of each period from $3.2 million at the end of fiscal 2002 to $3.8 million at the end of 2007 YTD.  The overall increase generally reflects increases in cash and investments in affiliates (on an equity basis).

Cash gradually increased from $56,000 at the end of fiscal 2002 to $106,000 at the end of fiscal 2004.  The growth in cash accelerated the next several years as the cash balance totaled $693,000 at 2007 YTD.  Cash increased largely with the reduction in the receivable from Devices.  The receivable from Devices increased from $540,000 at the end of fiscal 2002 to $776,000 at the end of fiscal 2004 before dropping to $173,000 by 2007 YTD.  The receivable from Devices currently carries an interest rate of 7.0% per year and any unpaid balance and interest is due at the beginning of July.

Investments in affiliates include Tayco's 42% ownership interest in Tayco Realty Corporation and 697,567 (22.2% interest) common shares in Devices.  The investments in affiliates are accounted for under the equity method.  The gradual increase during the period is due to higher cumulative equity in net income of the affiliates.

Intangible assets are comprised of patents developed by the Company.  The book value of the patents has declined at the end of each period from $240,000 at the end of fiscal 2002 to $73,000 at 2007 YTD.  The decline is due to patents expiring or being amortized and limited investment in developing new patents during the period of review.

Total liabilities have been modest throughout the period and have been comprised of accrued payroll, accrued income taxes and other accrued expenses.  Total liabilities were a nominal $4,000 at 2007 YTD.  Liabilities reflect normal period ending expense accruals.  The Company has a lease with Devices for office and laboratory facilities that requires annual lease payments of $12,000.  We are not aware of any other contingent or off balance sheet liabilities that place a meaningful claim on Company assets.

Total equity has increased gradually at the end of each period from $3.1 million at the end of fiscal 2002 to $3.8 million at 2007 YTD.  The increase has peen driven by increases in retained earnings.  All of the growth in retained earnings since the end of fiscal 2002 reflects non-operating income (interest, equity in net income of affiliates and miscellaneous), as total operating income since the end of fiscal 2002 is modestly negative.

Statements of Income

Revenue for Tayco is comprised of royalties from Devices for the use of its patents and fees received from Devices for research and development services.  Revenue dropped from $622,000 in fiscal 2002 to $526,000 in fiscal 2003 before rebounding to $624,000 in fiscal 2004.  The fall-off in revenue continued the next two years to $226,000 for 2006.  Revenue for 2007 TTM is essentially flat at $224,000.  The general decline in annual revenue for the Company has been driven by the reduction in economic benefits to Devices for outsourcing R&D and licensing in government contracts combined with the costs of developing and protecting patents.  Devices has increased in-house R&D and its reliance on proprietary data and trade secrets instead of patents to protect its competitive advantage.  The temporary increase in fiscal 2004 reflects a spike in royalty revenue that year with several large shipments by Devices of products utilizing licensed technologies.

Operating income has generally trended with revenue during the period of review.  Operating income decreased annually from $250,000 in fiscal 2002 to a loss of $121,000 in fiscal 2006.  The operating loss narrowed in 2007 TTM to $43,000.  In fiscal 2004, operating income declined from $115,000 to $33,000 despite the increase in revenue, as operating expense jumped by nearly $180,000.  Higher R&D and SG&A expenses drove the increase on overall operating expenses.  The declines in operating income in fiscals 2005 and 2006 were due to lower revenue as operating expenses declined at a slower rate.  The lower deficit in 2007 TTM is due to lower operating expenses.

Other items primarily consist of interest income and the Company's equity in net income in Devices and Tayco Realty.  Tayco's equity in net income from affiliates approximated $100,000 in fiscal years 2002 and 2003 before dropping to nearly $0 in fiscal 2004 as Devices reported a net loss.  Equity in net income of affiliates increased the next three periods to $193,000 in 2007 TTM with results at Devices.

Net income declined annually from $257,000 in fiscal 2002 to $94,000 in fiscal 2004 with the decline in operating income.  Net income improved to $114,000 in fiscal 2005 with the increase in equity in net income of affiliates.  In fiscal 2006, net income dropped to $62,000 with the reported operating loss and then improved to $163,000 in 2007 TTM with a lower operating loss and higher equity in net income of affiliates.  Each year since 2004, the overwhelming majority of net income has come from non-operating income.

				Schedule A
Tayco Developments, Inc.
Balance Sheets
Years ended May 31,

	February 28,	May 31,	May 31,	May 31,	May 31,	May 31,
	2007	2006	2005	2004	2003	2002
ASSETS
Cash and cash equivalents	$ 693,136	$ 592,512	$ 357,906	$ 106,055	$ 81,906	$ 55,750
Prepaid income taxes	1,024	21,450	-	9,837	38,401	-
Prepaid expenses	12,133	12,869	10,466	5,298	7,069	8,944
TOTAL CURRENT ASSETS:	706,293	626,831	368,372	121,190	127,376	64,694

Property & equipment, net	-	-	-	-	-	1,556

Investments in affiliates, at equity	2,813,409	2,669,762	2,507,802	2,407,008	2,406,623	2,304,996
Receivable - affiliate, net	173,115	253,307	589,976	775,716	561,504	540,134
Intangible assets	73,431	84,165	98,158	114,358	128,953	240,426
CSV of life insurance	-	-	-	-	105,058	-
TOTAL OTHER ASSETS	3,059,955	3,007,234	3,195,936	3,297,082	3,202,138	3,085,556

TOTAL ASSETS:	$3,766,248	$3,634,065	$3,564,308	$3,418,272	$3,329,514	$3,151,806

LIABILITIES and EQUITY
Accrued payroll	$ 4,653	$ 5,701	$ 7,028	$ 8,900	$ 12,585	$ -
Accrued income taxes	-	-	1,190	-	-	10,016
Other accrued expenses	(815)	4,999	12,026	5,468	1,200	12,096
TOTAL CURRENT LIABILITIES:	3,838	10,700	20,244	14,368	13,785	22,112

Deferred Income Taxes	-	-	-	-	-	600

Common Stock	49,696	49,696	49,696	49,696	49,696	49,696
Paid-in Capital	714,675	714,675	696,915	670,605	670,605	670,605
Retained Earnings	3,009,494	2,870,449	2,808,908	2,695,058	2,601,057	2,414,422
Treasury Stock	(11,455)	(11,455)	(11,455)	(11,455)	(5,629)	(5,629)
TOTAL EQUITY:	3,762,410	3,623,365	3,544,064	3,403,904	3,315,729	3,129,094

TOTAL LIABILITIES and EQUITY:	$3,766,248	$3,634,065	$3,564,308	$3,418,272	$3,329,514	$3,151,806

Source: Audited Financial Statements, Internal Financials for 2007

						Schedule B
Tayco Developments, Inc.
Statements of Income

	February 28,	May 31,	May 31,	May 31,	May 31,	May 31,
	2007 TTM	2006	2005	2004	2003	2002

REVENUE
Royalties	$ 121,153	$ 97,133	$ 165,476	$ 321,789	$ 125,030	$ 206,007
Research and Development	103,079	128,820	256,910	301,921	400,910	415,800
TOTAL REVENUES	224,232	225,953	422,386	623,710	525,940	621,807

OPERATING EXPENSES
Research and development	80,519	80,552	134,776	292,665	172,991	160,439
Selling, general and administrative	173,780	252,749	267,398	281,642	219,998	193,857
Depreciation and amortization	12,577	13,993	16,200	15,920	17,746	17,304
Total Operating Expenses	266,876	347,294	418,374	590,227	410,735	371,600
NET OPERATING INCOME (LOSS)	(42,644)	(121,341)	4,012	33,483	115,205	250,207

Interest, net	18,661	30,582	36,354	29,581	1,403	(1,512)
Equity in net income of affiliates	193,133	144,200	74,484	385	101,627	92,131
Miscellaneous	-	-	-	53,552	-	10,760
Total Other Income (Expense)	211,794	174,782	110,838	83,518	103,030	101,379
NET INCOME BEFORE TAXES	169,150	53,441	114,850	117,001	218,235	351,586
Income Taxes	6,000	(8,100)	1,000	23,000	31,600	95,000
NET INCOME	$ 163,150	$ 61,541	$ 113,850	$ 94,001	$ 186,635	$ 256,586

Source: Audited Financial Statements, Internal Financials for 2007

					Schedule C
Tayco Developments, Inc.
Common Size Income Statements
Years ended May 31,

	February 28,	May 31,	May 31,	May 31,	May 31,	May 31,
	2007 TTM	2006	2005	2004	2003	2002

REVENUE
Royalties	54.0%	43.0%	39.2%	51.6%	23.8%	33.1%
Research and Development	46.0%	57.0%	60.8%	48.4%	76.2%	66.9%
TOTAL REVENUES	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

OPERATING EXPENSES
Research and development	35.9%	35.6%	31.9%	46.9%	32.9%	25.8%
Selling, general and administrative	77.5%	111.9%	63.3%	45.2%	41.8%	31.2%
Depreciation and amortization	5.6%	6.2%	3.8%	2.6%	3.4%	2.8%
Total Operating Expenses	119.0%	153.7%	99.1%	94.6%	78.1%	59.8%
NET OPERATING INCOME (LOSS)	-19.0%	-53.7%	0.9%	5.4%	21.9%	40.2%

Interest, net	8.3%	13.5%	8.6%	4.7%	0.3%	-0.2%
Income (loss) from investment	86.1%	63.8%	17.6%	0.1%	19.3%	14.8%
Miscellaneous	0.0%	0.0%	0.0%	8.6%	0.0%	1.7%
Total Other Income (Expense)	94.5%	77.4%	26.2%	13.4%	19.6%	16.3%
NET INCOME BEFORE TAXES	75.4%	23.7%	27.2%	18.8%	41.5%	56.5%
Income Taxes	2.7%	-3.6%	0.2%	3.7%	6.0%	15.3%
NET INCOME	72.8%	27.2%	27.0%	15.1%	35.5%	41.3%

				Schedule D
Tayco Developments, Inc.
Statements of Cash Flows
Years ended May 31,

	May 31,	May 31,	May 31,	May 31,	May 31,
	2006	2005	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)	$ 61,541	$ 113,850	$ 94,001	$ 186,635	$ 256,586

ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
Amoritization	13,993	16,200	15,920	17,746	17,304
Equity in net income of affiliates	(144,200)	(74,484)	(385)	(101,627)	(92,131)
Gain on settlement of officer life insurance policies	-	-	(53,552)	-	-
Deferred income taxes	-	-	-	(600)	(900)
Changes in Operating Assets & Liabilities
Prepaid income taxes	(21,450)	9,837	28,564	(38,401)	-
Prepaid expenses	(2,403)	(5,168)	1,771	1,875	(2,346)
Accrued payroll	(1,327)	(1,872)	(3,685)	1,937	-
Accrued income taxes	(1,190)	1,190	-	(10,016)	(1,780)
Accrued expenses	(7,027)	6,558	4,268	(248)	1,114
NET CASH PROVIDED BY OPERATING ACTIVITIES	(102,063)	66,111	86,902	57,301	177,847

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) Decrease in receivable - affiliate	336,669	185,740	(2,863)	(2,720)	(149,125)
Increase in short-term investments	-	-	(214,212)	(21,370)	(2,590)
Proceeds from settlement of officer life insurance	-	-	158,610	-	-
Increase in CSV of life insurance	-	-	-	(9,775)	-
Acquisition of patents	-	-	(1,325)	-	(31,220)
NET CASH PROVIDED/(USED)-INVESTING ACTIVITIES	336,669	185,740	(59,790)	(33,865)	(182,935)

CASH FLOWS FROM FINANCING ACTIVITIES
Acquisition of treasury stock	-	-	(5,826)	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-	(5,826)	-	-

NET INCREASE (DECREASE) IN CASH	234,606	251,851	21,286	23,436	(5,088)

CASH AT BEGINNING OF YEAR	357,906	106,055	24,806	1,370	6,458

CASH AT END OF YEAR	$ 592,512	$ 357,906	$ 46,092	$ 24,806	$ 1,370

VALUATION ANALYSIS

Valuation Approach

To develop an opinion with respect to the fairness of the proposed 1.0 for 1.0 share Exchange Ratio, we examine a range for the fair value for a common share of Tayco.

Fair value is generally defined as the cash or cash equivalent price agreed upon in an arm's-length transaction between knowledgeable, willing parties who are under no compulsion to act.  Based on our understanding of New York State law, fair value is determined on a pro rata basis and no adjustment shall be considered for non-controlling interests in the transacted asset(s).  When the transacted asset is a business entity, fair value under New York State law is determined based on the assumption that the transacted business will continue to operate as a going concern.   Additionally, it is our understanding that a discount for lack of marketability may be taken into consideration.

There are three basic approaches to valuation: asset, income and market.  The asset approach derives the value of a business solely from the value of business assets. The income approach states that the value of the business is directly related to the expected future earnings of the business.  The market approach values the business directly from other similar businesses that have sold or trade on public markets.

Asset Approach

Under the asset approach, four methods of valuation may be considered:  book value, net asset value, liquidation value and cost to create. These valuation methods focus on the net asset value of a company. These methods are more commonly used to value asset holding companies, smaller firms with unusual risks and at times capital intensive manufacturing firms.  Tayco Developments is a holding company with cash and cash equivalents, investments in Tayco Realty and Devices and a note receivable from devices accounting for nearly all of its assets as of 2007 YTD.  The Company's historical operating results and outlook suggest goodwill or intangible value limited to the value of Company patents.  Based upon these factors, we utilize a net asset value approach to determine a fair value range for the Company.

Income Approach

The income approach entails present value analysis of anticipated monetary benefits.  Under the income approach, three methods of valuation may be considered: capitalization of earnings, capitalization of excess earnings and discounted cash flow.  These methods are frequently employed in valuing closely-held businesses.  A capitalization method is more suitable when a company's future cash flows are expected to change at a stable rate.  The discounted cash flow method is more suitable when a company's future performance may be expected to vary. Based on the Company's limited historical earnings and outlook for future earnings relative to its asset base, an income approach does not provide a meaningful indicator of fair value.

Market Approach

Under the market theory, two methods of valuation may be considered: guideline public company and guideline private transaction.  Under the guideline public company method, a value of a business is determined based on market values of similar publicly traded companies.  Under the guideline private transaction approach, value is determined based on prices at which similar private companies have been bought and sold.  The limited historical profitability and prospects suggest the market approach would not provide a meaningful indicator of value.  That stated, there is a limited market for minority shares of Developments which is at least relevant to our analysis.

Net Asset Value Method

Under the net asset value (NAV) method, the fair value of each asset and each liability is determined, then the total assets and liabilities are aggregated to indicate a total value of the Company.  The fair value of equity is derived by subtracting the total fair value of liabilities from the total fair value of assets.  The resulting value is inherently on a control level basis as control is required to extract liquidity out of corporate assets.  The fair value calculations are based upon the Company's February 28, 2007 balance sheet.  The stock price of Devices is based upon the closing price as of May 22, 2007.  Any material change to the financial condition of the Company subsequent to the February 28, 2007 financial statements or the May 22, 2007 closing price for Devices could have a material impact on our opinion.  The primary assets of the Company are cash (and cash equivalents), investment in Taylor Devices, Inc. (stock), investment in Tayco Realty, Inc., a receivable from Taylor Devices, Inc. and patents (intangible assets).  The range for the net asset value calculation and related suggested range for the exchange rate is presented on Schedule E on the following page.  Our discussion regarding the fair market value of specific assets follows.

Cash and cash equivalents are reflected on the balance sheet of their fair value of $693,136.

Investment in Taylor Devices consists of 697,567 of common shares. Of the shares held, $395,602 shares are not registered. Registered devices shares trade on Nasdaq Capital Market Exchange and the closing price as of May 22, 2007 was $5.46 per share.  Based on the latest closing price the value of the Devices shares held is $3,808,716, before the consideration of marketability of the unregistered shares and the liquidity of the registered block.

However, an unregistered share of Devices does not posses the same marketability as a registered share as it can not be freely traded on the public markets. A holder of a unregistered shares could only liquidate the shares in a private transaction.  To account for the potential impairment for marketability, we apply a discount for lack of marketability of up to 15% for the block of unregistered shares for the lower end of the range for our calculations.  A detailed discussion relating to marketability is presented later in the report.

The remaining 301,965 registered shares of Devices held represent a 9.6% block of Devices shares outstanding as of March 29, 2007. Creating liquidity for such a block of stock may prove challenging and create a blockage discount.

The concept of "blockage" applies to the liquidity of a block of stock in a publicly-traded company based upon the market's ability or inability to absorb the block without creating downward pressure on price.  If there is a sudden increase in supply, a lower price may be required to stimulate demand to absorb the shares.  Based upon the size of the block in relation to the market value, we find that a blockage discount of up to 10% is applicable for the block of Devices stock.  A detailed discussion of our blockage discount is presented later in this report.  At the lower end of our fair value range, we apply a blockage discount of 10% to the block of registered shares. At the upper end of our range, we do not apply a blockage discount.

		Schedule E
Tayco Developments, Inc.
Fair Value and Exchange Rate Calculations

	February 28, 2007

	Lower	Upper

Cash	$ 693,136	$ 693,136
Receivable - Affiliate	173,115	173,115
Patents	160,000	180,000
Investment in Tayco Realty	376,023	626,704
Taylor Devices Stock @ $ 5.46	3,319,845	3,808,721

Net Asset Value	4,722,119	5,481,677

Development Shares	987,928	987,928

Development Per Share Value	$ 4.78	$ 5.55

Devices Per Share Value	$ 5.46	$ 5.46

Exchange Ratio	0.88	1.02

Investment in Tayco Realty represents a 42.0% ownership interest.  To determine the fair value of the investment, the fair value of Realty's equity is estimated.  We utilize the net asset value method to determine the fair value of Realty's equity as it is a real estate holding company.  The balance sheets of Realty from fiscal years 2004 through 2006 are presented in Appendix A and a fair value adjusted balance sheet as of February 28, 2007 is presented in Appendix B.  The following outlines our adjustments to Realty's assets and liabilities.

Cash and prepaid expenses do not require adjustment as their respective book values approximate their fair values due to their short-term nature.

Receivables net include a receivable from Devices.  The receivable bears interest at 7.0% per year. Due to the expectation that the receivable will be fully collectible and the receivable bearing a market rate, the book value of the receivable proxies its market value.

Land, Building & Building Improvements consists of a 38,000 square foot building located at 90 Taylor Dr.  The historical cost of the land and building is $854,636 and the book value as of February 28, 2007 is $335,306.  To proxy the fair value of the real property, we considered the tax assessed value for property tax purposes.   Based on the latest property tax assessment by the City of North Tonawanda, the estimated fair value of the real property is $795,000 or an unrealized gain of $459,694 above the current book value.  However, to realize the estimated gain on the real estate, it is assumed that Tayco Realty would incur a tax liability on the unrealized gain.  Estimated taxes on the gain are $183,878 at a 40% tax rate.  The net adjustment to the real property is $275,816 and the estimated realizable value is $611,122.

Accrued income taxes and other accrued expenses do not require adjustment due to their short-term nature.

Deducting the fair value of Tayco Realty's liabilities of $4,859 from the fair value of assets of $1,497,012 equals the estimated fair value of equity of $1,492,153.  The estimated fair value of Tayco's 42.0% interest before consideration of a discount for lack of marketability is $626,704, is the upper end of our range for fair value.

However, there is not a readily available market for the Company's non-publicly traded 42% ownership interest in Tayco Realty.  To attract potential buyers, the Company may have to offer a discount for lack of marketability to compensate for the additional risk.  As discussed in our Discount for Lack of Marketability (DLOM) section, we estimate a potential discount at 40.0%.  The estimated fair value of the Company's interest after a DLOM of 40% is $376,022 is the lower end of the range for fair value.

Patents   - The Company currently has 18 active patents that are licensed to Devices.  Average patent revenue for the past six fiscal periods (including 2007 TTM) was $172,765 per year.  However, active patents are expiring on an ongoing basis with many expiring in the past three years and three more scheduled to expire in 2007.  Developments is not generating significant new patents to replace those expiring.  Average patent revenue for the past three fiscal periods has declined to $127,921.  Direct expenses related to patents for the last fiscal year total approximately $12,000.

As one proxy for the fair value of the patents, we prepare a discounted cash flow analysis based upon potential patent income over the next ten fiscal years.  At the end of that period, the Company would only have two active patents remaining and various expenses would offset any continuing income.

In our discounted cash flow analysis, ongoing royalties are projected forward based upon the 2007 TTM level of royalties and adjusted downward by the percentage of patents expiring in subsequent years.  Additionally, the Company has historically experienced occasional spikes in patent royalties based upon a large project or series of projects in a single year.  To reflect such a spike year, we incorporate one year in our model where royalty revenue will increase by $100,000 over the ongoing average year similar to the jump in royalties in fiscal 2004.  Target income is calculated by subtracting the $12,000 in expenses associated with ongoing patent maintenance and a normalized 40% income tax rate.  During the period in our discounted cash flow model, net cash flow from patents generally declines with the number of active patents from approximately $45,000 in fiscal 2008 to nominal levels in fiscal 2017 with a temporary spike to $101,000 in fiscal 2011.

Calculating the present value for the target income from patent royalties at discount rates ranging from 25% to 30% suggest a fair value for the patents in the range of $160,000 to $180,000 (see Appendix C).

All other assets and liabilities are disregarded as not material to the overall value calculation.

The suggested fair values for Developments range from $4,722,119 to $5,481,677 for the Company or $4.78 to $5.55 per share based upon the 987,928 shares of Tayco currently issued and outstanding (see Schedule E).

Marketability Discount and Blockage Discount - Investment in Devices

The existence of a ready market for a security is of definite value to the owner, or to a potential buyer, and a security which possesses such a ready market is worth more than another otherwise similar security which does not have such a market.  The well-informed buyer of an interest in a closely-held company or unregistered shares in a publicly-traded company would obviously be aware that they would be buying securities with limited marketability.

A discount for lack of marketability captures the diminution in value attributable to a non-marketable security relative to its value on a fully marketable basis.  Lack of ready marketability makes the interest considerably less attractive than it would be if it could be easily liquidated.  This concept was recognized by the Internal Revenue Service in Revenue Ruling 77-287 when, in discussing the value of unregistered shares in public companies, it stated:

"The discount from the market price provides the main incentive for a potential buyer to acquire restricted securities."

Numerous studies have been published indicating the discount for lack of marketability of an interest in a closely held corporation.  Most of the studies follow one of two lines of reasoning.  One group of studies relates to restricted "letter" stocks.  While other studies compare the prices of stock sales before and at a company's IPO.

The concept of "blockage" applies to the liquidity of a block of stock in a publicly-traded company based upon the stock market's ability or inability to absorb a sale of shares in relation to the total shares outstanding without creating significant downward pressure in price.  The concept reflects the economic law of supply and demand.  If there is a sudden increase supply, a lower price may be required to stimulate adequate demand to absorb the shares.  A seller of a large block of shares may not be able to obtain the most recently quoted price.

Two key factors in considering a blockage discount is the size of the block and estimating the liquidity and depth of the market for the subject company's stock.  Greater market liquidity and depth would lead to a lower blockage discount as the holding period and risk of incurring downward pricing pressure would be lower.  Market liquidity for a publicly traded stock can be measured through daily trading volume and bid-ask spreads.  Higher average or median daily trading volume relative to the overall size of the market suggests greater liquidity and a lower discount.  Smaller, consistent bid-ask spreads also suggests higher liquidity and a lower discount.  Information disclosure requirements of a significant shareholder may also significantly offset the liquidity of a block of stock.

In estimating a marketability discount for the 395,602 unregistered share block and a blockage discount for the 301,965 registered share block, we considered restricted stock studies.

Restricted Stock Studies

Restricted stock studies are commonly used to estimate a discount for lack of marketability.  In terms of stock ownership, the concepts of marketability and liquidity are similar but differ in several aspects.  Marketability is the capability and ease of transfer or salability of stock.  Liquidity is the ability to convert the stock into cash without a significant decrease in price.  Discounts for lack of marketability are typically applied to stocks that do not have a ready market such as closely-held companies and unregistered shares of publicly traded companies. Registered  publicly traded stocks such as Devices have a ready market but may be subject to liquidity risk.  It is logical to assume that a discount for a lack of marketability is a ceiling for an estimated blockage discount, all else being equal.

Numerous studies have been published indicating the discount for lack of marketability of an interest in a closely held corporation.  One group of studies relates to restricted "letter" stocks.  Letter stocks, which are restricted from trading on an exchange for a specified time period, are identical in every way but marketability to securities traded on recognized exchanges.  When the price of a letter stock is compared to the price of the same corporation's unrestricted shares on the same date, the difference can be attributed to the lack of marketability of the restricted shares.  Thus, transactions in restricted shares provide a useful guideline as to the diminution in value arising from lack of ready marketability.

We have reviewed the results of the SEC study, as well as various other studies or analyses, comparing the price of the unregistered shares of public companies relative to their freely traded price over various periods of time and present the summaries on the following page:

Study	Years Covered In Study	Restricted Stock Discount
SEC-Overall Study[1]	1966 - 1969	25.8%
SEC-OTC Non-reporting[2]	1966 - 1969	32.6%
Gelman[3]	1968 - 1970	33.0%
Trout[4]	1968 - 1972	33.5% [5]
Moroney[6]	[7]	35.6%
Maher[8]	1969 - 1973	35.4%
Standard Research Consultants[9]	1978 - 1982	45.0% [12]
Willamette Mgmt. Assoc., Inc.[10]	1981 -1984	31.2% [12]
Silber[11]	1981 - 1988	33.8%
Management Planning, Inc.[12]	1980 - 1995	28.9% [12]
FMV[13]	1979 - 1992	23.0%
Johnson[14]	1991 - 1995	20.0%
Columbia Financial Advisors, Inc.[15]	1996 - 1997	21.0%
Columbia Financial Advisors, Inc.[16]	1997 - 1998	13.0%

In order to fully understand the implications of the restricted stock studies, one must understand the laws which govern such transactions.  Registration exemptions on restricted stocks are granted under Rule 144 of Section 4(2) of the 1933 Securities Act.  Prior to April 29, 1997, the Rule 144 exemption was as follows:

  "Rule 144 allows the limited resale of unregistered securities after a minimum holding period of two years.  Resale is limited to the higher of 1% of outstanding stock or average weekly volume over a four-week period prior to the sale, during any three-month period.  There is no quantity limitation after a three-year holding period." 17

[1]	Institutional Investor Study Report of the SEC, Chapter XIV, Section F.8., "Discounts Involved in the Purchases of Common Stock."
[2]	Ibid.
[3]	From Milton Gelman, An Economist-Financial Analyst's Approach to Valuing Stock of a Closely Held Company, Journal of Taxation 353-354 (June 1972).
[4]	From Robert R. Trout, Estimation of the Discount Associated with the Transfer of Restricted Securities, Taxes 381-385 (June 1977).
[5]	Median discounts.
[6]	From Robert E. Moroney, Most Courts Overvalue Closely Held Stocks, Taxes 144-154 (March 1973).
[7]	Although the years covered in this study are likely to be 1969-1972, no specific years were given in the published account.
[8]	From J. Michael Maher, Discounts for Lack of Marketability for Closely-Held Business Interests, Taxes 562-571 (Sept. 1976).
[9]	From Revenue Ruling 77-287 Revisited, SRC Quarterly Reports 1-3 (Spring 1983).
[10]	Willamette Management Associates study (unpublished).
[11]	William L. Silber, "Discounts on Restricted Stock: The Impact of Illiquidity on Stock Prices." Financial Analysts Journal, 60-64, 345-370, July-August 1991 (as summarized in Pratt. p. 343).
[12]	"The Management Planning Study," published in Z. Christopher Mercer, Quantifying Marketability Discounts, (Peabody Publishing, LP 1997), 345-370
[13]	Lance S. Hall and Timothy C. Polacek, "Strategies for Obtaining the Largest Valuation Discounts," Estate Planning, January/February 1994, pg. 38-44.
[14]	Johnson, Bruce A., "Quantitative Support for Discounts for Lack of Marketability," Business Valuation Review, December 1999, p. 152.
[15]	Katherine Aschwald, "Restricted Stock Discounts Decline as Result of One-Year Holding Period," Shannon Pratt's Business Valuation Update, May 2000, p. 1.
[16]	Ibid.
[17]	Kasim L. Alli, Ph.D. and Donald J. Thompson Ph.D., "The Value of the Resale Limitation on Restricted Stock: An Option Theory Approach," American Society of Appraisers: Valuation, March 1991, pp. 22-23.

Under the rule, a holder of restricted stock had to register his securities with the SEC or qualify for an exemption under Rule 144, to sell stock in the public market.  This made trading letter stock time consuming and costly, which tended to increase discounts.

In 1990, the SEC adopted Rule 144A, which relaxed the SEC filing restrictions on private transactions.  The change allowed institutional investors to trade unregistered securities among themselves without filing registration statements.  This change created a limited market for restricted securities and thus reduced discounts.  This is reflected in the reduced discounts observed in studies conducted after 1990.

On February 20, 1997, the SEC announced that effective April 29, 1997, the holding period requirements contained in Rule 144 would be amended to permit the resale of limited amounts of restricted securities by any person after a minimum one-year, rather than a minimum two-year, holding period.  Also, the amendment permits unlimited re-sales of restricted securities held by non-affiliates of the issuer after a holding period of two years, rather than three years.  This amendment greatly improved the marketability and liquidity of restricted shares.  The last study cited is the only study conducted after this amendment, and it indicates an average discount of 13.0%, a significant decline from earlier studies.

Further implications can be drawn from the pre-1990 restricted stock studies.  For example, when the SEC studies are analyzed, companies with the largest sales volume tend to receive the smallest discounts; and smaller sales volume companies receive larger discounts.  In fact, of publicly traded companies with sales of $5.0 million or less, 55% received a discount greater than 30% with 18.6% of those companies receiving a discount greater than 50%.  However, this may not be a size effect, but influence of liquidity of New York Stock Exchange (NYSE); the most liquid market at the time of the studies.  Smaller closely held companies may be entitled to greater discounts.

The Management Planning, Inc. study includes 48 restricted stock transactions for the period January 1, 1980, through December 31, 1995, which had an average discount of 27.7%.  Only companies with revenues greater than $3.0 million and profits in the year prior to the transaction date were included in the study.  An analysis of the underlying transactions confirms that substantially all transactions are of stock in operating companies.  The study found five factors that were reliable predictors of discounts.  Those factors are revenues, earnings, market price per share, price stability and earnings stability.  The study divides these factors into four quartiles and calculates the average and median discounts for each quartile.  The first quartile (least risky) based on earnings stability of those companies in the study has an average discount of 16.4% and a median discount of 14.1%.

The FMV Restricted Stock Study includes 243 transactions in restricted stock from 1979 to 1992 with an overall average discount of 22.1% and a median discount of 20.1%.  According to the study, the greatest factors bearing on the indicated discounts are size (revenue), risk, profitability and liquidity.  The smaller and less profitable entities and those with a higher degree of balance sheet risk tend to have higher discounts on average.  The sample data was divided into quintiles.  The fourth quintile, which has total assets of $11.5 million, has an indicated average discount of 30.7%.  Additionally, the top quintile of the sample arranged by profitability has a median discount of 11.0%.  The FMV study concluded that "high risk, which is associated with smaller firm size and high market to book ratios, tends to result in higher discounts."

Bruce Johnson's study includes 72 restricted stock transactions from 1991 to 1995 with an average discount of 20.2%.  Mr. Johnson has sorted the transactions into the categories of total sales, total net income, transaction size and net income margin.  The top quartile in terms of sales volume has an average discount of 13.0%.

 The studies of discounts for lack of marketability provide parameters of magnitude for the stock of closely held companies or unregistered shares of publicly traded companies with the suggested discounts declining, as the required holding period was shortened.

The unregistered shares of Devices are similar to the restricted stock in the studies as there is no established market in which to transact the shares. The risk for a longer holding period is greater for the unregistered shares of Devices as there is no specified expiration of a black-out date. The minority block held by Tayco does not have the ability to register unregistered shares. Additionally, Devices shares have demonstrated above market average risk, as reflected by Devices' volatility and beta. These factors tend to suggest higher discounts for lack of marketability. However, an important determinant in discounts is the amount of control in the subject securities.  A lower amount of control typically leads to a greater discount.  The restricted stock studies indicate marketability discounts for minority interests. Under the definition of fair value the impact of lack of control is not to be considered. The indicated discounts range from 13.8% to 45%.  Considering the higher holding period risk, the high risk of Devices stock and the definition for fair value, we estimate a discount for lack of control in the range of the most-recent restricted stock studies or up to 15% for the block of unregistered shares of Devices.

The block of registered Devices stock differs from the restricted shares in the studies.  One, the Devices shares are registered and not subject to a one-year blackout period under Rule 144.   Based on the trading volume of Devices, it is unlikely that it would take up to one year to convert the block of Devices stock into cash.  As demonstrated in the studies, holding period is a key determinant in overall discounts.  These factors suggest that the blockage discount is less than the 13.0% median discount in the 1997-1998 Columbia Advisors study.

Trading Data of Devices Stock

We considered various trading statistics for Devices from January 3, 2005 through May 22, 2007 to gauge liquidity and risk.  The average daily trading volume during this time period was 93,184 shares.  The 301,965 share block represents approximately three average trading days.  However, the average daily volume is highly impacted by large volume days as the median daily trading volume during this time period is 19,350.  Or in other words, 50% of the trading days had volume less than or equal to 19,350 and 50% of the trading days had volume greater or equal to 19,350.  The block represents approximately 16 median trading days.  There were a total of 31 days in which the daily volume exceeded the block size.  Of these 31 days, daily volume exceeded 1.5 times the block size 24 times.  The highest daily trading volume registered at 6,167,400 on March 28, 2005 or nearly two times the 3,102,057 shares outstanding at the time.  A large earthquake in Southeast Asia triggered the extremely high trading volume.

It would be unrealistic to estimate a time period to sell the block based on average or median trading volume days.  This would assume that Tayco would be the sole seller in the market.   To analyze a required holding period, we considered historical daily volume in excess of the median daily volume.  During the historical review period there were 31 days in which daily volume exceeded the median daily volume by at least the block size or 301,965 shares.  On average, these high volume days occurred every 28 calendar days.  The range of days between these high volume days ranged from 0 to 264.  During the 31 high volume days the average daily logarithmic return totaled 2.416%.  Historically, large volume days have been led by buy-side volume.  This factor would tend to lower a blockage discount.

Another risk in being forced to sell the block over a period of time is a decline of the per share price over the liquidation period.  A stock whose trading price is more volatile than the market would have higher risk.  We considered historical risk and return data for Devices.  During the review period the average daily logarithmic return is -0.04%.   The standard deviation of the average daily logarithmic returns for the entire review period is 4.15% or substantially in excess of average.  Annualized volatility for Devices over the return period is 65.7%.  For comparisons purposes, we considered volatility assumptions for companies in the S&P 500 for 2006 are considered.  Companies disclose volatility assumptions for the expensing of options.  The non-market weighted average of 428 S&P 500 companies that report an assumption is 29.9%.  Additionally, Devices beta (as measured against the S&P 500) based on most recent data from S&P is 1.81.  This is consistent with the differences in volatility.

The minimum negative price impact from selling any size block can measured by observing bid ask spreads.  A higher spread increases the impact on price from transacting a stock.  Small company stocks typically have larger bid ask spreads due in part to lower volume, less competition between market makers and higher risk.  A study by Ashok Abbott, MBA, Ph.D in the December 2006 BVUpdate, the average bid ask spread for the smallest 10% of stocks on the NYSE, NASDAQ and AMEX is nearly $0.14 compared to $0.032 for the largest 10% of stocks.  An average bid ask spread of $0.14 for Devices is approximately 2.6% of the May 22, 2007 closing price of $5.46.  Observed bid-ask spreads for Devices have ranged from less than 1.0% of the respective quoted price to over 3.0%.

Based upon the declining discounts suggested by the restricted stock studies, the trading volume of Devices shares relative to the block held, the volatility of Devices stock including upside volatility on many high-volume days and bid/ask spread information, we find that the blockage discount applicable to the registered shares of Devices stock held by Tayco Developments, Inc. would be no more than 10%.

Discount for Lack of Marketability - Investment in Realty

We have previously discussed the restricted studies in the Blockage Discount section.  Due to the increase in liquidity of restricted stocks since 1990, it is our opinion that restricted stock studies conducted before that date provide a better proxy for marketability discounts for closely held companies with little chance of entering the public markets than the post-1990 restructured stock studies.  This is due to the fact that interests in closely held companies are more like letter stock transactions occurring before the changes in SEC rule 144 beginning in 1990.  Closely held companies have limited ability to raise capital in public markets due to their smaller size and the high transaction costs associated with public offerings.  An interest in Tayco Realty is, in fact, typically less marketable than letter stock with the longer required holding periods.  Further, Tayco Realty's stock is even less marketable than letter stock held prior to the changes in Rule 144, as the prospect of Tayco Realty stock being traded in the public market is remote at best.

The second group of studies has compared the prices of stock sales before and at a corporation's initial public offering.  John D. Emory published the results of a series of studies on marketability discounts as demonstrated by initial public offerings of common stock.  He related the public offering price to the prices of private transactions taking place within five months prior to the public offering.  The results of his analyses are summarized below.  (Emory, "The Value of Marketability as Illustrated In Initial Public Offerings of Common Stock," Business Valuation Review, Volume 20, Number 4 (December 2001)).

		% Discount From Public Offering Price
Period Study	# of Offerings	Average	Median
1980 - 1981	13	60%	66%
1985 - 1986	21	43%	43%
1987 - 1989	27	45%	45%
1989 - 1990	23	45%	40%
1990 - 1992	35	42%	40%
1992 - 1993	54	45%	44%
1994 - 1995	46	45%	45%
1995 - 1997	91	43%	42%
1997 - 2000	36	48%	44%
1997 - 2000 (expanded)	283	50%	52%

Emory indicated in his article that the companies studied were promising in nature and the securities had good potential for becoming readily marketable prior to their initial public offering.  However, the Emory study is not conclusive in determining a marketability discount applicable to Tayco Realty.  First, these studies reflect discounts on pre-IPO transaction prices.  In the Emory study, of the 277 total transactions recorded, 210 involved the issuance of options.  Pre-IPO buyers, especially those who receive options, are usually insiders such as corporate management.  Thus, it is reasonable to assume that a part of the observed discount reflects compensation for these services and not just for a lack of marketability.  The pre-IPO discounts observed in the pre-IPO studies may also include an inherent discount for the possible growth or failure of the business itself.  An investor purchasing a share in a pre-IPO company has no assurance that the firm will be able to succeed.  A portion of the observed discount may reflect the additional risk involved with the company succeeding.  In our opinion, no study has succeeded in statistically segregating the true marketability discount from that of the overall discounts observed in the IPO studies.

The studies of discounts for lack of marketability provide these parameters of magnitude for the stock of closely-held companies:

            (a)      SEC and other independent studies                   25% to 45% discount
                       of restricted stock sales (prior to 1990).           (Clustered at 30% to 35%)

            (b)      Emory studies of initial public                             42% to 66% discount
                       offering prices.                                                  (Clustered at 40% to 45%)

While the above studies do not point to a specific discount for lack of marketability in the Company, it does show that discounts for lack of marketability for most minority interests tend to be in the range of 25% to 45%.

Additional Discount for Lack of Marketability Studies

One method of assessing the reasonableness of the discounts for lack of marketability is to investigate the sales of similar minority interests. The Partnership Spectrum, a newsletter published by Partnership Profiles, Inc., conducts an annual study of price-to-value discounts in the limited partnership secondary market. The limited partnerships trading in the secondary market are primarily tangible asset- heavy with a majority of them earning investment returns from real estate holdings. Therefore, many of the limited partnerships compare well to the operations of Tayco Realty. None of the 51 partnerships included in the 2006 study are publicly traded on any established exchange. However, all the partnerships are publicly registered with the Securities and Exchange Commission. Approximately eight independent firms create a market for the securities by acting as intermediaries between buyers and sellers. The price-to-value discount can be attributed to two factors: 1) the secondary market does not offer the liquidity of an established exchange, indeed, if only 3% of a partnership's total units are traded annually, the partnership is considered "actively traded," and 2) the "value" portion of the ratio reflects the value of the business as a whole, but the trading price reflects the value to a minority investor.  Secondary market trading volume doubled from 1992 (the first year the study was conducted) through 1998 and has declined in recent years due to a number of partnership liquidations.  The year 2006 study sample group of 51 partnerships is down from 79 partnerships in the 2004 study.  From 1992 through 2006, the average price-to-value discount declined from 46% to 29%. While trading in the secondary market must still be considered very "thin," the decline in the price-to-value discount may be attributed to a perceived improvement in liquidity of partnership interests.

The 51 partnerships in the study were grouped into four categories.  The average price-to-value discount was determined for each category.  A summary of this information is provided on the following page:

Partnership Category	Number of Partnerships	Average Discount	Average Yield
Equity - Distributing (low or no debt)	6	20%	6.8%
Equity - Distributing (moderate-to-high debt)	7	28%	5.8%
Equity - Non-Distributing	26	37%	0%
Triple-Net Lease	12	17%	8.4%

In terms of assets and liabilities, Tayco Realty currently most-closely resembles the category of Equity - Non-distributing. The average discount in this category is 37%.  A significant factor in determining the adjustment to net asset value is the cash distribution policy of Tayco Realty.  From fiscal 2004 through 2007 YTD, Tayco Realty has not made cash distributions.

Estimated Impact of Control

The marketability studies all include minority interests in companies.  The indicated discounts may include an element of lack of control.  Under our fair value definition, discounts for lack of control are not to be considered.  The estimate the impact of control, we considered data from Closed-End Funds (CEFs)

CEFs are mutual funds that raise capital through initial public offerings and use the capital generally to purchase publicly traded debt and/or equity securities.  However, unlike other mutual funds, CEFs have a fixed number of shares, which are traded securities rather than interests that may be redeemed by the fund.  Closed-end funds often trade at discounts from their underlying net asset values (NAV).  The following factors are relevant in explaining why a closed-end fund may trade at a discount or a premium:

  Minority Holding- Shareholders may demand a discount from NAV because of the inability to control the investment decisions of a fund or its performance.

  Tax Liability- Many CEFs may have trapped capital gains since investments purchased previously may be worth substantially more today.

  Performance- A CEF that consistently under-performs the relevant indices may eventually trade at a discount.  Similarly, a CEF that consistently outperforms the relevant indices may trade at a premium.

  Unique Opportunities- Some funds are influenced by the uniqueness or attractiveness of the underlying investments.  The fund may trade at a premium if the CEF represents the only opportunity to invest in the underlying asset.

  Lack of Information- CEFs are generally lower profile and hence demand is lower. While many mutual funds advertise to attract investors and build volume, CEF advertising does not increase the asset base. Instead, CEF advertising erodes the asset base.

  News- Economic, social, or political developments may significantly alter the short-term outlook for the markets in which CEFs invest, and consequently share prices may be affected.

  General Market Sentiment- Overall market sentiment may have an influence in NAV discounts/premiums.  Bullish markets may mitigate discounts, while bearish markets may magnify discounts.  As of the valuation date, most major indices have increased over the past twelve months.

  Supply and Demand- Market forces of supply and demand can influence a fund.  For example, introduction of new funds investing in the same markets/assets may influence the discount since the new funds will attract investors who otherwise might have invested in the original funds.

  CEFs that have secondary offerings and dividend/capital gain reinvestment programs at prices below the market prices introduce short-term volatility in the discount/premium as investors factor the developments into the price.

  Takeover- CEFs may be subject to takeover attempts with the intent to liquidate the fund and profit from the disappearance of the discount.

  Sharp Drop in NAV- When a CEF's NAV drops suddenly, the market price may lag the drop in NAV.  In such cases, the CEF tends to trade at a premium as investors expect a market rebound and are reluctant to sell.

To estimate the impact of lack of control, we reviewed a series of CEFs involved in real-estate investments. We found 25 closed end funds investing primarily in the real estate industry as of the valuation date. The following table provides a summary for real estate equity, closed end funds, discounts and premium information as of May 18, 2007 reported in the Wall Street Journal.  Appendix D provides detailed information on the selected CEFs.

Closed-End Fund Summary May 18, 2007
.	Premium/ (Discount) to NAV
Specialized Equity Funds: (Real Estate)	.
High	(12.9) %
Upper quartile	(7.7) %
Median	(3.3) %
Mean	(4.6) %
Lower quartile	(2.1) %
Low	5.8%

The median of observed discounts is 3.3% while the upper quartile is 7.7%. Tayco Realty is substantially smaller and less diverse than the selected CEFs.

Selection of Discount for Lack of Marketability

The restricted stock studies suggest median discounts for lack of control ranging from 25% to 45% while data from Partnership Spectrum suggests a discount of 37%.  Tayco Realty is smaller and less diverse then nearly all of the companies or partnerships involved in the marketability studies.  Tayco Realty does not have a history of paying distributions to  shareholders.  Based on these factors and the estimated impact of control, we estimate the discount for lack of marketability at up to 40% for Tayco's investment in Tayco Realty.

CONCLUSION

Based on the most recent available information, the fair value per share for Tayco Developments is within the range of $4.78 to $5.55.  The most recent closing price of Devices stock of $5.46 as of May 22, 2007 suggests an exchange ratio within the range of 0.88 to 1.02.  The average closing price for Devices for the past year of $5.58 per share suggests an exchange ratio of 0.87 to 1.01.  The Common Exchange Ratio for the Transaction is 1.0 and is  within the range of fair exchange ratios.  Therefore, it is our opinion that, as of the current date, the consideration to be received, pursuant to the Transaction, is fair from a financial point of view to the shareholders of Tayco Developments.  Our opinion of fairness is contingent on the most-recent data available to us.

				Appendix A
Tayco Realty Inc.
Balance Sheets
Years ended May 31,

	February 28,	May 31,	May 31,	May 31,
	2006	2006	2005	2004
ASSETS
Cash	$ 1,530	$ 767	$ 1,381	$ 1,012
Receivables - Net	880,361	801,326	724,871	625,173
Prepaid income taxes	-	-	-	1,460
Prepaid expenses	3,999	14,130	13,934	14,741
TOTAL CURRENT ASSETS:	885,890	816,223	740,186	642,386

Property & equipment, net	335,306	342,711	350,116	357,570
TOTAL ASSETS:	$ 1,221,196	$ 1,158,934	$ 1,090,302	$ 999,956

LIABILITIES and EQUITY
Accrued income taxes	$ 2,759	$ 4,207	$ 13,718	$ -
Other accrued expenses	2,100	2,600	2,800	3,000
TOTAL CURRENT LIABILITIES:	4,859	6,807	16,518	3,000

Deferred Income Taxes	-	-	-	-

Common Stock	301,162	301,162	301,162	301,162
Retained Earnings	915,175	850,965	772,622	695,794
TOTAL EQUITY:	1,216,337	1,152,127	1,073,784	996,956
TOTAL LIABILITIES and EQUITY:	$ 1,221,196	$ 1,158,934	$ 1,090,302	$ 999,956

Source: Internal Financial Statements

				Appendix B
Tayco Realty Inc.
Fair Value Balance Sheet

	Book Value	Pre-Tax	Estimated	FV
	February 28,	FV	Taxes	February 28,
	2007	Adjustment	on Gains	2007
ASSETS
Cash	$ 1,530	$ -	$ -	$ 1,530
Receivables - Net	880,361	-	-	880,361
Prepaid income taxes	-	-	-	-
Prepaid expenses	3,999	-	-	3,999
TOTAL CURRENT ASSETS:	885,890	-	-	885,890

Property & equipment, net	335,306	459,694	(183,878)	611,122

TOTAL ASSETS:	$ 1,221,196	$ 459,694	$ (183,878)	$ 1,497,012

LIABILITIES and EQUITY
Accrued income taxes	$ 2,759	$ -	$ -	$ 2,759
Other accrued expenses	2,100	-	-	2,100
TOTAL CURRENT LIABILITIES:	4,859	-	-	4,859

Deferred Income Taxes	-	-	-	-

Common Stock	301,162	-	-	301,162
Retained Earnings	915,175	459,694	(183,878)	1,190,991
TOTAL EQUITY:	1,216,337	459,694	(183,878)	1,492,153

TOTAL LIABILITIES and EQUITY:	$ 1,221,196	$ 459,694	$ (183,878)	$ 1,497,012

			Discount	No Discount

FV on a Marketable Basis			$ 1,492,153	1,492,153
Discount for Lack of Marketability			40.0%	0.0%
Adjustment for Lack of Marketability			(596,861)	-
FV on a Non-Marketable Basis			895,292	1,492,153
Tayco's Interest			42.0%	42.0%
FV of Tayco's Interest			376,023	626,704

									Appendix C
Tayco Developments, Inc.
Estimated Fair Value of Patents
Discounted Cash Flow Method

Calculation
As of May 31, 2007		2/28/2007	5/31/2008	5/31/2009	5/31/2010	5/31/2011	5/31/2012	5/31/2013	5/31/2014	5/31/2015
		TTM
No.of Patents		18	13	12	12	12	11	9	9	8

Patent Revenue		121,153	87,499	80,769	80,769	80,769	74,038	60,577	60,577	53,846
Patent Expense		(12,000)	(12,000)	(12,000)	(12,000)	(12,000)	(12,000)	(12,000)	(12,000)	(12,000)
One Time		-	-	-	-	100,000	-	-	-	-

Pre Tax Cash Flow From Patents		109,153	75,499	68,769	68,769	168,769	62,038	48,577	48,577	41,846
Normalized Taxes @	40.0%		(30,200)	(27,507)	(27,507)	(67,507)	(24,815)	(19,431)	(19,431)	(16,738)

Net Cash Flow From Patents			45,300	41,261	41,261	101,261	37,223	29,146	29,146	25,107
PV Factor @	25.0%		0.8944	0.7155	0.5724	0.4579	0.3664	0.2931	0.2345	0.1876
PV of Patent Cash Flow			40,517	29,524	23,619	46,372	13,637	8,542	6,834	4,710

Estimated Value of Patents			$ 180,000

			Appendix D

Real-Estate Closed End Funds
May 18, 2007

Fund	NAV	Mkt Price	Prem/Disc %
Alpine Glbl Prem Prop (AWP)	18.91	20.00	5.8%
Cohen & Steers Adv In Rl (RLF)	24.00	23.20	-3.3%
Cohen & Steers Dvd Mjrs (DVM)	23.61	21.14	-10.5%
Cohen & Steers Prem Inc (RPF)	24.90	23.06	-7.4%
Cohen & Steers Qual Rlty (RQI)	23.71	22.32	-5.9%
Cohen & Steers REIT&Pref (RNP)	30.37	28.70	-5.5%
Cohen & Steers REIT&Utl (RTU)	26.49	23.07	-12.9%
Cohen & Steers TR Rty (RFI)	18.58	18.68	0.5%
Cohen & Steers WW Rlty (RWF)	25.45	25.39	-0.2%
Dividend Cap Rlty Inc Al (DCA)	14.99	15.08	0.6%
DWS RREEF Real Estate (SRQ)	27.58	25.05	-9.2%
DWS RREEF Real Estate II (SRO)	21.19	19.06	-10.1%
ING Clarion Glbl RE Inc (IGR)	22.58	21.91	-3.0%
ING Clarion RE Income (IIA)	18.32	17.51	-4.4%
LMP Real Estate Income (RIT)	22.70	23.47	3.4%
Neuberger Div Advtg (NDD) a	26.94	24.86	-7.7%
Neuberger RE Sec Inc (NRO)	19.37	18.76	-3.1%
Neuberger Real Est Inc (NRL)	28.54	27.83	-2.5%
Neuberger Realty Income (NRI)	25.55	24.73	-3.2%
Nuveen Dvs Div & Income (JDD)	19.26	18.89	-1.9%
Nuveen Real Estate Inc (JRS)	24.51	24.00	-2.1%
RMR Asia Pacific RE (RAP)	27.67	26.80	-3.1%
RMR FIRE Fund (RFR)	23.00	21.31	-7.3%
RMR Hospitality & Re Est (RHR)	24.69	22.12	-10.4%
RMR Real Estate Fund (RMR)	18.80	16.50	-12.2%

Discount Analysis
Low			5.8%
25th Percentile			-2.1%
Median			-3.3%
Average			-4.6%
75th Percentile			-7.7%
High	.	-.	-12.9%

  Appendix E

ECONOMIC CONDITIONS

Overall Economic Growth

Based on "Advanced" estimates by the Bureau of Economic Analysis (BEA), growth in real Gross Domestic Product (GDP) slowed to a seasonally-adjusted annual rate (SAAR) of 1.3% in the first quarter of 2007 compared to growth of 2.5% in the fourth quarter of 2006.  The deceleration in real GDP was driven by the continuing decline in residential fixed investment (housing),  a contraction in federal government spending, and an increase in net exports.   Real GDP has increased 21 straight quarters or since the third quarter of 2001.  Selected economic statistics for the previous four quarters are presented in the table below:

	2006-Q2	2006-Q3	2006-Q4	2007-Q1
Real Gross Domestic Product (SAAR)	2.6%	2.0%	2.5%	1.3%
Consumer Expenditures (SAAR)	2.6	2.8	4.2	3.8
Residential Fixed Investment (SAAR)	-11.1	-18.7	-19.8	-17.0
Disposable Personal Income (SAAR)	-1.5	3.2	5.3	4.5
Business Fixed Investment (SAAR)	4.4	10.0	-3.1	2.0
Structures (SAAR)	20.3	15.7	0.8	2.2
Equipment and Software (SAAR)	-1.4	7.7	-4.8	1.9
Government Expenditures (SAAR)	0.8	1.7	3.4	0.9
Industrial Production (SAAR)	6.5	4.0	-1.5	1.4
Consumer Prices (SAAR)	5.7	0.6	0.2	4.7
Prime Rate (quarterly average)	7.9	8.3	8.3	8.3
Ten-Year Treasury (quarterly average)	5.1	4.9	4.6	4.7
Unemployment (quarterly average)	4.7	4.7	4.5	4.5
Capacity Utilization (quarterly avg.)	82.0	82.3	81.5	81.4

Appendix E

Consumer Expenditures

Real consumer expenditures grew at an annualized rate of 3.8% in the first quarter of 2007 down modestly from a strong 4.2% increase in the fourth quarter of 2006.  The slight slowdown was driven by a decline in growth in nondurable goods to 2.9% from 5.9% in the fourth quarter of 2006.  Growth in consumer expenditures for durable goods increased 7.3% in the first quarter from 4.4% in the fourth quarter and growth in spending for services rose slightly.  However, the increases in growth for durable goods and services were not enough to offset the slowdown in nondurable goods.  Growth in consumer expenditures for motor vehicles and parts jumped to 11.0% in the first quarter of 2007 from a contraction of 5.1% in the last quarter of 2006.

The consumer remains the heart of the economy with consumer expenditures accounting for over 70% of total GDP.  The growth in consumer expenditures has typically trended with increases in disposable income.  In last three quarters, disposable personal income has increased with strong wage and investment income growth.  Wage growth has been strong with the tightening of the labor market as well as strong year end bonuses.  However, consumer spending continues to outpace disposable personal income.  In fact, the personal savings rate has been negative the past eight quarters.

Housing

The housing market continued to struggle in the first quarter as investment declined by 17.0% after a decline of 19.8% in the last quarter of 2006.  The decline in the first quarter shaved 1.0 percentage points from overall real GDP growth.  Housing starts, as measured by the U.S. Census Bureau, averaged 1.474 million (SAAR) per month during the first quarter of 2007, down 5.5% from 1.559 million per month during the third quarter.  Housing starts dropped sharply in January 2007 by 14.3% from December 2006 before increasing to 1.5 million in February 2007.  Starts were mostly flat in March.  Housing starts ended March 2007 at 1.518 million or 23.0% lower than March 2006.  Although, residential investment only accounts for approximately 4.5% of total real GDP, the construction of and purchase of new homes often lead to expenditures of consumer durables (appliances and furnishings).

Based on National Association of Home Builders' statistics, year-over-year median existing home prices fell by 3.5% in January 2007 and 0.9% in each of February and March.  Existing homes sales averaged nearly 6.41 million units (SAAR) for the first quarter of 2007 up by 2.5% from the 6.26 million monthly average in the fourth quarter.  However, existing home sales dropped 8.4% in March to 6.12 million from 6.68 million in February.  The inventory of existing homes for sale remained large at 7.3 months of supply at the end of March 2007.  The ending annual inventory averaged 4.5 months of supply from 2002 through 2005.  The large overhang of supply could continue to limit increases in existing home prices going forward.

Appendix E

Business Fixed Investment

Business fixed investment increased by a modest 2.0% in the first quarter up from a decline of 3.1% in the fourth quarter.  Growth in investment for structures accelerated to 2.2% from 0.8% and investment in equipment and software increased 1.9% compared to a decline of 4.8% in the fourth quarter.  Within equipment and software, investment in IT equipment and software increased at a SAAR of 15.8% in the first quarter of 2007 compared to a decline of 1.8% in the fourth quarter.  IT and software investment could have been temporarily paused by the release of Microsoft Vista during the fourth quarter of 2006.  The decline in investment in industrial, transportation and other equipment widened to 10.4% in the first quarter from 7.7% in the fourth quarter.

The longer-term historical trend in business investment has been strong as investment has increased in 15 of the past 16 quarters.  In eleven of the last sixteen quarters, business fixed investment has increased at a rate greater than 5.0%.  The growth in business fixed investment has been partially driven by higher capacity utilization and higher corporate profits.  Businesses have also continued investment to maintain productivity growth with capacity a second factor.  Future business investment will be heavily impacted on the outlook of consumer expenditures.  The slower level of business fixed investment is especially puzzling in light of a relatively high capacity utilization rate.

Exports and Imports

Exports declined by 1.2% in the first quarter reversing growth of 10.6% in the fourth quarter.  Imports increased by 2.3% in the first quarter, in contrast with a decline of 2.6% in the fourth quarter.  The combination of import growth and the decline in exports shaved 0.51 percentage points off overall GDP growth.

 Government Spending

Growth in federal and state government consumption expenditures and gross investment decelerated to 0.9% in the first quarter from 3.4% in the fourth quarter.  The deceleration was driven by a 6.6% decrease in defense spending.  Growth in state and local government spending actually increased to 3.3% in the first quarter from 2.7%.

Industrial Production and Capacity Utilization

According to the Federal Reserve, industrial production increased at a SAAR of 1.4% in the first quarter compared to a decline of 1.5% in the fourth quarter.  The recovery was driven by consumer goods including home electronics, clothing and energy.  Production in automotive products declined a modest 0.4% in the first quarter compared to a decline of 3.4% in the fourth quarter.  Production for business equipment declined 0.5% compared to growth of 5.0% in the fourth quarter.  The decline was driven by a contraction in industrial equipment.

Appendix E

Total industry capacity utilization remained mostly flat at 81.4% in the first quarter compared to 81.5% in the fourth quarter.  Capacity utilization increased each year from 74.8% in 2002 to 81.7% in 2006 and has been at least 80.0% or greater for the past eight quarters.  From 1972 through 2006, capacity utilization averaged 81.0%.  The higher level of capacity utilization combined with continued strong corporate profits suggest stronger capital spending assuming consumer spending remains strong.  However, higher capacity utilization may also be indicative of future price increases.

Inflation

According to the Bureau of Labor Statistics (BLS), consumer prices measured by the Consumer Price Index for All Urban Consumers (CPI) increased by an annual rate of 4.7% in the first quarter of 2007 after increasing 0.8% in the fourth quarter.  The fluctuations in CPI growth continue to be heavily influenced by petroleum-based energy prices.  The energy index jumped 22.9% in the first quarter after declining substantially in each of the prior two quarters.  Core inflation (all items less food and energy) accelerated to 2.3% in the first quarter compared to 1.6% in the fourth quarter.  Continued increases in the core inflation rate could lead the Fed to further interest rate increases.

Based on data from the Energy Information Administration, the spot price for a barrel of West Texas Intermediate (WTI) crude oil averaged $58.13 during the first quarter compared to $60.06 during the fourth quarter.  However, the spot price ended the first quarter $65.88, or 13.3% above the average.  Comparatively, the spot price was $61.06 a the end of the fourth quarter or 1.7% above the quarterly average.  Oil prices trended upwards in February and March of 2007 partly with increased political tensions in Iran.

The monthly average retail price per gallon of regular gasoline remained nearly flat at $2.25 in January and February of 2007 before jumping to $2.51 in March.  In the fourth quarter of 2006, the monthly average price per gallon ranged form $2.22 to $2.31.  The U.S. and worldwide economy has continued to show remarkable resiliency by absorbing the impact of higher energy prices.  However, the higher oil prices have most likely contributed to negative savings among U.S. consumers.  The ability for consumers to absorb further price increases while maintaining strong consumer expenditure growth may be limited, especially in light of the negative savings rate.

Unemployment

Based on BLS statistics, the unemployment rate remained flat at 4.5% in the first quarter from fourth quarter.  The unemployment rate has trended downwards the past three years, as the unemployment rate was nearly 6.0% at the beginning of 2004.  Job creation increased in the first quarter of 2007, as an average of 152,000 non-farm jobs added per month compared to an average of 136,000 non-farm jobs added per month in the fourth quarter.  For all of 2006, the economy created an estimated 1.8 million additional non-farm jobs or an average of 150,000 per month.  Continued acceleration in job creation and wage increases could fuel higher inflation and ultimately higher interest rates.

Appendix E

Interest Rates

The prime rate remained unchanged in the first quarter at 8.25% as the Federal Reserve left the Federal Funds rate unchanged.  The pause by the Fed since June 2006 was due to concerns about an overall economic slowdown combined with concerns of accelerating inflation.  The Fed had previously increased interest rates by 0.25% on seventeen occasions from June 30, 2004 to June of 2006.  The average yield on ten-year constant maturity Treasuries increased modestly to 4.7% in the first quarter from 4.6% in the fourth quarter.  The yield curve remained invented during the first quarter, as the average yield on 90-day treasuries was 5.1%

Stock Prices

In the trailing twelve months, the Dow Jones Industrial Average increased 11.2% while the S&P 500 increased 9.7%.  Gains on smaller stocks were weaker as the Russell 2000 increased 4.6% and the S&P 400 Mid Cap increased 7.1%.  The trend of smaller stocks outperforming larger stocks reversed the past twelve months.  A summary of several market indexes is shown below:

INDEX	MARCH 31, 2007	MARCH 31, 2006	% CHANGE
Dow Jones Industrial Average	12,354.35	11,109.32	11.2%
Standard & Poor's 500	1,420.86	1,294.87	9.7
NASDAQ Composite	2,421.64	2,339.79	3.5
Russell 2000	800.71	765.14	4.6
Value Line Index - Geometric	471.55	446.85	5.5
Standard & Poor's 400 Mid Cap	848.47	792.11	7.1

Corporate profits after taxes grew by 19.4% in 2006 after a 32.6% increase in 2005.  S&P is projecting corporate profit growth to slow to 5.2% in 2007.  Based on the earnings growth projections, stock market gains may decelerate in 2007.

Economic Trends

Economic growth has been dragged down by the deflating housing bubble as an average of 1.0 percentage points have been shaved from real GDP growth per quarter from the decline in residential investment.  Consumer spending growth has remained solid.  Confidence has been strong with a healthy labor market.  However, personal outlays have generally increased at quicker pace than disposable personal income.  As a result, the personal savings rate, as a percentage of disposable personal income, has been negative the past eight quarters.  The overall growth in the economy will continue to be heavily dependent on the consumer.  A drop in consumer spending will increase the probability of a recession.  The key threats to consumers are oil prices and the housing markets.  Consumer spending growth can also decrease if Americans decide to save more.  However, as David Wyss of S&P puts it, "...the risk that Americans will save anything seems remote."

Appendix E

Growth in business fixed investment has fluctuated during the period.  The decline in the fourth quarter may have been partially due to the release of Vista.  Investment in industrial, transportation and other equipment has remained weak the past three quarters as businesses may have been cautious about spending due to the uncertainty about future economic growth.  On only three occasions has an economic expansion lasted longer than the current expansion (1960's, 1980's and 1990's).  Several factors point to stronger business fixed investment going forward including, higher capacity utilization, near historically high corporate profits and strong corporate balance sheets.  However, business fixed investment could be negatively impacted if consumer spending slows or interest rates increase significantly.

A return to higher oil prices combined with the continued contraction in the housing market has the potential to cause an economic slowdown and increase the probability of a recession.  OPEC could significantly cut production to bolster lower oil prices and political unrest in the Middle East, Nigeria and Venezuela continue to pose a substantial threat to oil supplies.  The Federal deficit will be a continuing drain on capital.  It also may limit potential funding alternatives to deal with the long-term cost of Medicare or Social Security.  The trade deficit will continue to put downward pressure on the U.S. dollar (a currency on which many other currencies are based and which oil is denominated in).  A lower dollar would provide an improving trade balance but also additional fuel for inflation by increasing the price of imports and giving domestic suppliers more flexibility to raise prices.  If inflation creeps up, the Fed may continue its tightening of the money supply and, thus, result in higher interest rates.

Economic indicators were moderately strong the past four quarters.  The economy continued to expand despite the sharp contraction in residential investment and a decline in business fixed investment growth.  Economic growth was largely sustained with strong consumer spending at the expense of personal savings.

Economic Outlook

Standard and Poor's provides economic forecasts in its monthly publication, Trends and Projections.  Key forecasted indicators for the next four quarters are listed below.

	2007-Q2	2007-Q3	2007-Q4	2008-Q1
Real Gross Domestic Product (SAAR)	2.8%	2.9	2.7	2.6
Consumer Expenditures (SAAR)	2.4	2.9	2.6	2.7
Residential Fixed Investment (SAAR)	-12.0	-5.7	-7.1	-3.9
Business Fixed Investment (SAAR)	7.9	5.4	6.4	3.8
Government Expenditures (SAAR)	3.8	2.8	2.3	1.6
Consumer Prices (SAAR)	2.8	1.3	1.6	2.4
Unemployment (quarterly average)	4.6	4.7	4.8	4.9
Three-Month Treasury (quarterly avg)	4.9	5.1	5.0	4.7
Ten-Year Treasury (quarterly average)	4.7	4.8	4.9	4.9
Auto & Truck Sales (millions of units)	16.5	16.6	16.6	16.7
Housing Starts (thousands SAAR)	1,480	1,490	1,520	1,520

                  Appendix F

DAVIN R. GUSTAFSON, JD

EXPERIENCE

Mr. Gustafson is a Principal in the Business Valuation and Litigation Consulting Group with Moore Stephens Apple (MSA).  MSA provides valuation and litigation consulting services to approximately 100 clients annually in addition to human resources and technology consulting as well as accounting and tax services.  MSA provides services to over 500 Corporate clients annually primarily consisting of middle market companies.

Davin has worked on over 1,000 valuation engagements during his near 20 years in the valuation profession.  He has worked on projects for firms in the manufacturing, distribution, retail and service segments in a diverse variety of industries with revenues ranging from under $1 million to over $1 billion.  Interests valued include entity value, common and preferred stocks, options, partnership interests (including Family Limited Partnerships), LLC interests, and interests subject to various contractual restrictions.

Valuations have been provided for Employee Stock Ownership Plans (ESOPs), estate and gift taxes, mergers and acquisitions, divorce, litigation, buy-sell agreements, S corporation elections, blockage options, pre-IPO stock transactions, stock options, recapitalizations, charitable contributions, stock bonus plans, and Trust Administration.  Additionally, he has prepared expert reports for use in the United States Tax Court.

EDUCATION

Davin was awarded a BS in Business Administration from Bowling Green State University with a double major in Finance and Business Pre Law.  He received a JD from the Cleveland Marshall College of Law.  Additional training also includes taking and passing examinations for all courses required as part of the accreditation process for the American Society of Appraisers and numerous seminars on Valuation, Estate Planning and ESOPs.

PROFESSIONAL ACTIVITIES

Davin is a member of The ESOP Association and a member of the National Center for Employee Ownership.  He has served on the Board of Governors for The ESOP Association from 2000 through 2006, as a Chapter Officer for more than ten years (Outstanding Chapter Officer in 1994) and on the Annual Planning Committee for the National Conference from 1995 to 1999 and 2003.  He is also a member of the American Society of Appraisers.  He has made numerous presentations on the topic of Business Valuation including presentations for the ESOP Association, Ohio Employee Ownership Center, National Association of Chemical Distributors, Robert Morris Associates, Miami Valley Group, IMA -Akron Chapter, Executive Life Insurance Agency - School of Life, and the Internal Revenue Service for its internal training program.

Appendix G

ASSUMPTIONS AND LIMITING CONDITIONS

This valuation is subject to the following assumptions and limiting conditions:

  Information, estimates, and opinions contained in this report were obtained from sources considered to be reliable.  However, we assume no liability for such sources.

  The Company, Board of Directors and their representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the Company's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted.  We have not assumed any responsibility for independent verification of information and financial forecasts supplied by the Company, Board of Directors, and its representatives (and we express no opinion on that information).

  This Opinion should not be considered an audit, review, or compilation as defined by the American Institute of Certified Public Accountants, but is rather a valuation prepared for the limited purpose described in the report.

  Our Opinion may include a projection of certain income statement items.  We have not compiled or examined any projection and express no assurance of any kind on its achievability.

  No responsibility is assumed for matters of a legal nature.

  No responsibility is assumed for liabilities arising from environmental or occupational safety conditions.

  All opinions as to values indicated are presented as the considered opinions based upon the facts, conditions and data existing as of the valuation date, as set forth in the report.  Events and conditions occurring after the valuation date have not been considered, and we are under no obligation to update the report for such events and conditions.  No responsibility is assumed for changes in market conditions or for the inability of the owner to locate a purchaser at the appraised value.

  This Opinion assumes that the Company will continue to operate as a going concern, and that the character of its present business will remain intact.

  This Opinion is made for the purpose stated, and it should not be used for any other purpose without our express permission.  The report as a whole is required to support our conclusions.

  We are not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the company being valued, unless previous arrangements have been made.

  This opinion is subject to the understanding that the obligations of ValuQuest in the valuation are solely corporate obligations, and no officer, principal, director, employee, agent, shareholder or controlling person of ValuQuest shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

  By accepting this Opinion, the Board of Directors and the Company acknowledge the terms and indemnity provisions provided in the executed engagement letter and the terms and conditions contained in these assumptions and limiting conditions.

APPENDIX D - DISSENTERS RIGHTS STATUTE

SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW

§ 623.                Procedure to enforce shareholder's right to receive payment for shares.

                (a)                A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action.  The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken.  Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

                (b)                Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

                (c)                Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

                (d)                A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially.  A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

                (e)                Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section.  A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made.  Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation.  In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g).  If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                (f)                At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf.  Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct.  Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

                (g)                Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value.  Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares.  If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates.  If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action.  Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights.  If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action.  Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence.  Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

                (h)                The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                                    (1)                The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares.  If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                                    (2)                If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period.  If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                                    (3)                All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares.  The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law.  The jurisdiction of the court shall be plenary and exclusive.

                                    (4)                The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date.  In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee.  Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                                    (5)                The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                                    (6)                The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment.  In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                                    (7)                Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith.  The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                                    (8)                Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

                (i)                Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                (j)                No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent.  In such event, the dissenting shareholder shall, at his option:

                                    (1)                Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

                                    (2)                Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                                    (3)                The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph.  If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

                (k)                The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                 (l)                Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

                (m)                This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

APPENDIX E - TAYLOR'S AUDITED FINANCIAL STATEMENTS

TAYLOR DEVICES, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Taylor Devices, Inc.

We have audited the accompanying consolidated balance sheets of Taylor Devices, Inc. and Subsidiary as of May 31, 2007 and 2006 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taylor Devices, Inc. and Subsidiary as of May 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 15 to the consolidated financial statements, effective June 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment.

Lumsden & McCormick, LLP
Buffalo, New York
July 19, 2007

TAYLOR DEVICES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

May 31,	2007	2006

Assets
Current assets:
Cash and cash equivalents	$ 22,748	$ 60,011
Restricted funds held by Trustee (Note 9)	29,978	25,756
Accounts receivable, net (Note 2)	3,893,793	2,423,428
Inventory (Note 3)	5,093,146	4,216,633
Prepaid expenses	254,980	172,460
Prepaid income taxes	-	224,698
Costs and estimated earnings in excess of billings (Note 4)	1,991,183	5,062,294
Deferred income taxes (Note 11)	669,400	631,015
Total current assets	11,955,228	12,816,295

Maintenance and other inventory, net (Note 5)	753,825	543,057
Property and equipment, net (Note 6)	3,349,810	3,419,404
Investment in affiliate, at equity (Note 7)	451,520	440,378
Cash value of life insurance, net	125,535	119,884
Intangible assets	16,472	45,687
	$ 16,652,390	$ 17,384,705
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings (Note 8)	$ 1,628,000	$ 3,011,000
Current portion of long-term debt (Note 9)	238,066	247,924
Payables - trade	994,057	1,315,089
Accrued commissions	666,323	982,741
Other current liabilities	929,003	393,665
Billings in excess of costs and estimated earnings (Note 4)	18,002	95,421
Accrued income taxes	329,780	4,207
Total current liabilities	4,803,231	6,050,047

Long-term debt (Note 9)	282,622	514,788
Payables - affiliate (Note 13)	174,609	253,307
Deferred income taxes (Note 11)	281,585	246,200
Minority stockholder's interest	520,504	483,895

Stockholders' Equity:
Common stock, $.025 par value, authorized 8,000,000 shares,
issued 3,409,983 and 3,407,156 shares	85,250	85,179
Paid-in capital	4,745,293	4,611,266
Retained earnings	6,815,378	6,196,105
	11,645,921	10,892,550
Treasury stock - 264,853 shares at cost	(1,056,082)	(1,056,082)
Total stockholders' equity	10,589,839	9,836,468
	$ 16,652,390	$ 17,384,705
See accompanying notes.

21198:
TAYLOR DEVICES, INC. AND SUBSIDIARY

Consolidated Statements of Income

For the years ended May 31,	2007	2006

Sales, net (Note 10)	$ 16,501,400	$ 14,750,699

Cost of goods sold	10,746,281	10,437,843

Gross profit	5,755,119	4,312,856

Selling, general and administrative expenses	4,411,678	3,395,293

Operating income	1,343,441	917,563

Other income (expense):

Interest, net	(306,789)	(164,123)
Miscellaneous	18,088	14,256
Total other income (expense)	(288,701)	(149,867)

Income before provision for income taxes, equity in
net income of affiliate and minority stockholder's interest	1,054,740	767,696

Provision for income taxes (Note 11)	410,000	237,500

Income before equity in net income of affiliate
and minority stockholder's interest	644,740	530,196

Equity in net income (loss) of affiliate (Note 7)	11,142	(11,499)

Income before minority stockholder's interest	655,882	518,697

Minority stockholder's interest	(36,609)	(32,904)

Net income	$ 619,273	$ 485,793

Basic and diluted earnings per common share (Note 12)	$ .20	$ 0.16

See accompanying notes.

TAYLOR DEVICES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders' Equity

For the years ended May 31, 2007 and 2006

	Common	Paid-In	Retained	Treasury
	Stock	Capital	Earnings	Stock

Balance, May 31, 2005	$ 83,596	$ 4,307,405	$ 5,710,312	$ (892,969)

Net income for the year ended May 31, 2006	-	-	485,793	-

Common stock issued for employee stock
purchase plan (Note 14)	40	6,663	-	-

Common stock issued for employee stock
option plans (Note 15)	1,543	217,198	-	(163,113)

Tax benefit related to employee stock option plans	-	80,000	-	-

Balance, May 31, 2006	$ 85,179	$ 4,611,266	$ 6,196,105	$ (1,056,082)

Net income for the year ended May 31, 2007	-	-	619,273	-

Common stock issued for employee stock	71	15,238	-	-
purchase plan (Note 14)

Stock options issued for services (Notes 1 and 15)	-	118,789	-	-

Balance, May 31, 2007	$ 85,250	$ 4,745,293	$ 6,815,378	$ (1,056,082)

See accompanying notes.

TAYLOR DEVICES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the years ended May 31,	2007	2006

Cash flows from operating activities:
Net income	$ 619,273	$ 485,793
Adjustments to reconcile net income to net cash flows from
operating activities:
Depreciation and amortization	350,512	319,870
Stock options issued for services	118,789	-
Bad debts expense	45,000	54,157
Provision for inventory obsolescence	165,000	140,000
Equity in net (income) loss of affiliate	(11,142)	11,499
Deferred income taxes	(3,000)	11,485
Minority stockholder's interest	36,609	32,904
Tax benefit related to employee stock option plans	-	80,000
Changes in other assets and liabilities:
Accounts receivable	(1,515,365)	241,317
Inventory	(1,252,281)	532,896
Prepaid expenses	(82,520)	83,254
Prepaid income taxes	224,698	(224,698)
Costs and estimated earnings in excess of billings	3,071,111	(3,405,124)
Payables - trade	(321,032)	544,759
Accrued commissions	(316,418)	406,191
Other current liabilities	535,338	56,775
Billings in excess of costs and estimated earnings	(77,419)	(192,582)
Accrued income taxes	325,573	(45,489)
Net cash flows from (for) operating activities	1,912,726	(866,993)

Cash flows from investing activities:
Net cash paid to trustee	(4,222)	(332)
Acquisition of property and equipment	(251,703)	(253,202)
Increase in cash value of life insurance	(5,651)	(5,595)
Net cash flows for investing activities	(261,576)	(259,129)

Cash flows from financing activities:
Net short-term borrowings	(1,383,000)	1,621,000
Payments on long-term debt	(242,024)	(223,926)
Payables - affiliate	(78,698)	(336,669)
Proceeds from issuance of common stock	15,309	225,444
Acquisition of treasury stock	-	(163,113)
Net cash flows from (for) financing activities	(1,688,413)	1,122,736

Net decrease in cash and cash equivalents	(37,263)	(3,386)

Cash and cash equivalents - beginning	60,011	63,397

Cash and cash equivalents - ending	$ 22,748	$ 60,011

See accompanying notes.

TAYLOR DEVICES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies:

Nature of Operations:

Taylor Devices, Inc. (the Company) is primarily engaged in the manufacture and sale of tension control, energy storage and shock absorption devices for use in various types of machinery, equipment and structures, primarily to customers which are located throughout the United States and several foreign countries.  The products are manufactured at the Company's sole operating facility in the United States where all of the Company's long-lived assets reside. The Company does not track sales by category within this group of products.

72% of the Company's 2007 revenue is generated from sales to customers in the United States and 23% is from sales to customers in Asia.  Remaining sales are to customers in Europe, South America and Australia.

53% of the Company's 2006 revenue is generated from sales to customers in the United States and 44% is from sales to customers in Asia.  Remaining sales are to customers in Europe.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its 58% owned subsidiary, Tayco Realty Corporation (Realty).  Minority stockholder's interest represents Tayco Developments, Inc.'s (Developments) 42% ownership interest in Realty.  The Company considers the principles of Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 46(R), Consolidation of Variable Interest Entities and Accounting Research Bulletin No. 51, Consolidation of Financial Statements when determining whether an entity is subject to consolidation.  After such consideration, the Company otherwise accounts for its investments in companies over which it has the ability to exercise significant influence under the equity method if the Company holds 50% or less of the voting stock.

The Company's investment in its minority-owned affiliate, Developments, is reported on the equity method (see Note 7).  Developments is a patent holding company engaged in research, development and licensing for use in the manufacturing operations of the Company.

All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash Equivalents and Short Term Investments:

The Company includes all highly liquid investments in money market funds in cash and cash equivalents on the accompanying balance sheets.

Cash and cash equivalents in financial institutions may exceed insured limits at various times during the year and subject the Company to concentrations of credit risk.

Accounts Receivable:

Accounts receivable are stated at an amount management expects to collect from outstanding balances.  Management provides for probable uncollectible accounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventory:

Inventory is stated at the lower of average cost or market. Average cost approximates first-in, first-out cost.

Property and Equipment:

Property and equipment is stated at cost net of accumulated depreciation.  Deprecation is provided primarily using the straight-line method for financial reporting purposes, and accelerated methods for income tax reporting purposes.  Maintenance and repairs are charged to operations as incurred; significant improvements are capitalized.

Cash Value of Life Insurance:

Cash value of life insurance is stated at the surrender value of the contracts less outstanding policy loans.

Intangible Assets:

Intangible assets consist of financing costs associated with obtaining new financing and are capitalized and amortized over the repayment terms of the related debt obligations.

Revenue Recognition:

Sales are recognized when units are delivered or services are performed.  Sales under fixed-price contracts are recorded as deliveries are made at the contract sales price of the units delivered.  Sales under certain fixed-price contracts requiring substantial performance over several periods prior to commencement of deliveries, are accounted for under the percentage-of-completion method of accounting whereby revenues are recognized based on estimates of completion prepared on a ratio of cost to total estimated cost basis.  Costs include all material and direct and indirect charges related to specific contracts.  Other expenses are charged to operations as incurred.  Total estimated costs for each of the contracts are estimated based on a combination of historical costs of manufacturing similar products and estimates or quotes from vendors for supplying parts or services towards the completion of the manufacturing process.  Adjustments to cost estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.  If total costs calculated upon completion of the manufacturing process in the current period for a contract are more than the estimated total costs at completion used to calculate revenue in a prior period, then the revenue and profits in the current period will be lower than if the estimated costs used in the prior period calculation were equal to the actual total costs upon completion.

For financial statement presentation purposes, the Company nets progress billings against the total costs incurred on uncompleted contracts.  The asset, "costs and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed.  The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenues recognized.

Shipping and Handling Costs:

Shipping and handling costs are classified as a component of cost of goods sold.

Income Taxes:

The provision for income taxes provides for the tax effects of transactions reported in the financial statements regardless of when such taxes are payable.  Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax and financial statement basis of assets and liabilities.  Deferred taxes are based on tax laws currently enacted with tax rates expected to be in effect when the taxes are actually paid or recovered.

Stock-Based Compensation:

On June 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard(SFAS) No. 123 (revised 2004), Share-Based Payment: an amendment of FASB Statements No. 123 and 95(SFAS No. 123R).  SFAS No. 123R requires entities to measure compensation cost arising from the grant of share-based payments to employees at fair value and to recognize such cost in income over the period during which the employee is required to provide service in exchange for the award, usually the vesting period.  The Company selected the modified prospective method for implementing SFAS 123R and began applying the provisions to stock-based awards granted on or after June 1, 2006.

For the year ended May 31, 2006, the Company had previously adopted the provisions of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -Transition and Disclosure through disclosure only and accounted for its stock-based employee compensation plans under APB Opinion No. 25.  Accordingly, no compensation cost was recorded as all options granted had an exercise price equal to the fair market value of the underlying common stock on the date of the grant.

Had 2006 compensation cost for the stock options plans been determined based on the fair value recognition provisions of SFAS No. 123R, the Company's net income and earnings per share, net of related tax effects, would have been reduced to the proforma amounts indicated below:

2006
Net income:
As reported	$ 485,793
Pro forma	$ 377,619
Basic and diluted earnings per
common share:
As reported	$ .16
Pro forma	$ .12

Reclassifications:

The 2006 financial statements have been reclassified to conform with the presentation adopted for 2007.

New Accounting Standards:

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43 Chapter 4.  This statement requires abnormal production costs such as idle facility expense, excessive spoilage, rehandling costs and abnormal freight to be excluded from inventory costing and treated as period expenses.  In addition, this standard requires the allocation of fixed production overhead to be based on normal capacity of the production facility.  The adoption of this standard in 2006 did not have a significant effect on our results.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment: an amendment of FASB Statements No. 123 and 95 (SFAS No. 123R).  SFAS No. 123R requires all share-based payments to employees, including grants of stock options, to be recognized in the financial statements based on their fair value.  Implementation of the pronouncement was required no later than the beginning of the first fiscal year beginning after June 15, 2005.  The Company adopted this Statement in fiscal 2007.  The adoption of this standard in 2007 resulted in additional compensation expense recorded of $118,789.  The Company also recorded a deferred tax benefit of $43,100 related to this expense.  2007 basic and diluted earnings per common share decreased by approximately $0.02 as a result of the adoption of this accounting standard.

In June 2006, the FASB issued FIN 48 "Accounting for Uncertainty in Income Taxes."  This interpretation requires the recognition of the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  Implementation of the provisions of FIN 48 is required no later than the beginning of the first fiscal year beginning after December 15, 2006.  The Company will adopt FIN 48 as of June 1, 2007, as required.  The Company does not expect the adoption of this interpretation to have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements," to define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements.  SFAS No. 157 will be effective for fiscal years beginning after November 15, 2007.  The Company is assessing the impact the adoption of SFAS No. 157 will have on the Company's consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities - an Amendment of SFAS No. 115."  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by mitigating volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  SFAS No. 159 will be effective for fiscal years beginning after November 15, 2007.  The Company is assessing the impact the adoption of SFAS No. 159 will have on the Company's consolidated financial position and results of operations.

Other recently issued FASB Statements or Interpretations, SEC Staff Accounting Bulletins, and AICPA Emerging Issue Task Force Consensuses have either been implemented or are not applicable to the Company.

2.  Accounts Receivable:

	2007	2006
Customers	$ 3,469,485	$ 2,153,621
Customers - retention	556,870	374,307
Other	18,438	1,500
	4,044,793	2,529,428
Less allowance for doubtful
accounts	151,000	106,000
	$ 3,893,793	$ 2,423,428

3.  Inventory:

	2007	2006
Raw materials	$ 425,162	$ 413,228
Work-in-process	4,221,174	3,403,680
Finished goods	546,810	499,725
	5,193,146	4,316,633
Less allowance for obsolescence	100,000	100,000
	$ 5,093,146	$ 4,216,633

4.  Costs and Estimated Earnings on Uncompleted Contracts:

	2007	2006
Costs incurred on uncompleted
contracts	$ 3,256,594	$ 4,901,811
Estimated earnings	1,802,304	2,809,940
	5,058,898	7,711,751
Less billings to date	3,085,717	2,744,878
	$ 1,973,181	$ 4,966,873

Amounts are included in the accompanying balance sheets under the following captions:

	2007	2006
Costs and estimated earnings in
excess of billings	$ 1,991,183	$ 5,062,294
Billings in excess of costs and
estimated earnings	18,002	95,421
	$ 1,973,181	$ 4,966,873

5.  Maintenance and Other Inventory:

	2007	2006
Maintenance and other inventory	$ 1,611,677	$ 1,420,052
Less allowance for obsolescence	857,852	876,995
	$ 753,825	$ 543,057

Maintenance and other inventory represent stock that is estimated to have a product life-cycle in excess of twelve-months.  This stock represents certain items the Company is required to maintain for service of products sold, and items that are generally subject to spontaneous ordering.

This inventory is particularly sensitive to technical obsolescence in the near term due to its use in industries characterized by the continuous introduction of new product lines, rapid technological advances and product obsolescence.  Therefore, management of the Company has recorded an allowance for potential inventory obsolescence.

The provision for potential inventory obsolescence was $165,000 and $140,000 for the years ended May 31, 2007 and 2006.

6.  Property and Equipment:

	2007	2006
Land	$ 141,483	$ 141,483
Buildings and improvements	3,822,616	3,785,584
Machinery and equipment	4,382,653	4,223,318
Office furniture and equipment	584,752	541,986
Autos and trucks	75,229	75,229
	9,006,733	8,767,600
Less accumulated depreciation	5,656,923	5,348,196
	$ 3,349,810	$ 3,419,404

Depreciation expense was $321,297 and $311,470 for the years ended May 31, 2007 and 2006.

The following is a summary of property and equipment included above which is held under capital leases:

	2007	2006
Buildings and improvements	$ 806,707	$ 806,707
Machinery and equipment	722,915	722,915
Office furniture and equipment	102,985	102,985
	1,632,607	1,632,607
Less accumulated amortization	1,007,893	969,504
	$ 624,714	$ 663,103

Minimum future lease payments under capital leases as of May 31, 2007 for each of the next five years and in the aggregate are included in long-term debt (see Note 9).

Amortization of property and equipment under the capital leases included in depreciation expense is $38,389 and $49,047 for the years ended May 31, 2007 and 2006.

7.  Investment in Affiliate:

Investment in affiliate consists of the Company's 23% ownership interest in common shares of Developments acquired at a cost of $85,619, plus the Company's cumulative equity in the net income of Developments of $365,901 and $354,759 through the years ended May 31, 2007 and 2006.  The Pink Sheets OTC quoted market value of the Company's common shares of Developments at May 31, 2007 and 2006 was $861,897 and $867,605.

The Company's maximum exposure to loss as a result of its involvement with Developments represents the balance of the Company's equity investment in Developments.

8.  Short-Term Borrowings:

The Company has available a $5,000,000 bank demand line of credit with interest payable at the Company's option of 30, 60 or 90 day LIBOR rate plus 2.25% or the bank's prime rate less ..25%.  The line is secured by accounts receivable, equipment, inventory, and general intangibles.  This line of credit is subject to the usual terms and conditions applied by the bank, and is subject to renewal annually.  The amount outstanding under this line at May 31, 2007 was $1,628,000, all of which was payable at the bank's prime rate less .25% (8% at May 31, 2007).  The total amount outstanding at May 31, 2006 was $3,011,000.

The Company uses a cash management facility under which the bank draws against the available line of credit to cover checks presented for payment on a daily basis.  Outstanding checks under this arrangement totaled $18,358 and $271,279 as of May 31, 2007 and 2006.  These amounts are included in accounts payable.

9.  Long-Term Debt:

	2007	2006
Bank term note, monthly payments of
$13,713 including interest at 7.19%, secured by substantially all assets of the Company, with the
remaining unpaid principal balance
payable in October 2008.	$ 224,787	$ 367,237
Industrial Revenue Development
Bonds, annual principal payments
ranging from $25,000 to $150,000
through June 2009 plus interest at
variable rates based on the highest
rated short-term, federally tax
exempt obligations (4.3% at May
31, 2007).	115,000	145,000
Bank mortgage note, monthly
principal payments of $1,444 plus
interest at the bank's prime rate
plus 1% (9.25 % at May 31, 2007),
secured by related property, with
the remaining unpaid principal
balance payable in June 2008.	21,667	39,001
Bank mortgage, monthly principal
payments of $2,222 plus interest at
the bank's prime rate plus 1%
(9.25 % at May 31, 2007), secured
by substantially all assets of the
Company, due February 2013.	153,334	180,000
Other	5,900	31,474
	520,688	762,712
Less current portion	238,066	247,924
	$ 282,622	$ 514,788

In November 1994, the Company entered into a capital lease agreement with the Niagara County Industrial Development Agency (NCIDA) to finance certain construction costs for additions to its manufacturing/ testing facilities and for the acquisition of machinery and equipment.  To finance the project, NCIDA authorized the sale of its Industrial Revenue Development Bonds, in the aggregate principal amount of $1,250,000, under a trust indenture with a bank as trustee.  The capital lease obligation is secured by a first mortgage on real estate, project machinery and equipment, and guaranteed by an irrevocable bank letter of credit in the amount of $115,000 as of May 31, 2007.

As of May 31, 2007, $29,978 of funds were held by a trustee, representing an interest-bearing tax-free money fund restricted for principal reduction payments of the Industrial Revenue Development Bond during fiscal year ending May 31, 2008.

The term note and mortgage note are subject to restrictive covenants relating to net working capital, tangible net worth, capital expenditures and interest coverage ratio.   The Company is in compliance with all of the covenants as of May 31, 2007.

The aggregate maturities of long-term debt subsequent to May 31, 2007 are:

2008	$ 238,066
2009	137,621
2010	71,667
2011	26,667
2012	26,667
Thereafter	20,000
$ 520,688

10.  Sales:

Sales to two customers approximated 24% (15% and 9%, respectively) of net sales for 2007.

11.  Income Taxes:

23734:
	2007	2006
Current tax provision:
Federal	$ 395,200	$ 195,900
State	17,800	30,600
	413,000	226,500
Deferred tax provision (benefit):
Federal	(700)	7,500
State	(2,300)	3,500
	(3,000)	11,000
	$ 410,000	$ 237,500

A reconciliation of provision for income taxes at the statutory rate to income tax provision at the Company's effective rate is as follows:

	2007	2006
Computed tax provision
at the expected statutory rate	$ 350,000	$ 245,700
Effect of graduated Federal rates on
subsidiary income	(10,800)	(11,200)
State income tax - net of Federal
tax benefit	11,400	10,400
Tax effect of permanent differences:
Equity in net (income) loss of affiliate	(3,800)	4,100
Minority shareholder interest	12,400	11,200
Extraterritorial income exclusion	(8,600)	(42,900)
Other permanent differences	43,100	10,100
Other	16,300	10,100
	$ 410,000	$ 237,500

Significant components of the Company's deferred tax assets and liabilities consist of the following:

	2007	2006
Deferred tax assets:
Allowance for doubtful receivables	$ 54,800	$ 38,500
Tax inventory adjustment	104,800	50,100
Allowance for obsolete inventory	347,800	354,700
Accrued vacation	46,300	36,900
Accrued professional fees	-	10,200
Accrued commissions	16,600	15,800
Warranty reserve	55,000	31,100
Stock options issued for services	43,100	-
Other	1,000	12,815
FMV of stock options in excess of cost	-	80,900
	669,400	631,015
Deferred tax liabilities:
Excess tax depreciation	(281,585)	(246,200)
Net deferred tax assets	$ 387,815	$ 384,815

Realization of the deferred tax assets is dependent on generating sufficient taxable income at the time temporary differences become deductible.  The Company provides a valuation allowance to the extent that deferred tax assets may not be realized.  A valuation allowance has not been recorded against the deferred tax assets since management believes it is more likely than not that the deferred tax assets are recoverable.  The Company considers future taxable income and potential tax planning strategies in assessing the need for a potential valuation allowance.  The amount of the deferred tax assets considered realizable however, could be reduced in the near term if estimates of future taxable income are reduced.

Income on undistributed earnings from affiliates and subsidiary are considered to be permanently reinvested, and therefore no provision for deferred income taxes has been recorded.

The Company and its subsidiary file separate Federal and State income tax returns.  As of May 31, 2007, the Company had State investment tax credit carryforwards of approximately $175,000 expiring through May 2014.

12.  Earnings Per Common Share:

Basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period.  Diluted earnings per common share reflects the weighted-average common shares outstanding and dilutive potential common shares, such as stock options.

A reconciliation of weighted-average common shares outstanding to weighted-average common shares outstanding assuming dilution is as follows:

	2007	2006
Average common shares
outstanding	3,143,964	3,112,747
Common shares issuable under
stock option plans	8,226	10,712
Average common shares
outstanding assuming dilution	3,152,190	3,123,459

13.  Related Party Transactions:

Included in cost of sales are research and development expenses charged by Developments for services performed by its research engineers in the amount of $161,610 and $128,820 for the years ended May 31, 2007 and 2006.

Included in selling, general and administrative expenses is royalty expense charged by Developments for the use of patents in the Company's manufacturing operations in the amount of $91,740 and $97,133 for the years ended May 31, 2007 and 2006.

Included in interest expense for the years ended May 31, 2007 and 2006, are $13,459 and $17,629 charged by Developments for non-current liabilities.  During the year, the Company issued an unsecured promissory note payable to Developments for $241,956. The outstanding balance at May 31, 2007 is $144,399.  Interest, at 8% per year, is payable monthly through June 2008, when any unpaid principal is due.

The Company leases certain office and laboratory facilities to Developments for a current annual rental of $12,000.

14.  Employee Stock Purchase Plan:

In March 2004, the Company reserved 295,000 shares of common stock for issuance pursuant to a non-qualified employee stock purchase plan.  Participation in the employee stock purchase plan is voluntary for all employees of the Company.  Purchase of common shares can be made by employee contributions through payroll deductions with a discretionary matching contribution by the Company of a specified percentage of the employees' contributions based on length of employment with the Company.  At the end of each calendar quarter, the employer/employee contributions will be applied to the purchase of common shares at fair market value which are then held in the name of the Company as custodian for the employees' shares.  These shares are distributed to the employees at the end of each calendar quarter or upon withdrawal from the plan.  During the years ended May 31, 2007 and 2006, 2,827 ($4.93 to $6.13 price per share) and 1,576 ($2.99 to $5.72 price per share) common shares, respectively, were issued to employees. As of May 31, 2007, 246,512 shares were reserved for further issue.  The amount of Company matching expense was zero for the years ended May 31, 2007 and 2006.

15.  Stock Option Plans:

In 2005, the Company adopted a stock option plan which permits the Company to grant both incentive stock options and non-qualified stock options.  The incentive stock options qualify for preferential treatment under the Internal Revenue Code.  Under this plan, 140,000 shares of common stock have been reserved for grant to key employees and directors of the Company and 52,500 shares have been granted as of May 31, 2007. Under the plan, the option price may not be less than the fair market value of the stock at the time the options are granted. Options vest immediately and expire ten years from the date of grant.  Options granted under the Company's previous nonqualified and incentive stock option plans that have not been exercised will expire ten years from the date of grant and are exercisable over the period stated in each option.

Using the Black-Scholes option pricing model, the weighted average estimated fair value of each option granted under the plan was $3.10 during 2007 and $4.62 during 2006.  The pricing model uses the assumptions noted in the following table.  Expected volatility is based on the historical volatility of the Company's stock.  The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The expected life of options granted is derived from previous history of stock exercises from the grant date and represents the period of time that options granted are expected to be outstanding.  The Company uses historical data to estimate option exercise and employee termination assumptions under the valuation model.  The Company has never paid dividends on its common stock and does not anticipate doing so in the foreseeable future.

	2007	2006
Risk-free interest rate	3.1%	5.125%
Expected life in years	2.5	10
Expected volatility	88%	107%
Expected dividend yield	0%	0%

The following is a summary of stock option activity:

	Shares	Weighted-Average Exercise Price	Intrinsic Value
Outstanding - May 31, 2005	110,222	$ 3.46	$ 19,198
Options granted	36,750	$ 4.97
Options exercised	61,722	$ 3.54	$ 222,901
Options expired	-	-
Outstanding - May 31, 2006	85,250	$ 4.05	$ 174,385
Options granted	38,250	$ 5.78
Options exercised	-	-	-
Options expired	36,000	$ 3.11
Outstanding - May 31, 2007	87,500	$ 5.20	$ 59,648

We calculated intrinsic value for those options that had an exercise price lower than the market price of our common shares as of the balance sheet dates.  The aggregate intrinsic value of outstanding options as of the end of each fiscal year is calculated as the difference between the exercise price of the underlying options and the market price of our common shares for the options that were in-the money at that date (49,250 at May 31, 2007 and 85,250 at May 31, 2006.)  The Company's closing stock price was $5.80 and $6.10 as of May 31, 2007 and 2006.  As of May 31, 2007, there are 87,500 options available for future grants under the stock option plan.  $55,628 and 23,052 shares of the Company's common stock was received from the exercise of share options during the fiscal year ended May 31, 2006.  The Company realized a tax benefit of $80,000 from stock options exercised during that period.

The following table summarizes information about stock options outstanding at May 31, 2007:

	Outstanding and Exercisable
Range of	Number	Weighted Average	Weighted
Exercise	of	Remaining Years	Average
Prices	Options	of Contractual Life	Exercise Price
$2.00-$3.00	10,000	7.9	$2.88
$3.01-$4.00	9,250	5.9	$3.15
$4.01-$5.00	-	-	-
$5.01-$6.00	55,000	9.0	$5.73
$6.01-$7.00	13,250	9.2	$6.17
$2.00-$7.00	87,500	8.6	$5.20

The following table summarizes information about stock options outstanding at May 31, 2006:

	Outstanding and Exercisable
Range of	Number	Weighted Average	Weighted
Exercise	of	Remaining Years	Average
Prices	Options	of Contractual Life	Exercise Price
$2.00-$3.00	35,000	6.9	$2.57
$3.01-$4.00	14,250	6.2	$3.18
$4.01-$5.00	-	-	-
$5.01-$6.00	36,000	8.5	$5.84
$2.00-$6.00	85,250	7.5	$4.05

16.  Preferred Stock:

The Company has 2,000,000 authorized but unissued shares of preferred stock which may be issued in series.  The shares of each series shall have such rights, preferences, and limitations as shall be fixed by the Board of Directors.

17.  Treasury Stock:

There was no change in the amount of treasury stock during the year ended May 31, 2007.

During the year ended May 31, 2006, the Company received 23,052 shares of its own common stock as treasury stock at fair market value in lieu of cash payment from certain employees and directors exercising stock options granted under the Company's stock option plans.  The treasury shares were received from the option holders as payment for the purchase price of 48,631 shares of the Company's stock during the year ended May 31, 2006.

18.  Retirement Plan:

The Company maintains a retirement plan for essentially all employees pursuant to Section 401(k) of the Internal Revenue Code.  The Company matches a percentage of employee voluntary salary deferrals subject to limitations.  The Company may also make discretionary contributions as determined annually by the Company's Board of Directors.  The amount expensed under the plan was $16,538 and $12,763 for the years ended May 31, 2007 and 2006.

19.  Fair Value of Financial Instruments:

The carrying amounts of cash and cash equivalents, restricted funds held by trustee, accounts receivable, accounts payable, accrued liabilities, and short-term borrowings approximate fair value because of the short maturity of these instruments.

The carrying amount of long-term debt approximates fair value because the interest rates on these instruments fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

20.  Cash Flows Information:

	2007	2006

Interest paid	$ 312,550	$ 155,894

Income taxes paid (refunded)	$(139,952)	$ 496,687

APPENDIX F - TAYCO'S AUDITED FINANCIAL STATEMENTS

TAYCO DEVELOPMENTS, INC.

FINANCIAL STATEMENTS

May 31, 2007

F1

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Tayco Developments, Inc.

We have audited the accompanying balance sheets of Tayco Developments, Inc. as of May 31, 2007 and 2006, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.   Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tayco Developments, Inc. as of May 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Lumsden & McCormick, LLP
Buffalo, New York
July 19, 2007

TAYCO DEVELOPMENTS, INC.

Balance Sheets

May 31,	2007	2006

Assets
Current assets:
Cash and cash equivalents	$ 721,525	$ 592,512
Prepaid income taxes	-	21,450
Prepaid expenses	6,737	12,869
Total current assets	728,262	626,831

Investments in affiliates, at equity (Note 2)	2,841,307	2,669,762
Receivable - affiliate, net (Note 7)	174,609	253,307
Intangible assets, net (Note 4)	70,089	84,165

	$ 3,814,267	$ 3,634,065

Liabilities and Stockholders' Equity
Current liabilities:
Accrued payroll	$ 3,779	$ 5,701
Accrued income taxes	976	-
Other accrued expenses	3,000	4,999
Total current liabilities	7,755	10,700

Stockholders' equity:
Common stock - authorized 1,000,000 shares $.05 par value,
issued 993,922 shares	49,696	49,696
Paid-in capital	714,675	714,675
Retained earnings	3,053,596	2,870,449
	3,871,967	3,634,820
Treasury stock - 5,994 shares at cost	(11,455)	(11,455)
Total stockholders' equity	3,806,512	3,623,365

	$ 3,814,267	$ 3,634,065

See accompanying notes.

TAYCO DEVELOPMENTS, INC.

Statements of Income

For the years ended May 31,	2007	2006

Revenues (Note 7):
Royalties	$ 91,740	$ 97,133
Research and development	161,610	128,820
Total revenues	253,350	225,953

Operating expenses:
Research and development	81,545	80,552
Selling, general and administrative	159,113	252,749
Depreciation and amortization	14,076	13,993
Total operating expenses	254,734	347,294

Operating loss	(1,384)	(121,341)

Interest income	21,386	30,582

Income (loss) before income taxes and equity in net income of affiliates	20,002	(90,759)

Provision for income taxes (benefit) (Note 5)	8,400	(8,100)

Income (loss) before equity in net income of affiliates	11,602	(82,659)

Equity in net income of affiliates (Note 2)	171,545	144,200

Net income	$ 183,147	$ 61,541

Basic and diluted earnings per common share (Note 6)	$ 0.19	$ 0.06

See accompanying notes.

TAYCO DEVELOPMENTS, INC.

Statements of Changes in Stockholders' Equity

For the years ended May 31, 2007 and 2006

	Common	Paid-in	Retained	Treasury
	Stock	Capital	Earnings	Stock

Balance, May 31, 2005	$ 49,696	$ 696,915	$ 2,808,908	$ (11,455)

Net income for the year ended May 31, 2006	-	-	61,541	-

Equity in equity adjustment of affiliate due to tax
benefit related to employee stock option plans	-	17,760	-	-

Balance, May 31, 2006	49,696	714,675	2,870,449	(11,455)

Net income for the year ended May 31, 2007	-	-	183,147	-

Balance, May 31, 2007	$ 49,696	$ 714,675	$ 3,053,596	$ (11,455)

See accompanying notes.

TAYCO DEVELOPMENTS, INC.

Statements of Cash Flows

For the years ended May 31,	2007	2006

Cash flows from operating activities:
Net income	$ 183,147	$ 61,541
Adjustments to reconcile net income to net cash flows from
operating activities:
Amortization	14,076	13,993
Equity in net income of affiliates	(171,545)	(144,200)
Changes in other assets and liabilities:
Prepaid income taxes	21,450	(21,450)
Prepaid expenses	6,132	(2,403)
Accrued payroll	(1,922)	(1,327)
Accrued income taxes	976	(1,190)
Other accrued expenses	(1,999)	(7,027)
Net cash flows from (for) operating activities	50,315	(102,063)

Cash flows from investing activities:
Decrease in receivable - affiliate, net	78,698	336,669
Net increase in cash and cash equivalents	129,013	234,606

Cash and cash equivalents - beginning	592,512	357,906

Cash and cash equivalents - ending	$ 721,525	$ 592,512

See accompanying notes.

TAYCO DEVELOPMENTS, INC.

Notes to Financial Statements

1.  Summary of Significant Accounting Policies:

Nature of Operations:

Tayco Developments, Inc. (the Company) is a patent holding company engaged in research, development and licensing services for use in the manufacturing operation of its affiliate, Taylor Devices, Inc. (Devices). The Company's revenues are derived from services provided to Devices (see Note 7).

Cash and Cash Equivalents:

Cash and cash equivalents in financial institutions may exceed insured limits at various times during the year and subject the Company to concentrations of credit risk.

Investments in Affiliates:

The Company considers the principles of Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 46(R), Consolidation of Variable Interest Entities and Accounting Research Bulletin No. 51, Consolidation of Financial Statements when determining whether an entity is subject to consolidation.  After such consideration, the Company otherwise accounts for its investments in companies over which it has the ability to exercise significant influence under the equity method if the Company holds 50% or less of the voting stock.

The Company's investment in its minority-owned affiliates, Devices and Tayco Realty Corporation (Realty), are reported on the equity method (see Note 2).  Devices is primarily engaged in the manufacture and sale of tension control, energy storage and shock absorption devices for use in various types of machinery, equipment and structures, primarily to customers which are located throughout the United States and several foreign countries.  Realty owns the real estate assets used by the Company and Devices.

Research and Development:

The cost of material and labor incurred for research and development is expensed when incurred.

Intangible Assets:

Intangible assets consist of the cost of obtaining patents, which represent legal expenditures incurred for patents and patent applications, capitalized and amortized over their expected economic useful life, an average of 15 years, on a straight-line basis.

Property and Equipment:

Property and equipment is stated at cost net of accumulated depreciation.  Depreciation is provided using straight-line and accelerated methods.

Income Taxes:

The provision for income taxes is based on pretax financial accounting income.  Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax and financial statement bases of assets and liabilities.  No temporary differences exist as of May 31, 2007 and 2006 which would otherwise give rise to deferred taxes on the accompanying balance sheets.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

2.  Investments in Affiliates:

	2007	2006
Investment, at cost
Devices (approximately 25% ownership)	$ 375,866	$ 375,866
Tayco Realty Corporation
(Realty) (42% ownership)	102,400	102,400
	478,266	478,266
Cumulative equity in net
income of the affiliates	2,318,971	2,147,426
Cumulative equity in equity adjustment of affiliate due to tax benefit related to employee stock option plans	44,070	44,070
	$ 2,841,307	$ 2,669,762

Equity in net income of affiliates consisted of the following:

	2007	2006
Devices	$ 134,936	$ 111,296
Realty	36,609	32,904
	$ 171,545	$ 144,200

The quoted market value of the Company's common shares of Devices at May 31, 2007 and 2006 was $4,045,889 and $4,255,159.  The market value for Realty is not available.

The cost of the investments in the affiliates exceeded the Company's share of the underlying book value of net assets of these affiliates by $179,226 at the various dates of acquisition, and this excess ($51,881 balance at May 31, 2007) was amortized on a straight-line basis over 40 years, by reducing reported equity in net income of affiliates.  In accordance with SFAS 142 Goodwill and Other Intangible Assets, amortization of the remaining balance was ceased at May 31, 2002.  The common shares of Realty and approximately 57% of the common shares of Devices owned by the Company are unregistered and, therefore, their marketability is limited.

Following is a summary of the consolidated financial position and results of operations of these affiliates:

	2007	2006
Balance sheet:
Current assets	$ 11,955,228	$ 12,816,295
Property and equipment, net	3,349,810	3,419,404
Other assets	1,347,352	1,149,006
	$ 16,652,390	$ 17,384,705

Current liabilities	$ 4,803,231	$ 6,050,047
Noncurrent liabilities	1,259,320	1,498,190
Stockholders' equity	10,589,839	9,836,468
	$ 16,652,390	$ 17,384,705
Income statement:
Sales, net	$ 16,501,400	$ 14,750,699
Net income	$ 619,273	$ 485,793

3.  Property and Equipment:

	2007	2006
Laboratory equipment	$ 24,511	$ 24,511
Shop equipment	34,249	34,249
Furniture and fixtures	14,629	14,629
	73,389	73,389
Less accumulated depreciation	73,389	73,389
	$ -	$ -

Intangible Assets:

	2007	2006
Patents	$ 283,795	$ 283,795
Less accumulated amortization	213,706	199,630
	$ 70,089	$ 84,165

Amortization expense for the years ended May 31, 2007 and 2006 was $14,076 and $13,993.

The estimated amortization expense for each of the five years subsequent to May 31, 2007 is:

2008	$13,371
2009	$12,622
2010	$10,818
2011	$ 8,868
2012	$ 7,421

5.  Provision for Income Taxes:

	2007	2006
Current tax provision (benefit):
Federal	$ 2,000	$ (15,000)
State	6,400	6,900
	$ 8,400	$ (8,100)

The Company's effective tax rate varies from the federal statutory income tax rate primarily as a result of state taxes net of federal benefits, progressive statutory rates, and untaxed affiliated company income.

Income on undistributed earnings from affiliates are considered to be permanently reinvested, and therefore no provision for deferred income taxes has been recorded.

6.  Earnings Per Common Share:

Basic earnings per common share have been computed based upon the weighted average of common shares outstanding during the year.  The number of shares used in the computation of basic and diluted earnings per share was 987,928 for the years ended May 31, 2007 and 2006.

7.  Related Party Transactions:

Royalty revenues were earned from Devices for the use of Company patents in its manufacturing operations.

Research and development revenues were earned from services performed by Company research engineers for Devices.

The Company leases office and laboratory facilities from Devices at a current annual rental of $12,000. Rental expenses under the lease were $12,000 for the years ended May 31, 2007 and 2006.

Included in interest income is $13,459 and $17,629 for the years ended May 31, 2007 and 2006, earned from Devices for non-current receivables.  In June 2006, Devices issued an unsecured promissory note payable to the Company for $241,956, the outstanding balance at May 31, 2006.  The outstanding balance at May 31, 2007 is $144,399.  Interest, at 8% per year, is receivable monthly through June 2008, when any unpaid principal is due to be received.

The Company's maximum exposure to loss as a result of its involvement with Devices and Realty represents the balance of the Company's equity investment in the affiliates and the receivable balances outstanding from them.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

        The Certificate of Incorporation of the Registrant eliminates or limits the personal liability of the members of the Registrant's Board of Directors to the fullest extent permitted under the New York Business Corporation Law (the "BCL"), providing that directors will not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by law.  The BCL requires that a director be liable if a judgment or other final disposition adverse to the director establishes that (1) such director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (3) the acts of such director violated Section 719 of the BCL.  Section 719 provides that, unless a director performs the duties of a director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; (b) a corporation's repurchase of its own stock when the repurchase is not authorized by New York law; (c) the distribution of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any director unless the loan is authorized by a vote of shareholders.

        The Registrant's by-laws require the Registrant to indemnify any person (including any director, officer or employee) to the full extent permitted by law, who is made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person is or was a director or officer of the Registrant or serves or served any other corporation in any capacity at the request of the Registrant.

        On November 2, 2007, the shareholders of the Registrant approved Indemnity Agreements (each, an "Indemnity Agreement") with certain of its executive officers and directors (the "Indemnitees") by which the Registrant formally agreed to indemnify them in the event that they, or any of them, is made a party to or is threatened to be made a party to, or is otherwise involved in a proceeding (other than a proceeding by or in the right of the Registrant to procure a judgment in its favor), against all expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Under the Indemnity Agreement, no indemnification can be made for (i) judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee; or (ii) other expenses with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Registrant, unless and only to the extent that any court in which such proceeding was brought determines upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, or expenses as such court shall deem proper.  The Indemnity Agreement also excludes, among others, any right to payments made under any insurance policy, or payments paid to an Indemnitee, otherwise than pursuant to the Indemnity Agreement.

Item 21.  Exhibits and Financial Statement Schedules.

        (a)           Exhibits.  See Exhibit Index.

        (b)           Financial statement schedules.  None.

        (c)           Reports of ValuQuest Business Appraisals and Empire Valuation Consultants, LLC are furnished as part of the Prospectus.

II-2

Item 22.  Undertakings

        (a)           The undersigned registrant hereby undertakes:

                        (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                        (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)           (1)           The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                        (2)           The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)           The undersigned registrant hereby undertakes to supply by means of a post‑effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Tonawanda, State of New York, on the 15 day of January, 2008.

                                                                                                                    TAYLOR DEVICES, INC.

                                                                         By:       /s/Douglas P. Taylor
                                                                                  Douglas P. Taylor
                                                                                  President, Chief Executive Officer and Director
                                                                                  (Principal Executive Officer)

                                                                                                                   By:  /s/Mark V. McDonough
                                                                                                                           Mark V. McDonough
                                                                                                                           Chief Financial Officer

POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Douglas P. Taylor his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney‑in‑fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                                                               Title                                        Date

   *                                                                 Director                                  January 15, 2008
John Burgess

  *                                                             Director                                  January 15, 2008
Randall L. Clark

  *                                                               Director                                  January 15, 2008
Richard G. Hill

  *                                                      Director                                  January 15, 2008
Reginald B. Newman II

*Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission.

Exhibit Index

                (2)           Agreement and Plan of Merger by and between Taylor Devices, Inc. and Tayco Developments, Inc. (incorporate by reference to Exhibit 99.2 to the Current Report on Form 8-K of the Registrant filed with the Commission on November 30, 2007 (File No. 0-3498).*

                (3)           Articles of incorporation and by-laws

                                (i)            Restated Certificate of Incorporation of Taylor Devices, Inc., incorporated by reference to Exhibit (3)(i) of Annual Report on Form 10-K, dated August 24, 1983.*

                                (ii)           Amendment to Certificate of Incorporation of Taylor Devices, Inc., incorporated by reference to Exhibit (3)(iv) to Form 8 [Amendment to Application or Report, dated September 24, 1993).*

                                (iii)          Amendment to Certificate of Incorporation of Taylor Devices, Inc. creating Series A Junior Participating Preferred Stock, $.05 par value, incorporated by reference to Exhibit (3)(i)(viii) to Quarterly Report on Form 10-QSB for the period ending November 30, 1998, dated January 12, 1999.*

                                (iv)          Certificate of Change of Taylor Devices, Inc., incorporated by reference to Exhibit (3)(i) to Quarterly Report on Form 10-QSB for the period ending November 30, 2002.*

                                (v)           Proxy Review Guidelines of Taylor Devices, Inc., incorporated by reference to Exhibit (3)(ii) to Quarterly Report on Form 10-QSB for the period ending February 28, 1998, dated April 10, 1998.*

                                (vi)          By-laws of Taylor Devices, Inc., incorporated by reference to Exhibit (3)(i) to Quarterly Report on Form 10-QSB for the period ending February 28, 2004, dated April 14, 2004.*

                                (vii)         Certificate of Incorporation filed by the New York State Department of State on July 22, 1955, incorporated by reference to exhibit 1 of Report on Form 8-K, dated September 30, 1992.

                                (viii)        Amendment to Certificate of Incorporation filed by the New York Department of State on October 23, 1959, incorporated by reference to exhibit 2 of Report on Form 8-K, dated September 30, 1992.

                                (ix)           Amendment to Certificate of Incorporation filed by the New York Department of State on September 5, 1961, incorporated by reference to exhibit 3 of Report on Form 8-K, dated September 30, 1992.

                                (x)           Amendment of Certificate of Incorporation filed by the New York Department of State on November 17, 1992, incorporated by reference to the Annual Report on Form 10-KSB, dated September 30, 1992.

                                (xi)        Certificate of Change incorporated by reference as Exhibit 3(i) to Quarterly Report on Form 10-QSB for the period ending November 30, 2002.

                                (xii)        By-laws of the Registrant amended as of March 28, 2001, with attached copy of Proxy Review Guidelines, incorporated by reference to exhibit (3)(vi) to Quarterly Report on Form 10-QSB for the period ending March 31, 2001

                (4)           Instruments defining rights of security holders, including indentures

                                (i)            Mortgage to Marine Midland Bank dated May 28, 1993, incorporated by reference to Exhibit (10)(vii) to Annual Report on Form 10-KSB of Taylor Devices, Inc., dated September 10, 1993.*

                                (ii)           Master Indenture between Niagara County Industrial Development Agency and Bankers Trust Company, as Trustee, dated as of November 1, 1994 ($1,250,000 Niagara County Industrial Development Agency, 1994 Adjustable Rate Demand, Industrial Development Revenue Bonds, Series A [MMARS Second Program]), incorporated by reference to Exhibit (4)(iv) to Annual Report on Form 10-KSB of Taylor Devices, Inc., dated August 21, 1995.*

                                (iii)          Series Supplemental Indenture between Niagara County Industrial Development Agency and Bankers Trust Company, as Trustee, ($1,250,000 Niagara County Industrial Development Agency, 1994 Adjustable Rate Demand, Industrial Development Revenue Bonds, Series A [MMARS Second Program]), incorporated by reference to Exhibit (4)(v) to Annual Report on Form 10-KSB of Taylor Devices, Inc., dated August 21, 1995.*

                                (iv)          Series Mortgage from Niagara County Industrial Development Agency, Tayco Realty, Inc. and registrant to Marine Midland Bank, as Letter of Credit Bank, dated as of November 1, 1994, incorporated by reference to Exhibit (4)(vi) to Annual Report on Form 10-KSB of Taylor Devices, Inc., dated August 21, 1995.*

                                (v)           Mortgage from Niagara County Industrial Development Agency, Tayco Realty, Inc. and registrant to Marine Midland Bank, dated January 3, 1998, incorporated by reference to Exhibit (4)(v) to Annual Report on Form 10-KSB of Taylor Devices, Inc., dated August 25, 1998.*

                                (vi)          Rights Agreement by and between registrant and Regan & Associates, Inc, dated as of October 5, 1998 and letter to shareholders (including Summary of Rights), dated October 5, 1998, attached as Exhibits 4 and 20, respectively to Registration Statement on Form 8-A 12G of Taylor Devices, Inc., filed with the Securities and Exchange Commission on October 6, 1998.*

                (5)           Opinion of Hiscock & Barclay, LLP regarding legality of common stock being registered.*

                (8)           Opinion of Hiscock & Barclay, LLP regarding federal tax consequences of the merger.*

                (10)         Material Contracts

                                (i)            1994 Taylor Devices, Inc. Stock Option Plan incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, File No. 33-88152, as filed with the Securities and Exchange Commission on December 30, 1994.*

                                (ii)           1998 Taylor Devices, Inc. Stock Option Plan attached as Exhibit 4.1 to Registration Statement on Form S-8, File No. 33-6905, filed with the Securities and Exchange Commission on December 24, 1998.*

                                (iii)          2001 Taylor Devices, Inc. Stock Option Plan attached as Exhibit A to Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 24, 2001.*

                                (iv)          2006 Taylor Devices, Inc. Stock Option Plan attached as Appendix B to Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 27, 2006.*

                                (v)           License Agreement between the registrant and Tayco Developments, Inc., dated November 1, 1959, incorporated by reference to Exhibit (10)(i) to Annual Report on Form 10-K, dated August 27, 1982.*

                                (vi)          Loan Agreements between the registrant and Marine Midland Bank, dated December 2, 1992, incorporated by reference to Exhibit (10)(viii) to Annual Report on Form 10‑K, dated September 10, 1993.*

                                (vii)         Series Lease between Niagara County Industrial Development Agency and registrant, dated as of November 1, 1994 ($1,250,000 Niagara County Industrial Development Agency, 1994 Adjustable Rate Demand, Industrial Development Revenue Bonds, Series A [MMARS Second Program]), incorporated by reference to Exhibit (10)(ix) to the Annual Report on Form 10-KSB, dated August 21, 1995.*

                                (viii)        Lease Agreement between registrant and Tayco Realty Corporation, dated November 1, 1995, incorporated by reference to Exhibit (10)(ix) to Annual Report on Form 10‑KSB, dated August 22, 1996.*

                                (ix)           Form of Indemnity Agreement between registrant and certain officers and directors, incorporated by reference to Exhibit (10)(i) to Quarterly Report on Form 10-QSB for the period ending February 28, 1997, dated April 11, 1997.*

                                (x)            Lease Agreement dated July 1, 2000 between the Registrant and Tayco Developments, Inc., incorporated by reference to Exhibit (10)(xii) to Annual Report on Form 10‑KSB, dated August 25, 2000.*

                                (xi)           Employment Agreement dated as of December 1, 2000 between the Registrant and Douglas P. Taylor, incorporated by reference to Exhibit (10)(x) to Annual Report on Form 10-KSB, dated August 22, 2001.*

                                (xii)          Employment Agreement dated as of December 1, 2000 between the Registrant and Richard G. Hill, incorporated by reference to Exhibit (10)(xi) to Annual Report on Form 10-KSB, dated August 22, 2001.*

                                (xiii)         The 2004 Taylor Devices, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, File No. 333‑114085, filed with the Securities and Exchange Commission on March 31, 2004.*

                                (xiv)        Promissory Note between the Company and Tayco Developments, Inc., dated June 1, 2007, incorporated by reference to Exhibit 10(xv) to Annual Report on Form 10‑KSB of Taylor Devices, Inc. filed with the Securities and Exchange Commission on August 23, 2007.*

                                (xv)         Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333‑114085, for the 2004 Taylor Devices, Inc. Employee Stock Purchase Plan, filed with the Securities and Exchange Commission on August 24, 2006.*

                                (xvi)        First Amendment to Employment Agreement dated as of December 22, 2006 between the Registrant and Douglas P. Taylor, incorporated by reference to Exhibit 10(ii) to Quarterly Report on Form 10-QSB for the period ending February 28, 2007.*

                                (xvii)       First Amendment to Employment Agreement dated as of December 22, 2006 between the Registrant and Richard G. Hill, incorporated by reference to Exhibit 10(iii) to Quarterly Report on Form 10-QSB for the period ending February 28, 2007.*

                                (xvii)       Form of Indemnification Agreement between the Registrant and its directors and executive officers, incorporated by reference to the definitive Proxy Statement for the 2007 Annual Meeting of shareholders filed with the Securities and Exchange Commission on September 27, 2007.*

                (11)         Statement regarding computation of per share earnings*

                (21)         Subsidiaries of the issuer

Tayco Realty Corporation is a New York corporation organized on September 8, 1977, 58% owned by Taylor and 42% owned by Tayco.

                (23)         Consents of experts and counsel

                                (i)            Consent of Lumsden & McCormick, LLP*

                                (ii)           Consent of Hiscock & Barclay, LLP (included in their Opinion filed as Exhibit 5)*

                                (iii)          Consent of Empire Valuation Consultants, LLC*

                                (iv)          Consent of ValuQuest Business Appraisals*

                (24)         Power of attorney (included on the signature page of this registration statement).*

                (99)         Additional exhibits

                                (i)            Proxy form of Taylor Devices, Inc.*

                                (ii)           Proxy form of Tayco Developments, Inc.*

* Previously filed